   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1999

                                                     REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           CPL TRANSITION FUNDING LLC
    (Exact name of Registrant as Specified in its Certificate of Formation)

                     DELAWARE                                           74-2935495
           (State or Other Jurisdiction                              (I.R.S. Employer
         of Incorporation or Organization)                          Identification No.)

                          1616 WOODALL RODGERS FREEWAY
                              DALLAS, TEXAS 75202
                                 (214) 777-1000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive Offices)

                                WENDY G. HARGUS
                          1616 WOODALL RODGERS FREEWAY
                              DALLAS, TEXAS 75202
                                 (214) 777-1000
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                             ----------------------

                                   Copies to:

      J. GONZALO SANDOVAL, PRESIDENT                  KEVIN F. BLATCHFORD                          TRAYTON M. DAVIS
     CENTRAL POWER AND LIGHT COMPANY                    SIDLEY & AUSTIN                           ROBERT B. WILLIAMS
       539 NORTH CARANCAHUA STREET                       BANK ONE PLAZA                  MILBANK, TWEED, HADLEY & MCCLOY LLP
     CORPUS CHRISTI, TEXAS 78401-2802                  10 SOUTH DEARBORN                       1 CHASE MANHATTAN PLAZA
              (512) 881-5300                        CHICAGO, ILLINOIS 60603                    NEW YORK, NEW YORK 10005
                                                         (312) 853-7000                             (212) 530-5000

                             ----------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM       PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF             AMOUNT TO BE         AGGREGATE PRICE       AGGREGATE OFFERING         AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED            PER NOTE(1)              PRICE(1)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Transition Notes...................       $1,000,000                100%                $1,000,000              $278.00
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
                             ----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The information contained in this preliminary prospectus supplement and the related prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                Subject to Completion. Dated             , 2000.

         Prospectus Supplement to Prospectus Dated             , 2000.

                                    $
                           CPL TRANSITION FUNDING LLC
                                     ISSUER

                        CENTRAL POWER AND LIGHT COMPANY
                              SELLER AND SERVICER

                         Transition Notes, Series 2000
                             ----------------------

     We will pay interest on the notes on           and           of each year.
The first such payment will be made on           . The notes will be issued only
in denominations of $1,000 and integral multiples of $1,000.

     See "Risk Factors" beginning on page 12 in the accompanying prospectus to read about factors you should consider before buying the notes.

     These notes are legal obligations of CPL Transition Funding LLC, as issuer, only. These notes do not constitute a debt, liability or other legal obligation of Central Power and Light Company or any of its affiliates (other than the issuer). These notes are not obligations of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality. Neither the full faith and credit nor the taxing power of the State of Texas nor of any political subdivision, agency, authority or instrumentality of the State of Texas is pledged to the payment of principal of, or interest on, these notes, or the payments securing these notes. Furthermore, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas will appropriate any funds for the payment of any of these notes.

     We are a special purpose entity and own no property other than the collateral described under "Security for the Notes -- Pledge of Collateral" in the accompanying prospectus, and that collateral is the sole source of payment for these notes.
                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

                                                                                    PROCEEDS     SCHEDULED
                         NOTE      INITIAL                                             TO          FINAL      FINAL
                       INTEREST   PRINCIPAL                         UNDERWRITING     ISSUER       PAYMENT    MATURITY
                         RATE      AMOUNT     PRICE(%)   PRICE($)   DISCOUNT(%)     (%)(1)(2)      DATE        DATE
                       --------   ---------   --------   --------   ------------   -----------   ---------   --------
Class A-1............          %  $                   %  $                    %             %
Class A-2............          %  $                   %  $                    %             %
Class A-3............          %  $                   %  $                    %             %
Class A-4............          %  $                   %  $                    %             %
Class A-5............          %  $                   %  $                    %             %

(1) Before payment of fees and expenses.

(2) The total price to the public is $     and the total amount of the
    underwriting discount and other fees is $     . The total amount of proceeds
    before deduction of expenses (estimated to be $     ) is $     .
                             ----------------------

     The underwriters expect to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York on
            , 2000.

[Names of Underwriters]

            Prospectus Supplement dated                     , 2000.

     This prospectus supplement does not contain all of the information that you should know about this offering. You will find additional information in the accompanying prospectus. The prospectus for the offering of these notes consists of both this prospectus supplement and the accompanying prospectus. You should read both of these documents in full before purchasing these notes.

                             ----------------------

                            DESCRIPTION OF THE NOTES

     We will issue these notes in minimum denominations of $1,000 and in
integral multiples of $1,000. These notes will consist of           classes, in
the initial principal amounts and bearing the interest rates and having the scheduled final payment dates and final maturity dates listed below:

                                                              SCHEDULED
                                        INITIAL      NOTE       FINAL      FINAL
                                       PRINCIPAL   INTEREST    PAYMENT    MATURITY
CLASS                                   AMOUNT       RATE       DATE        DATE
-----                                  ---------   --------   ---------   --------
A-1..................................  $                   %
A-2..................................  $                   %
A-3..................................  $                   %
A-4..................................  $                   %
A-5..................................  $                   %

     The scheduled final payment date for a class of notes is the date by which we expect the indenture trustee to pay in full all interest on and principal of that class of notes. The final maturity date for a class of notes is the legal maturity date of that class. The failure to pay principal of any class of notes in full by the final maturity date for that class is an event of default, and the indenture trustee or the holders of not less than a majority in principal amount of the notes of all series then outstanding may declare the unpaid principal amount of all outstanding notes of all series to be due and payable. Please refer to "Description of the Notes -- Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

INTEREST

     Interest on each class of notes will accrue from the issuance date of that
class at the interest rate listed in the table above. Beginning           , we
are required to pay interest semiannually on           and           (or, if any
payment date is not a business day, the following business day) of each year, to holders of notes. The record date (so long as these notes are book-entry notes) for any payment of interest on and principal of these notes will be the business day immediately before the payment date. The indenture trustee will pay interest on these notes prior to paying principal of these notes. Please refer to "Security for the Notes -- Allocations; Payments" in the prospectus.

     On each payment date, the indenture trustee will pay interest as follows:

     - if there has been a payment default, any unpaid interest payable on any prior payment dates, together with interest at the applicable interest rate on any of this unpaid interest; and

     - accrued interest on the principal balance of each class of notes as of the close of business on the preceding payment date, or the date of the original issuance of the class of notes, if applicable, after giving effect to all payments of principal made on the preceding payment date.

     If there is a shortfall in the amounts necessary to make these interest payments, the indenture trustee will distribute interest pro rata to each class of notes based on the outstanding principal amount of that class and the applicable interest rate. The indenture trustee will calculate interest on the basis of a 360-day year of twelve 30-day months.

PRINCIPAL

     After paying interest as described above, the indenture trustee will pay any principal on each payment date as follows:

          (1) to the holders of Class A-1 notes, until the principal balance of that class has been reduced to zero;

          (2) to the holders of Class A-2 notes, until the principal balance of that class has been reduced to zero;

          (3) to the holders of Class A-3 notes, until the principal balance of that class has been reduced to zero;

          (4) to the holders of Class A-4 notes, until the principal balance of that class has been reduced to zero; and

          (5) to the holders of Class A-5 notes, until the principal balance of that class has been reduced to zero.

     The indenture trustee will not, however, pay principal on a payment date of any class of notes if making the payment would reduce the principal balance of a class to an amount lower than the balance specified in the expected amortization schedule for that class on that payment date except in the case of an optional redemption, as described below, or an acceleration of the notes following an event of default. If an event of default under the indenture under which these notes will be issued has occurred and is continuing, the indenture trustee or the holders of not less than a majority in principal amount of the notes of all series then outstanding may declare the unpaid principal amount of all outstanding notes of all series to be due and payable.

     The following expected amortization schedule lists the scheduled outstanding principal balance for each class of these notes on each payment date from the issuance date to the scheduled final payment date, after giving effect to the payments expected to be made on that payment date. In preparing the following table, we have assumed, among other things, that:

     - these notes are issued on             , 2000;

     - payments on these notes are made on each payment date, commencing
                   , 2000;

     - the initial servicing fee equals 0.05% annually of the initial principal amount of these notes;

     - there are no net earnings on amounts on deposit in the collection account;

     - other ongoing operating expenses are estimated to be approximately $ per annum, and these amounts are payable in arrears; and

     - payments arising from the property securing these notes are deposited in the collection account as expected.

                         OUTSTANDING PRINCIPAL BALANCE

                                                                                     EXPECTED
                                                                                   AMORTIZATION
                                                                                     SCHEDULE
                                                                                   ------------
                                                                                    AGGREGATE
DATE                   CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4   CLASS A-5   SERIES 2000
----                   ---------   ---------   ---------   ---------   ---------   -----------


     We cannot assure you that the principal balances of the classes of these notes will be reduced at the rates indicated in the table above. The actual rates of reduction in class principal balances may be slower (but cannot be faster, except in the case of an optional redemption or acceleration of the notes following an event of default) than those indicated in the table.

     We may redeem these notes on any payment date if, after giving effect to payments that would otherwise be made on that payment date, the outstanding principal balance of these notes has been reduced to less than five percent of the initial principal balance. We may not redeem these notes under any other circumstances.

COLLECTION ACCOUNT AND SUBACCOUNTS

     The indenture trustee will establish a collection account to hold amounts remitted by the servicer of the property securing the notes. The collection account will consist of five subaccounts:

     - a general subaccount;

     - an overcollateralization subaccount;

     - a capital subaccount;

     - a reserve subaccount; and

     - an REP deposit subaccount.

     Withdrawals from and deposits to these subaccounts (other than the REP deposit subaccount) will be made as described under "Security for the Notes
 -- Allocations; Payments" in the accompanying prospectus. Withdrawals from and deposits to the REP deposit subaccount will be made as described under "-- Other Credit Enhancement -- REP Deposit Subaccount" in this prospectus supplement.

REQUIRED OVERCOLLATERALIZATION LEVEL

     We are entitled to collect amounts arising from the property securing these notes exceeding the actual amounts necessary to pay interest on and principal of these notes and fees and expenses of servicing and retiring these notes. The collection of these excess amounts is intended to enhance the likelihood that payments on these notes will be made on a timely basis. These amounts will fund the required overcollateralization level. The required overcollateralization
level for these notes will be $     , which is 0.50% of the initial principal
amount of these notes. The servicer will collect on our behalf and deposit with the indenture trustee the overcollateralization amount ratably in the amount of
approximately $     on each payment date (except the first payment date, on
which date the amount collected will be approximately $     )
over the expected life of these notes. The indenture trustee will make deposits of these amounts on each payment date into the overcollateralization subaccount. The required overcollateralization level on each payment date is as follows:

                 REQUIRED OVERCOLLATERALIZATION LEVEL SCHEDULE

                        REQUIRED                                  REQUIRED
                  OVERCOLLATERALIZATION                     OVERCOLLATERALIZATION
   PAYMENT DATE           LEVEL              PAYMENT DATE           LEVEL
   ------------   ---------------------      ------------   ---------------------
                     $                                         $

     The indenture trustee will draw on amounts in the overcollateralization subaccount to the extent amounts available in the general subaccount and reserve subaccount are insufficient to pay interest on and principal of these notes and fees and expenses of servicing and retiring these notes.

OTHER CREDIT ENHANCEMENT

     Capital Subaccount. Upon the issuance of these notes, CPL will contribute capital of $ to us from the proceeds of the sale of these notes. This amount is equal to 0.50% of the initial principal amount of these notes and is the capital level required to be maintained under the indenture. The indenture trustee will deposit the capital into the capital subaccount. The indenture trustee will draw on amounts in the capital subaccount, to the extent amounts available in the general subaccount, reserve subaccount and overcollateralization subaccount are insufficient to pay interest on and principal of these notes and fees and expenses of servicing and retiring these notes. If the indenture trustee uses the capital subaccount to pay those amounts, subsequent true-up adjustments will take into account those amounts and on subsequent payment dates the indenture trustee will replenish the capital subaccount to the extent transition charge collections exceed amounts required to pay amounts having a higher priority of payment.

     Reserve Subaccount. On each payment date, the indenture trustee will allocate to the reserve subaccount any amounts remitted to the general subaccount exceeding amounts necessary to:

     - pay fees and expenses related to the servicing and retirement of these notes;

     - pay interest on and principal of these notes;

     - fund the capital subaccount to the required capital level; and

     - fund the overcollateralization subaccount to the required overcollateralization level.

     The indenture trustee will draw on amounts in the reserve subaccount, to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above.

     REP Deposit Subaccount. Generally, from and after the introduction of customer choice, each retail electric provider who bills and collects transition charges will maintain a security deposit with the indenture trustee. An REP which maintains an investment grade rating and meets certain billing criteria will not be required to maintain a security deposit. Each security deposit will be held in the REP deposit subaccount. The indenture trustee will only withdraw amounts from the REP deposit subaccount for deposit in the general subaccount of the collection account in the event that an REP defaults in payment. The indenture trustee may then withdraw the amount of the payment default or, if less, the amount of that REP's security deposit.

                              TRANSITION PROPERTY

     These notes will be secured primarily by the transition property created
under the financing order issued to CPL by the Texas commission on           ,
including the right to impose, collect and receive transition charges generally billed to retail consumers of electricity within CPL's service area as it existed on May 1, 1999. The transition property will be transferred to us by CPL on the date of the issuance of these notes and we will pledge the transition property to the indenture trustee to secure payment of these notes.

     The actual initial transition charge for each customer class, as of the date of this prospectus supplement, is as follows:

                                                              INITIAL TRANSITION
CUSTOMER CLASS                                                      CHARGE
--------------                                                ------------------
Residential.................................................   $        per kWh
Commercial and Small Industrial-Energy......................   $        per kWh
Commercial and Small Industrial-Demand......................   $         per kW
Large Industrial-Firm.......................................   $         per kW
Large Industrial-Non-Firm...................................   $         per kW
Municipal...................................................   $        per kWh

     The financing order requires that transition charges be reviewed and adjusted to correct any overcollections or undercollections in the collection account in the preceding 12 months. These adjustments will be implemented annually unless more frequent adjustments are required in order to maintain the principal balance of these notes (adjusted for amounts in the reserve subaccount) within 5% of the expected amortization schedule or the servicer
determines that any class of notes maturing after           , 20  has not been
paid in full as of its scheduled final payment date. Please refer to "Description of the Transition Property -- Tariff" in the accompanying prospectus.

                                  UNDERWRITING

     We have entered into an underwriting agreement and a pricing agreement with respect to these notes with CPL and the underwriters for the offering named below. Assuming that conditions in the underwriting agreement are met, each underwriter has severally agreed to purchase the respective principal amount of
notes indicated in the following table.           ,           and           are
the representatives of the underwriters.

NAME                             CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4   CLASS A-5
----                             ---------   ---------   ---------   ---------   ---------
                                  $           $           $           $           $

                                  -------     -------     -------     -------     -------
          Total................   $           $           $           $           $
                                  =======     =======     =======     =======     =======

     Notes sold by the underwriters to the public will initially be offered to the public at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to the percentage of the principal amount of these notes set forth below. Any such securities dealers may sell any notes purchased from the underwriters to other brokers or dealers at a discount from the initial offering price of up to the percentage of the principal amount of these notes set forth below.

                                                               SELLING      REALLOWANCE
CLASS                                                         CONCESSION     DISCOUNT
-----                                                         ----------    -----------
Class A-1...................................................           %             %
Class A-2...................................................           %             %
Class A-3...................................................           %             %
Class A-4...................................................           %             %
Class A-5...................................................           %             %

     These notes are a new issue of securities with no established trading market. These notes will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in these notes but are not obligated to do so and may discontinue market making at any time without notice. We cannot give any assurances as to the liquidity of the trading market for these notes.

     In connection with the offering, the underwriters may purchase and sell these notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of an underwriter in stabilizing or short covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of these notes. As a result, the price of these notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These activities may be effected in the over-the-counter market or otherwise.

     We estimate that our share of the total expenses of the offering, excluding
underwriting discounts and commissions, will be approximately $     .

     We, along with CPL, have agreed to reimburse the several underwriters for some expenses and indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to CPL and its affiliates for which they have in the past received, and in the future may receive, customary fees.

                                    RATINGS

     It is a condition of issuance of these notes that these notes be rated by each of Moody's Investors Service, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any note, and, accordingly, we can give no assurance that the ratings assigned to any class of notes upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of notes is revised or withdrawn, the liquidity of such class of notes may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of principal payments.

                     MATERIAL U.S. FEDERAL TAX CONSEQUENCES

     CPL has received a private letter ruling from the IRS to the effect that, for federal income tax purposes:

     - The issuance of the financing order authorizing the collection of transition charges related to these notes will not result in gross income to CPL.

     - The issuance of these notes will not result in gross income to CPL.

     - These notes will be obligations of CPL.

In the opinion of Sidley & Austin, counsel to us and to CPL, interest paid on these notes generally will be taxable to a U.S. noteholder as ordinary interest income at the time it accrues or is received in accordance with the U.S. noteholder's method of accounting for U.S. federal income tax purposes. Sidley & Austin's opinion assumes, based on the ruling from the IRS described above, that these notes will constitute indebtedness of CPL for federal income tax purposes. Please refer to "Material U.S. Federal Tax Consequences" in the accompanying prospectus.

       The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

               Subject to Completion, Dated                , 2000

PRELIMINARY PROSPECTUS

                           CPL TRANSITION FUNDING LLC
                                     ISSUER

                                TRANSITION NOTES
                               ISSUABLE IN SERIES

                        CENTRAL POWER AND LIGHT COMPANY
                              SELLER AND SERVICER

                             ----------------------

     CPL Transition Funding LLC, the issuer, may periodically offer and sell transition notes in one or more series, each with one or more classes, as described in the related prospectus supplement. We will own transition property, a property right established under Subchapter G of Chapter 39 of the Texas Utilities Code and created through a financing order issued by the Public Utility Commission of Texas, otherwise referred to as the Texas commission. In general terms, the transition property includes the right to impose, collect and receive transition charges from retail consumers of electricity in Central Power and Light Company's certificated service area as it existed on May 1, 1999. The transition charges will be in amounts designed to be sufficient to repay the notes, to pay other expenses specified in the indenture and to fund or replenish the indenture trust accounts. We will also own other property described in this prospectus.

     The notes will be payable only from our assets. The notes will be supported by trust accounts held by the indenture trustee for the notes. We may issue notes in series without the consent of existing noteholders. Each series of notes will rank on a parity with all other series of notes, provided that we may enter into credit enhancements with respect to a specific class or series of notes and hedge or swap transactions with respect to any floating rate class or series of notes.

     We are a Delaware limited liability company formed by CPL. CPL formed us for the purpose of purchasing and owning the transition property, issuing notes from time to time and pledging our interest in the collateral to the indenture trustee under the indenture in order to secure the notes.

     The notes are our legal obligations only. The notes do not constitute a debt, liability or other legal obligation of CPL or any of its affiliates (other than us). The notes are not obligations of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality. Neither the full faith and credit nor the taxing power of the State of Texas nor of any political subdivision, agency, authority or instrumentality of the State of Texas is pledged to the payment of principal of, or interest on, the notes, or the payments securing the notes. Furthermore, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas will appropriate any funds for the payment of any of the notes.

     Before purchasing the notes, you should consider carefully the Risk Factors
beginning on page   in this prospectus.

     We are a special purpose entity and own no property other than the collateral described in this prospectus, and that collateral is the sole source of payment for the notes.

     This prospectus may be used to offer and sell a series of notes only if accompanied by the prospectus supplement for that series.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
PROSPECTUS SUMMARY........................    1

RISK FACTORS..............................   12

AVAILABLE INFORMATION.....................   26

REPORTS TO HOLDERS........................   27

INCORPORATION OF DOCUMENTS BY REFERENCE...   27

ENERGY DEREGULATION AND NEW TEXAS MARKET
  STRUCTURE...............................   28
The Restructuring Act's General Effect on
  the Electric Utility Industry in
  Texas...................................   28
Recovery of Stranded Costs for CPL and
  Other Texas Utilities...................   29
CPL and Other Utilities May Securitize
  Stranded Costs and Regulatory Assets....   29
Restructuring of CPL......................   31

DESCRIPTION OF THE TRANSITION PROPERTY....   31
Creation of Transition Property; Financing
  Order...................................   31
Tariff....................................   32

CPL TRANSITION FUNDING LLC, THE ISSUER....   35
Our Purpose...............................   36
Our Interaction with CPL..................   36
Our Management............................   36
The Managers' Compensation and Limitation
  on Liabilities..........................   37
We are a Separate and Distinct Legal
  Entity..................................   38

THE SELLER AND SERVICER...................   38
CPL Customer Base and Electric Energy
  Consumption.............................   38
Transition Charge Retail Customer
  Classes.................................   39
Information by FERC Form 1 Customer Class
  Allocation..............................   39
Information by Customer Class
  Allocation..............................   40
Annual Forecast Variance for Retail
  Electric Sales (GWh)....................   41
Billing and Collections...................   42
Loss Experience...........................   44
Days Sales Outstanding....................   44
Delinquencies.............................   45

THE SALE AGREEMENT........................   46
Sale and Assignment of Transition
  Property................................   46
Conditions to the Sale of Transition
  Property................................   46
Seller Representations and Warranties.....   47
Covenants of the Seller...................   50
Indemnification...........................   52
Amendment.................................   53
Assumptions of the Obligations of the
  Seller..................................   53

                                            PAGE
                                            ----
Bankruptcy and Creditors' Rights Issues...   53

THE SERVICING AGREEMENT...................   55
Servicing Procedures......................   55
Servicing Standards and Covenants.........   55
Remittances to Collection Account.........   56
Servicing Compensation....................   57
Retail Electric Providers.................   58
Servicer Representations and Warranties...   59
Evidence as to Compliance.................   60
Matters Regarding the Servicer............   61
Servicer Defaults.........................   62
Rights When Servicer Defaults.............   62
Waiver of Past Defaults...................   63
Successor Servicer........................   63
Amendment.................................   63

DESCRIPTION OF THE NOTES..................   64
General...................................   64
Interest and Principal....................   65
Payments on the Notes.....................   66
Floating Rate Notes.......................   67
No Third-Party Credit Enhancement.........   67
Registration and Transfer of the Notes....   67
Book-Entry Registration...................   67
Definitive Notes..........................   68
Optional Redemption.......................   69
Conditions of Issuance of Additional
  Series and Acquisition of Additional
  Transition Property.....................   70
Access of Noteholders.....................   70
Reports to Noteholders....................   70
Supplemental Indentures...................   71
Covenants of the Issuer...................   72
Events of Default; Rights Upon Event of
  Default.................................   74
Actions by Noteholders....................   76
Annual Report of Indenture Trustee........   77
Annual Compliance Statement...............   77
The Indenture Trustee.....................   77

SECURITY FOR THE NOTES....................   78
General...................................   78
Pledge of Collateral......................   78
Security Interest in the Collateral.......   78
Right of Foreclosure......................   80
Description of Indenture Accounts.........   80
Allocations; Payments.....................   81
State Pledge..............................   83

MATERIAL U.S. FEDERAL TAX CONSEQUENCES....   83
Tax Consequences to U.S. Noteholders......   84

                                      (ii)

                                            PAGE
                                            ----
Tax Consequences to Non-U.S.
Noteholders...............................   85
Backup Withholding and Information
  Reporting...............................   88

ERISA CONSIDERATIONS......................   90
General...................................   90
Regulation of Assets Included in a Plan...   91
Prohibited Transaction Exemptions.........   91
Consultation with Counsel.................   91

USE OF PROCEEDS...........................   92

                                            PAGE
                                            ----

PLAN OF DISTRIBUTION......................   92

LEGAL MATTERS.............................   93

EXPERTS...................................   93

INDEX TO FINANCIAL STATEMENTS.............  F-1

                                      (iii)

                                IMPORTANT NOTICE
                      ABOUT INFORMATION IN THIS PROSPECTUS

     You should rely only on information about the notes provided in this prospectus and in the related prospectus supplement. We have not authorized anyone to provide you with different information.

     This prospectus and the related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction where it is not lawful to do so.

     References to "we," "us" and "our" refer to CPL Transition Funding LLC, the issuer of the notes.

     References to the "seller" refer to CPL and any successor seller under the sale agreement described in this prospectus. References to the "servicer" refer to CPL and any successor servicer under the servicing agreement described in this prospectus.

     We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

                                      (iv)

                               PROSPECTUS SUMMARY

     This summary contains a brief description of the notes that applies to all series of notes issued under this prospectus. Information that relates to a specific series or class of notes can be found in the prospectus supplement related to that series or class. You will find a detailed description of the terms of the offering of the notes in "Description of the Notes" in this prospectus.

     Consider carefully the Risk Factors beginning on page   of this prospectus.

Transaction Overview:        In 1999, Texas enacted an act ("restructuring act")
                             amending the Texas Utilities Code, governing the restructuring of the electric industry in Texas, and providing competition for retail electric service beginning on January 1, 2002. Deregulation of the Texas retail electric utility industry under the restructuring act will require electric utilities to unbundle their generation, transmission and distribution, and retail electric services. While transmission and distribution services will continue to be provided by electric utilities, the statute authorizes:

                             - Retail electric providers, referred to as "REPs,"
                               certified by the Texas commission, to provide electric energy and related services, including billing and collecting, beginning January 1, 2002, and

                             - REPs and other entities to provide metering
                               services to commercial and industrial retail customers beginning January 1, 2004, and to residential retail customers beginning the later of September 1, 2005 or the date on which at least 40% of those residential customers are taking services from REPs unaffiliated with the utility.

                             The restructuring act permits electric utilities to recover the loss in value of generation-related assets caused by the transition from a regulated environment to competition for retail electric generation services, as determined by the Texas commission. Examples of generation-related assets include electric generation facilities (including nuclear power plants), power purchase contracts with third-party generators of electricity and regulatory assets recoverable through electric rates. The costs of these assets were historically recoverable in rates established by the Texas commission but are not expected to be recoverable in rates established by market forces in a competitive environment.

                             Under the portion of the restructuring act providing for securitization, the Texas commission may authorize an electric utility to use securitization financing to recover regulatory assets and stranded costs through the issuance by the utility or its designee of transition bonds secured by or payable from transition property. The notes constitute transition bonds under the restructuring act. The net proceeds of the notes will be used solely for the purposes of reducing the amount of recoverable regulatory assets and stranded costs, as determined by the Texas commission in accordance with the restructuring act, through the refinancing or retirement of utility debt or equity.

                             The restructuring act further provides that the Texas commission shall ensure that:

                             - Securitization provides tangible and quantifiable
                               benefits to ratepayers, greater than would have been achieved absent the issuance of the notes; and

                             - The structuring and pricing of the notes results
                               in the lowest transition bond charges consistent with market conditions and the terms of the Texas commission's financing order.

                             Under the restructuring act, an electric utility in the state of Texas is authorized to securitize up to:

                             - 100% of its regulatory assets,

                             - 75% of its estimated stranded costs,

                             - The costs of issuing, supporting, and servicing
                               the notes,

                             - Any costs of retiring and refunding the electric
                               utility's existing debt and equity securities in connection with the issuance of the notes, and

                             - The costs of the Texas commission in evaluating
                               the financing order and related matters in connection with the issuance of notes.

                             Collectively, these amounts are referred to as "qualified costs" in the restructuring act.

                             Pursuant to the restructuring act, the Texas commission has issued and may hereafter issue one or more financing orders authorizing CPL or a successor seller to securitize specified amounts of qualified costs, including costs incurred in connection with the issuance of notes and the retirement or refunding of existing debt and equity. Each financing order will establish the qualified costs and the amount of notes that may be issued and create transition property upon the transfer to us of such property. In order to securitize the qualified costs established under a financing order, CPL or a successor seller will sell to us, as the issuer, the related transition property. Transition property is comprised of the right to impose, collect and receive transition charges payable by existing and future retail customers in CPL's certificated service area as it existed on May 1, 1999 in an amount sufficient to recover the qualified costs established in that financing order. For each financing order, qualified costs will include the aggregate principal amount of notes to be issued plus an amount sufficient to provide any credit enhancement, to fund any reserves (including the trust accounts) and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the notes.

                             We will sell notes from time to time to fund the purchase of transition property. We may also issue notes to refund outstanding notes. Under the restructuring act, as implemented by a financing order, the right to collect transition charges is irrevocable, and not subject to reduction, impairment, or adjustment by action of the Texas commission (other than periodic "true-up" adjustments in accordance with the restructuring act). The true-up adjustments are designed to increase or decrease future transition charge collections to ensure recovery of the expected amounts for fees and expenses of servicing the notes, payment of premiums, if any, and interest on the notes when due, payment of principal of each series of the notes in accordance with the related expected amortization schedule and funding of the trust accounts to required levels. We will issue the notes from time to time in one or more series, each of which may be comprised of one or more classes.

                             [CHART SHOWING PARTIES TO THE TRANSACTION]

The Issuer:                  CPL Transition Funding LLC is a special purpose
                             Delaware limited liability company. CPL is our sole
                             member and owns all of our equity interests. We
                             were formed solely for the purpose of purchasing
                             and owning the transition property, issuing notes
                             from time to time and pledging our interest in the
                             collateral to the indenture trustee under the
                             indenture in order to secure the notes and engaging
                             in activities necessary, suitable or convenient for
                             the accomplishment of these purposes. Our address
                             is 1616 Woodall Rogers Freeway, Dallas, Texas 75202
                             (telephone: (214) 777-     ).

Seller and Servicer of the
  Transition Property:       CPL is an electric utility providing retail service
                             in southern Texas. At December 31, 1998, CPL provided service to approximately 642,000 retail customers covering a service territory of approximately 44,000 square miles. CPL is an operating subsidiary of Central and South West
                             Corporation, a Delaware corporation. Central and South West Corporation is a public utility holding company registered under the Public Utility Holding
                             Company Act of 1935. On December 22, 1997, Central and South West Corporation and American Electric
                             Power Company, Inc. announced that their boards of directors had approved a definitive merger agreement. The shareholders of each company have approved the merger, which is subject to regulatory approvals and other customary conditions.

                             On the issue date for each series of notes, except in the event of a refunding of outstanding notes, CPL or a successor seller will sell transition property to us pursuant to the sale agreement and will agree to service the transferred transition property pursuant to a servicing agreement between us and CPL, as the servicer. CPL may transfer certain of its obligations to approved affiliates or third parties. Upon satisfaction of conditions described in the servicing agreement, any entity which becomes successor by merger, sale, transfer, lease, management contract or otherwise to the major part of CPL's electric transmission and distribution business will become the servicer and CPL will no longer be liable for those servicing obligations. If separate entities provide transmission and distribution services, the entity providing wires service directly to retail customers will become the servicer. If CPL transfers any of its servicing obligations for another reason, CPL will remain primarily liable for those servicing obligations.

Indenture Trustee:                     will act as indenture trustee under the
                             indenture for the benefit of the noteholders.

Managers:                                   and                will be named as
                             independent managers under our limited liability company agreement. R. Russell Davis, Wendy G. Hargus and J. Gonzalo Sandoval, officers and/or employees of CPL, are also managers and will execute and file the amendments to the registration statement relating to the notes and related documents, register the notes with the applicable state securities commissions and take other necessary and appropriate related actions on our behalf in connection with the notes.

Interest:                    Interest on each class of notes will accrue at the
                             interest rate specified in the related prospectus supplement. The indenture trustee will pay interest accrued on each class of notes on each payment date, to the extent of transition charge collections received from the servicer and amounts available from accounts held by the indenture trustee.

Principal:                   The indenture trustee will pay the principal of
                             each class of notes in the amounts and on the payment dates specified in the expected amortization schedule in the related prospectus supplement, but only to the extent of collections by the servicer on our behalf and amounts available from accounts held by the indenture trustee. Please refer to "Security for the Notes -- Allocations;
                             Payments."

                             On any payment date, the indenture trustee will pay principal of the notes only until the outstanding principal balances of the various classes of notes have been reduced to the principal balances specified for those classes in their expected amortization schedules. If cash is not available, the indenture trustee will pay principal of a class of notes later than set forth in the expected amortization schedule. If an event of default under the indenture has occurred and is continuing for any class of notes, the indenture trustee may, and with the written direction of the holders of not less than a majority in principal amount of the notes of all series then outstanding will, declare the unpaid principal amount of all series of notes and accrued interest to be due and payable. Please refer to "Description of the Notes -- Events of Default; Rights Upon Event of Default" in this prospectus.

Collateral:                  We will own and pledge to the indenture trustee for
                             the benefit of the noteholders all of our right, title and interest in and to:

                             - The transition property transferred to us,

                             - The basic documents described in this prospectus,

                             - Trust accounts held by the indenture trustee, and

                             - Other credit enhancement acquired or held to
                               ensure payment of the notes, including rights under any interest rate swaps or hedges supporting payment of any floating rate notes that we issue.

                             - All claims, demands, causes and choses in action.

                             - All payments and proceeds of the foregoing.

Transition Property:         Transition property is a property right established
                             under the restructuring act and created through a financing order issued by the Texas commission. In general terms, transition property is the rights granted to CPL or a successor seller by the Texas commission under a financing order, including the right to impose, collect and receive transition charges. The amount of transition charges which may be imposed will be calculated at an amount sufficient to retire the principal amount of the related series of notes in accordance with the expected amortization schedule, to pay all interest on those notes when due, to pay fees and expenses of servicing those notes and premiums, if any, associated with those notes and to fund any required credit enhancement for those notes.

                             On the closing date for each issuance of notes, the seller will sell related transition property to us. The servicer of the transition property will collect the transition charges on our behalf. Beginning with the introduction of customer choice, REPs will be responsible for collecting transition charges from retail customers within CPL's service territory and paying the amounts collected to the servicer. Please refer to "The Servicing
                             Agreement -- Retail Electric Providers" in this prospectus.

Transition Charges:          The transition charges will be payable by all
                             existing and future retail customers of CPL or its successor located within CPL's certificated service area as it existed on May 1, 1999. There are exceptions for

                             - certain categories of existing customers whose
                               load has been lawfully served by a
                               fully-operational qualifying facility before
                               September 1, 2001 or whose load has been lawfully served by an on-site power production facility with a rated capacity of 10 megawatts or less,

                             - retail customers in a dually-certificated service
                               area that requested to switch providers on or before May 1, 1999, or were not taking service from the utility on, and do not do so after, May 1, 1999, and

                             - the facilities and premises of customers that are
                               not taking retail service from CPL pursuant to Texas commission orders in certain designated dockets issued prior to the issuance of the initial financing order.

                             The defined classes of retail customers are:

                             - Residential,

                             - Commercial and Small Industrial-Energy,

                             - Commercial and Small Industrial-Demand,

                             - Large Industrial-Firm,

                             - Large Industrial-Non-Firm, and

                             - Municipal.

                             Because of differences in the tariff rate for each class of retail customers and the provisions of the restructuring act, the transition charges payable by each class of retail customers will differ.

                             After the introduction of customer choice, the REPs will be responsible for billing, collecting and paying to CPL, as servicer, the retail customer's transition charges. Each REP will be responsible for paying transition charges billed to retail customers of the REP, whether or not the retail customers pay the REP, less an amount based on the servicer's systemwide charge-off percentage, subject to annual reconciliations for actual charge-offs as provided in tariffs to be filed with the Texas commission. Please refer to "The Servicing Agreement -- Retail Electric Providers" in this prospectus.

                             The obligation of retail customers to pay transition charges is not subject to right of set-off. Transition charges are "non-bypassable" in accordance with the provisions set forth in the restructuring act and a financing order. Prior to the introduction of customer choice, which generally begins January 1, 2002, the servicer may terminate electric service to any retail customer who fails to pay any transition charges in accordance with the restructuring act and Texas commission guidelines. After the introduction of customer choice, the servicer may terminate service to any such retail customer in accordance with the restructuring act and Texas commission guidelines and may assume or transfer billing and collection rights from any REP that fails to pay transition charges in accordance with the financing order.

                             Transition charges will be assessed by the servicer for our benefit as owner of the transition property. Transition charges will be based on a retail customer's actual consumption of electricity or electric demand from time to time. Transition charges will be collected by the servicer, either directly from retail customers prior to customer choice or indirectly from an REP that collects transition charges from retail customers after January 1, 2002 as part of its normal collection activities. Transition charges will be deposited by the servicer into the collection account under the terms of the indenture and the servicing agreement.

                             Each financing order will require a notification letter (which we refer to as an "issuance advice letter") and a tariff to be filed with the Texas commission by CPL, as seller of the transition property, prior to the issuance of notes. Each issuance advice letter and tariff will establish the initial transition charges relating to such notes, calculated using the methodology described in the related financing order. Subsequent issuance advice letters may modify transition charges or evidence new transition charges to reflect the adjustments described in the next paragraph to support the issuance of additional series of notes.

Adjustments to Transition
  Charges: Each financing order will require that transition charges be reviewed and adjusted at least annually to correct any overcollections or undercollections in the preceding 12 months. These adjustments are intended to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and expenses in connection with the notes. The servicing agreement and each financing order will require the servicer to calculate and implement these true-up adjustments to the transition charges by providing written notice to the Texas commission. These adjustments will be implemented annually; provided, however, that the servicer may also be required to implement adjustments to the transition charges by providing written notice to the Texas commission, if as of the end of the month prior to any payment date, the servicer determines that

                             - the aggregate outstanding principal balance of
                               any series of notes plus amounts on deposit in the reserve subaccount described below will vary by more than 5% from the principal balance set forth on the expected amortization schedule, or

                             - commencing after the payment date specified in
                               the related prospectus supplement, any series of notes will not have been paid in full as of its scheduled final payment date.

Collections:                 The servicer will deposit in the collection account
                             estimated payments of transition charges on each business day. However, if the servicer achieves a long-term unsecured rating of at least "A" or the equivalent by each nationally recognized rating agency that has assigned a credit rating to the notes or provides credit enhancement satisfactory to the rating agencies, and no servicer default is continuing, the servicer may remit to the collection account estimated payments of transition charges on a monthly basis.

Payment Sources:             On each payment date specified in the related
                             prospectus supplement, the indenture trustee will pay amounts owed on all outstanding series of notes from:

                             - Amounts collected by the servicer on our behalf
                               with respect to transition charges during the prior collection period; and

                             - Amounts available from trust accounts held by the
                               indenture trustee.

Priority of Payments:        On each payment date specified in the related
                             prospectus supplement, the indenture trustee will pay or allocate, at the direction of the servicer, all amounts on deposit in the trust accounts and all investment earnings on the trust accounts

                             (other than the REP deposit subaccount) to the extent funds are available in the collection account, in the following order of priority:

                             - Amounts owed by us to our independent managers
                               and to the indenture trustee;

                             - The servicing fee, which will be a fixed
                               percentage of the initial principal balance of the notes, in an amount specified in the servicing agreement, to the servicer;

                             - So long as no event of default has occurred and
                               is continuing or would be caused by their payment, our current operating expenses, up to an aggregate of $100,000 for each payment date;

                             - Overdue interest on the notes and interest on
                               past due interest;

                             - Interest then due on the notes, including payment
                               of any amount to a swap counterparty with respect to floating rate notes;

                             - Principal then due and payable on the notes
                               together with any past due installments of principal, first to principal due and payable on any series of notes on its final maturity date or as a result of acceleration and then to any scheduled principal payments of any series of notes according to the expected amortization schedule;

                             - Payment of any remaining unpaid operating
                               expenses;

                             - Replenishment of any shortfalls in the capital
                               subaccount;

                             - Allocation of any required amount to the
                               overcollateralization subaccount; and

                             - Allocation of the remainder, if any, to the
                               reserve subaccount.

                             [CHART SHOWING PRIORITY OF PAYMENTS]

Credit Enhancement and
  Accounts:                  Credit enhancement for the notes will be as
                             follows:

                             - True-up Adjustments -- The servicer will make
                               true-up adjustments to the transition charges, at least annually, to make up for any shortfall or excess in transition charge collections and will file the true-up adjustments with the Texas commission as described above.

                             - Collection Account -- The indenture trustee will
                               hold a single collection account, divided into various subaccounts, for all series of the notes. The primary subaccounts for credit enhancement purposes are:

                               - Overcollateralization Subaccount -- The
                                 prospectus supplement for each series of notes will specify a required funding level for the overcollateralization subaccount. The required funding level will be equal to one-half of one percent (0.5%) of the initial principal amount of that series of notes or a higher percentage as may be specified in the related prospectus supplement. That amount will be funded approximately ratably over the term of the notes of such series through transition charge collections.

                               - Capital Subaccount -- An amount equal to
                                 one-half of one percent (0.5%) of the initial principal amount of each series of notes (or a higher amount as may be specified in the related prospectus supplement) will be deposited into the capital subaccount from the proceeds of the sale of a series of notes on the date of issuance of that series of notes. Any shortfall in the capital subaccount will be included in the periodic adjustment of the transition charges and replenished from transition charge collections.

                               - Reserve Subaccount -- All amounts (including
                                 investment earnings) that, as of a payment date, are not needed to pay interest, principal, fees and expenses and to replenish the overcollateralization subaccount and capital subaccount will be held in the reserve subaccount.

                             Each of the overcollateralization subaccount, the capital subaccount and the reserve subaccount and investment earnings thereon will be available to make payments on all series of notes on each payment date.

                             The collection account will also have a separate subaccount, the REP deposit subaccount, that will hold security deposits from REPs. In the event that an REP defaults in payment, the indenture trustee may withdraw the amount of the payment default or, if less, the amount of that REP's security deposit for deposit into the general subaccount of the collection account.

                             Additional credit enhancement for any series of notes may include surety bonds, letters of credit, liquidity reserves or other forms of credit enhancement. Any additional forms of credit enhancement for a series of notes will be specified in the related prospectus supplement. Additional credit enhancement for any series of notes is intended to protect against losses or delays in scheduled payments on that series of notes.

State Pledge:                The State of Texas has pledged, and the Texas
                             commission will pledge in each financing order, for the benefit and protection of noteholders and CPL that it will not take or permit any action that would:

                             - Impair the value of transition property, or

                             - Reduce, alter, or impair the transition charges
                               to be imposed, collected, and remitted to the indenture trustee on behalf of the noteholders (other than periodic true-up adjustments in accordance with the restructuring act), until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related notes have been paid and performed in full.

Events of Default:           An event of default with respect to any series of
                             notes is defined in the indenture as being:

                             - A default in the payment of interest that is not
                               cured within five business days.

                             - A default in the payment of principal on any
                               final maturity date.

                             - A default in the payment of the optional
                               redemption price on a redemption date.

                             - A default in the observance or performance of any
                               covenant or agreement of the issuer made in the indenture, and which continues unremedied for 30 days after notice is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding.

                             - Any representation or warranty made by the issuer
                               in the indenture or in any certificate delivered by the issuer in connection with the indenture proving to have been incorrect in a material respect when made and which continues unremedied for a period of 30 days after notice is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding.

                             - Events of bankruptcy, insolvency, receivership or
                               liquidation of the issuer.

                             - A breach by the State of Texas of the State's
                               pledge.

                             - Any other event designated as an event of default
                               in the related prospectus supplement.

                             If an event of default should occur and be continuing with respect to any series of notes, the indenture trustee or holders of not less than a majority in principal amount of the notes of all series then outstanding may declare the notes of all series to be immediately due and payable. Under circumstances set forth in the indenture, the holders of a majority in principal amount of notes of all series then outstanding may rescind the declaration.

                             If the notes have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, subject to the limitations and conditions provided in the indenture, either sell the transition property or elect to maintain possession of the transition property and continue to apply payments arising from the transition charges remitted to the indenture trustee as if there had been no declaration of acceleration.

Optional Redemption:         We will have the option to redeem a series of notes

                             - if the outstanding principal balance of the
                               series of notes has been reduced to less than 5% of the initial principal amount of that series, or

                             - if provided for in the applicable prospectus
                               supplement, from the proceeds of the issuance and sale of another series of notes.

                             The prospectus supplement relating to a series of notes will describe any other optional redemption provisions for that series. The redemption price for any series of notes will not be less than the outstanding principal of and accrued interest on those notes.

Payment and Record Dates:    Payments of interest on and principal of any series
                             of notes will be made on the dates specified in the related prospectus supplement. So long as the notes are in book-entry form, the record date for any payment of interest on or principal of the notes will be the business day immediately before the payment date.

Scheduled Final Payment
  Dates and Final Maturity
  Dates: Failure to pay the entire outstanding amount of the notes of any class or series by the scheduled final payment date for each class or series will not result in a default with respect to that class or series unless such amount remains unpaid on the final maturity date for the class or series. The final maturity date may be up to two (2) years after the scheduled final payment date for each class, but cannot exceed 15 years from the date of original issuance. The scheduled final payment date and the final maturity date of each series and class of notes will be specified in the related prospectus supplement.

Ratings of Notes:            It will be a condition of issuance of the notes
                             that the notes be rated in one of the four highest rating categories by each of Moody's Investors
                             Service, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Duff &
                             Phelps Credit Rating Co., and Fitch IBCA, Inc.

Federal Income Tax Status:   In the opinion of Sidley & Austin, counsel to us
                             and to CPL, interest paid on each series of notes generally will be taxable to a U.S. noteholder as ordinary interest income at the time it accrues or is received in accordance with the U.S.
                             noteholder's method of accounting for U.S. federal income tax purposes. Sidley & Austin's opinion assumes that, based on a ruling or tax opinion described under "Material U.S. Federal Tax
                             Consequences," the notes will constitute indebtedness of CPL for federal income tax purposes. All parties have agreed that the notes will be treated as debt for all purposes, including federal income tax purposes.

ERISA Considerations:        Pension plans and other investors subject to ERISA
                             may acquire the notes subject to specified conditions. The acquisition and holding of the notes could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the notes, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the notes would be exempt from the prohibited transaction rules of ERISA.

                                  RISK FACTORS

     You should carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement before deciding whether to invest in the notes. In particular, you should consider carefully the risk factors described below.

     If any of the following risks actually occur, your investment in the notes could be materially adversely affected. In that event, the trading price of your notes could decline and you may lose all or part of your investment.

YOU MAY EXPERIENCE MATERIAL PAYMENT DELAYS OR LOSSES ON YOUR INVESTMENT IN THE NOTES DUE TO THE LIMITED SOURCES OF PAYMENT FOR THE NOTES AND LIMITED CREDIT ENHANCEMENT.

     You may suffer material payment delays or losses on your notes if our assets are insufficient to pay the principal amount of the notes in full. The only source of funds for payments on the notes will be our assets. These assets are limited to:

     - the transition property, including the right to impose, collect and receive the transition charges and to adjust the transition charges at least annually;

     - the funds on deposit in the trust accounts held by the indenture trustee;

     - contractual rights under the sale agreement, the servicing agreement and other contracts; and

     - any other credit enhancements described in a prospectus supplement.

     Any floating rate notes will also have the proceeds of any swap agreement available as a payment source.

     The notes will not be insured or guaranteed by CPL, including in its capacity as servicer, or by its parent, Central and South West Corporation, any of its affiliates (other than us), the indenture trustee or any other person or entity. Thus, you must rely for payment of the notes upon collections of the transition charges, funds on deposit in the trust accounts held by the indenture trustee and any other credit enhancement described in the related prospectus supplement. Our organizational documents will restrict our right to acquire other assets unrelated to the transactions (including future financing orders) described in this prospectus. Please refer to "CPL Transition Funding LLC, the Issuer" in this prospectus.

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS

     Legal Action May Challenge or Invalidate the Restructuring Act or a Financing Order and Materially Adversely Affect Your Investment. The transition property is created pursuant to the restructuring act and one or more financing orders issued by the Texas commission pursuant to the restructuring act. The restructuring act was adopted in June 1999. A court decision might seek to overturn the restructuring act or a financing order. Because the notes are a creation of statute, any alteration affecting the validity of the relevant underlying legislative provisions could directly impact the notes. For example, the provisions which create transition property may be invalidated. This would eliminate the validity of the assets securing the notes. As another example, the provisions which allow for the transition charge true-up adjustment process may be invalidated. This would prevent the servicer from ensuring that sufficient funds are deposited with the indenture trustee for the scheduled payments on the notes. If this occurs, you may lose some or all of your investment or you may experience delays in recovering your investment.

     There is uncertainty associated with investing in bonds payable from an asset which depends for its existence on recently enacted legislation because of an absence of any judicial or regulatory experience implementing and interpreting the legislation. The restructuring act or any provisions thereof, including the provisions relating to securitization, may be directly contested in courts or otherwise become the subject of litigation. If a court were to determine that the relevant provisions of the restructuring act or a financing order are unlawful or invalid, that decision could adversely affect the validity of the notes or our ability to make payments on the notes. In that case, you could suffer a loss on or delay in recovery of your investment in the notes. As of the date of this prospectus, we are not aware of any lawsuit that has challenged or challenges any provision of the restructuring act relating to securitization, any financing order, the creation or characterization of transition property or the issuance of transition bonds. The deadline established under the restructuring act to appeal the initial financing order will expire prior to the issuance of the related notes. However, if the restructuring act is overturned, the limitation on appealing any financing order may also be overturned. Please refer to "Energy Deregulation and New Texas Market Structure" in this prospectus.

     Although as of the date of this prospectus we are aware of no lawsuit that has been filed in Texas challenging the restructuring act or the initial financing order, judicial challenges have been filed in other states seeking to overturn electricity generation deregulation laws similar to the restructuring act. In Pennsylvania, three lawsuits challenged the validity of similar state legislation. Two of these alleged that the legislation was not validly enacted by the Pennsylvania legislature. A Pennsylvania court has rejected these claims. The court's decisions in those cases have not been appealed and the period for filing appeals has lapsed. The third lawsuit asserted that the legislative provisions that allowed for the recovery of transition charges violated the Commerce Clause of the U.S. Constitution. The Pennsylvania courts rejected that claim, and a petition that the U.S. Supreme Court review the case was denied.

     In California, a consumer advocacy group and others filed a petition with the California Supreme Court asking that the court suspend the implementation of the California public utility commission's decision, which, among other items, allowed for the recovery of a utility's stranded costs. The California Supreme Court denied this petition.

     Other states in addition to California and Pennsylvania have passed electricity deregulation laws and further judicial challenges could be made in other states. An unfavorable decision regarding another state's law would not automatically invalidate the restructuring act or a financing order, but it might provoke a challenge to the restructuring act. In addition, an unfavorable court decision on another state's statute may establish a legal precedent for a successful challenge to the restructuring act depending on the similarity of the other statute and the applicability of the legal precedent to the restructuring act. Furthermore, legal action in other states could heighten awareness of the political and other risks of the notes, and in that way may limit the liquidity and value of the notes. Therefore, legal activity in other states may indirectly affect the value of your investment.

     Neither we nor CPL nor any successor seller will indemnify you for any changes in the law that may affect the value of your notes. CPL or a successor seller may, however, have to indemnify us if legal action based on law in effect at the time of the issuance of the notes invalidates the transition property.

     The Restructuring Act May be Overturned by the Federal Government Without Full Compensation. Congress or a federal agency may attempt to preempt the Texas legislature and pass a law or adopt a rule or regulation prohibiting or limiting the collection of transition charges, or otherwise affecting the energy industry. Two bills, neither of which passed in committee, were introduced in the 105th Congress prohibiting the recovery of stranded costs through charges such as the transition charges provided for in the restructuring act. A prohibition of this nature could negate the existence of transition property. As of the date of this prospectus, no member of the 106th Congress has introduced a bill that would affect the existence or value of transition property or the imposition of the transition charges.

     We cannot predict whether any future bills that prohibit the recovery of stranded costs, or securitized financing for the recovery of these costs, will become law or, if they become law, what their final form or effect will be. Moreover, even if this preemption of the restructuring act and/or the financing order by the federal government were considered a "taking" under the U.S. Constitution for which the government had to pay the estimated market value of the transferred transition property at the time of the taking, we can give no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the notes or to pay such amounts on a timely basis.

     Except as described in "The Sale Agreement -- Indemnification," neither we nor CPL nor any successor seller will indemnify you for any changes in law that may affect the value of your notes.

     Future Texas Legislative Action May Invalidate the Notes or the Transition Property which is the Primary Source of Payments on Your Notes. Unlike many other states, the citizens of the State of Texas do not have the constitutional right to adopt or revise laws by initiative or referendum. Thus, absent any amendment of the constitution of the State of Texas, the restructuring act cannot be amended or repealed by direct action of the electorate.

     The Texas legislature may repeal the restructuring act, or amend the restructuring act in a way that limits or alters the transition property so as to reduce its value. Under the restructuring act, the State of Texas has pledged not to diminish the value of the transition property. For a description of this pledge, please refer to "Security for the Notes -- State Pledge" in this prospectus. In the opinion of Sidley & Austin, counsel to CPL and us, with respect to applicable federal constitutional principles relating to the impairment of contracts, and in the opinion of Vinson & Elkins, LLP, Texas counsel to CPL and us, under applicable Texas constitutional principles relating to the impairment of contracts, the State of Texas could not, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, repeal or amend the restructuring act by means of the legislative process, or take or refuse to take any action required under its pledge described above if the repeal or amendment or the action or inaction would substantially impair the rights of the owners of the transition property or the noteholders. It may be possible for the Texas legislature to repeal or amend the restructuring act without violating the State's pledge, if the legislature acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety. Even if the legislature provides you with an amount deemed to be adequate compensation, it may not be sufficient for you to fully recover your investment. Any action of the Texas legislature adversely affecting the transition property or the ability to collect transition charges may be considered a "taking" under the U.S. or Texas constitutions. The Texas legislature might then be obligated to pay the estimated value of the transition property at the time of the taking. We cannot assure you of the likelihood or legal validity of any action of this type by the Texas legislature, or whether the action would be considered a taking. As of the date of the prospectus, we are not aware of any pending legislation in the Texas legislature that would affect any provisions of the restructuring act.

     We cannot assure you that a repeal or amendment to the restructuring act will not be sought or adopted or that any action by the State of Texas will not occur. In any event, costly and time-consuming litigation might ensue. Any litigation of this type might adversely affect the price and liquidity of the notes and delay the payment of interest and principal. Moreover, given the lack of judicial precedent directly on point, and the novelty of transition property as security for noteholders, we cannot predict the outcome of any litigation with certainty. Accordingly, you may suffer a loss on or delay in recovery of your investment in the notes.

     The seller has agreed to take legal or administrative action, including instituting legal action, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the restructuring act, a financing order or transition property.

     Except as described in "The Sale Agreement -- Indemnification," neither we nor CPL nor any successor seller will indemnify you for any changes in the law that may affect the value of your notes.

     Future Actions By The Texas Commission May Reduce the Value of Your Investment. The restructuring act provides that the financing order issued to CPL, or any successor seller is irrevocable upon issuance and is not subject to reduction, impairment or adjustment by further action of the Texas commission, except for the periodic true-up adjustments. The State of Texas and the Texas commission have each pledged that it will not take or permit any action to amend, alter or impair the value of transition property created under the financing order, except as permitted in true-up adjustments until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the notes have been paid and performed in full. However, the Texas commission retains the power to adopt, revise or rescind rules or regulations affecting the seller or a successor utility. The Texas commission also retains the power to interpret the financing order. Any new or amended regulations or orders by the Texas commission could affect the ability of the servicer to collect the transition charges in full and on a timely basis. The seller has agreed to take legal or administrative action to resist any Texas commission rule, regulation or decision that would reduce the value of the transition property. We cannot assure you that the seller would be successful in its efforts. Thus, future Texas commission rules, regulations or decisions may adversely affect the rating of the notes, their price or the rate of transition charge collections and, accordingly, the amortization of notes and their weighted average lives. As a result, you could suffer a loss of your investment.

     The Texas commission may challenge the servicer's calculation of its proposed adjustments which may cause delay or may refuse to permit an adjustment to take effect on the grounds the adjustment contains an arithmetic error. There is uncertainty associated with investing in notes whose timely payment of principal and interest may depend on true-up adjustments because of the absence of any judicial or regulatory experience implementing and interpreting the provisions of the restructuring act providing for true-up adjustments. The servicer must make periodic filings with the Texas commission in order to implement any true-up adjustment, which under the terms of a financing order will become effective at the beginning of the next monthly billing cycle following the filing. Nonetheless, the adjustment procedures and adjustments could be challenged. This could result in costly and time consuming litigation. A shortfall or material delay in transition charge collections due to inaccurate forecasts or delayed implementation of true-up adjustments could result in payments of principal of and interest on the notes not being paid according to the expected amortization schedule, lengthening the weighted average life of the notes, or in payments of principal and interest not being made at all.

     We May Not Charge Transition Charges for Electricity Delivered More Than 15 Years From the Original Issue Date of the Series of Notes relating to Those Transition Charges. Each financing order establishes the amount of qualified costs and of notes that may be issued and creates transition property, including the right to collect the related transition charges. We will be prohibited from recovering transition charges under a financing order after the fifteenth anniversary of the original issue date of the series of notes related to those transition charges. However, the servicer may continue to collect transition charges after the 15-year period for electricity consumed or made available during the 15-year period that are either unbilled or not yet collected. Amounts collected from the specific transition charges relating to a series of notes imposed for electricity delivered during the applicable 15-year period, or from credit enhancement funds, may not be sufficient to repay the notes in full. If so, it is possible that no other funds will be available to pay the unpaid balance due on the notes.

     The Amount of Retail Base Rate Charges Including Transition Charges May Not Exceed a Statutory Cap. The restructuring act sets caps on the total bundled charges that CPL may charge for electric service, including transition charges, through January 1, 2002. These rate caps apply to each customer class separately. The restructuring act also limits the bundled rates that can be assessed by CPL and its affiliates to residential and small commercial retail customers through January 1, 2007. If there is a severe or persistent shortfall in collections of transition charges, the rate caps applicable to a customer class may prevent the servicer from adjusting transition charges for that customer class in excess of the rate caps. If this occurs, the servicer would have to adjust transition charges for other customer classes. These adjustments may result in the assessment of transition charges on the remaining customer classes at a level that is limited by their rate caps. This could reduce the amount or the rate of collections of transition charges, which may adversely affect the value of your investment. Please refer to "Energy Deregulation and New Texas Market Structure" in this prospectus.

SERVICING RISKS

     Inaccurate Forecasting or Unanticipated Delinquencies Could Result in Insufficient Funds to Make Scheduled Payments on the Notes. The transition charges are generally assessed based on customer usage, which includes kilowatts demanded and kilowatt-hours of electricity consumed by retail customers. The transition charges are calculated by the servicer according to the methodology approved by the related financing order. In addition, the servicer is required to file with the Texas commission, on our behalf, periodic true-up adjustments for the transition charges. These adjustments are intended to provide, among other things, for timely payment of the notes, but the frequency of these adjustments is limited. The servicer will generally base its adjustments on any shortfalls during the prior adjustment period and on projections of future electricity usage (consumption and demand) and the retail customers' ability to pay their electric bills in full and on a timely basis. The servicer has historically forecasted customer usage based on kilowatt-hours and the servicer has historically forecasted peak demand annually on a total company basis. The servicer has not historically forecasted demand by customer class. If the servicer inaccurately forecasts electricity consumption or demand or underestimates retail customer delinquencies or charge-offs when setting or adjusting the transition charges, or if the effectiveness of the adjustments is delayed for any reason, there could be a shortfall or material delay in transition charge payments.

     Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

     - warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

     - general economic conditions being worse than expected, causing retail customers to migrate from CPL's service territory or reduce their electricity consumption;

     - the occurrence of a natural disaster, such as a hurricane, unexpectedly disrupting electrical service and reducing usage;

     - problems with energy generation, transmission or distribution resulting from the change in the market structure of the electric industry;

     - retail customers ceasing business or departing CPL's service territory;

     - dramatic changes in energy prices;

     - retail customers consuming less electricity because of increased conservation efforts; or

     - retail customers switching to alternative sources of energy, including self-generation or co-generation of electric power. Please refer to "Energy Regulation and New Texas Market Structure" in this prospectus.

     Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among other things:

     - unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater charge-offs than expected or forcing CPL or a successor utility to grant additional payment relief to more retail customers;

     - a change in law that makes it more difficult for CPL or a successor distribution company to disconnect nonpaying retail customers, or that requires CPL or a successor distribution company to apply more lenient credit standards for retail customers; or

     - the introduction into the energy markets of less creditworthy REPs who collect and remit payments arising from the transition charges, but who fail to remit retail customer charges to the servicer in a timely manner. Please refer to "-- It May Be More Difficult to Collect the Transition Charges from REPs Who Will Provide Electricity to CPL's Retail Customers Commencing in 2002."

     Uncertainties Associated with Collecting the Transition Charges and Unpredictability of a Deregulated Electricity Market. CPL has not previously calculated transition charges for retail customers, nor made all of the associated calculations and predictions which are inherent in that calculation, before making the calculations required in connection with the initial financing order and our initial issuance of notes. The predictions are based primarily on historical retail customer usage and payments, collection of payments and forecasted energy usage for which CPL has records available. The servicer has historically forecasted customer usage based on kilowatt-hours and the servicer has historically forecasted peak demand annually on a total company basis. The servicer CPL has not historically forecasted demand by customer class. In addition, historical usage and collection records may not reflect retail customers' payment patterns or energy usage in the competitive market since retail competition is being introduced in Texas for the first time. These records also do not reflect any experience with consolidated billing by REPs. Because that kind of billing is new in Texas, there are potentially unforeseen factors in that billing which may affect collection of payments. Furthermore, the servicer does not have any experience administering transition charges. Risks are associated with the servicer's inexperience in calculating, billing and collecting transition charges and in managing retail customer payments on our behalf. A shortfall or material delay in collecting transition charges could result in payments of principal not being paid according to the expected amortization schedule, lengthening the weighted average life of the notes, or payments of principal and interest not being made at all.

     Your Investment Relies on CPL or Its Successor Acting as Servicer of Transition Property. CPL, as servicer, will be responsible for billing and collecting transition charges from retail customers and REPs and for periodic filings with the Texas commission to adjust these charges. If CPL ceased servicing the transition property, it might be hard to find a successor servicer. Any successor servicer may have less experience than CPL and less capable billing and/or collection systems than CPL. A successor servicer may experience difficulties in collecting transition charges, determining appropriate adjustments to transition charges, terminating service to retail customers or otherwise taking actions against retail customers for non-payment of their transition charges. If CPL were to be replaced as servicer, any of these factors and others could delay the timing of payments and may reduce the value of your investment. Also, a change in servicer or the reclaiming of billing functions by the servicer from an REP that has defaulted may cause billing and/or payment arrangements to change, which may lead to a period of disruption in which retail customers continue to remit payments according to the former arrangement, resulting in delays in collection that could result in a delay in payments on your notes. Please refer to "The Servicing Agreement" in this prospectus.

     Upon a servicer default based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, the indenture trustee and we may be prevented from effecting a transfer of servicing. The restructuring act provides that, if a default or termination occurs under the notes, the Texas commission may order that amounts arising from transition charges be transferred to a separate account, and the indenture trustee or noteholders may apply to a district court of Travis County, Texas for an order for sequestration and payment of revenues arising from the transition charges. However, in the event that the servicer becomes subject to a bankruptcy proceeding, federal bankruptcy law may prevent the Texas commission or a Texas court from issuing or enforcing these orders. The indenture requires the indenture trustee to request an order from the bankruptcy court to permit the Texas commission or a Texas court to issue and enforce these orders. However, the bankruptcy court may deny the request. The failure of the servicer to make required remittances would likely result in a default under the indenture. Please refer to "The Sale
Agreement -- Bankruptcy and Creditors' Rights Issues" in this prospectus.

     Under the restructuring act and the indenture, the indenture trustee or the noteholders have the right to foreclose or otherwise enforce the lien on transition property securing the notes. However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property. Therefore, foreclosure may not be a realistic or practical remedy.

     It May Be More Difficult to Collect the Transition Charges from REPs Who Will Provide Electricity to CPL's Retail Customers Commencing in 2002. As part of the restructuring of the Texas electric industry, retail customers in CPL's service territory will, as of January 1, 2002, or in limited circumstances, sooner, purchase electricity and related services from REPs rather than CPL. CPL or any affiliated transmission and distribution utility will no longer be permitted to sell electricity directly to retail customers. However, CPL currently expects that it will organize an affiliated REP to provide electricity and related services to retail customers. The restructuring act contemplates that REPs, including CPL's affiliated REP, will issue a single bill to retail customers purchasing electricity from an REP. This single bill would include all charges related to purchasing electricity from the REP, delivery services from the transmission and distribution utility and the applicable transition charges. Therefore, we expect that retail customers will pay transition charges to REPs who supply them with electric power. The REPs will be obligated to remit payments of transition charges to the servicer, even if they do not collect the charges from retail customers, less an amount based on the servicer's system-wide charge-off percentage. Each REP will be entitled to recover amounts remitted to the servicer in excess of payments received from retail customers (and will be obligated to remit to the servicer any excess of such collections over prior remittances) in an annual reconciliation made in conjunction with the true-up adjustment process. The servicer will have limited rights to collect transition charges directly from those retail customers who receive their electricity bills from an REP in the event that the REP does not pay the transition charges to the servicer. Once retail competition begins, the REPs will bill most retail customers for the transition charges, and we will have to rely on a relatively small number of entities for the collection of the bulk of the transition charges. The servicer will not pay any shortfalls resulting from the failure of any REP to forward transition charge collections. This may cause delays in payments on the notes and adversely affect your investment because:

     - REPs might use more permissive standards in bill collection and credit appraisal than CPL uses for its retail customers, or might be less effective in billing and collecting. As a result, those entities may not be as successful in collecting the transition charges as the servicer anticipated when setting the transition charge.

     - If an REP defaults, the servicer may assume responsibility for billing and collecting transition charges from the REP's retail customers or transfer billing and collection rights with respect to transition charges due from the REP's retail customers to another entity in accordance with the financing order unless and until the retail customer switches service to a non-defaulting REP. However, the servicer will generally have even more limited rights to pursue these retail customers to pay amounts owed to us by the defaulted REP. In no
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

       event may the servicer directly bill a retail customer for service that was previously billed by the REP and previously paid by that customer to the REP. In addition, if the servicer assumes the billing and collecting responsibility during the period of an REP default, billing and collections may be delayed due to the need to convert to the servicer's systems or because the servicer may not have adequate or complete information. This change could cause customer confusion.

     - A default by an REP which collects from a large number of retail customers would have a greater impact than a default by a single retail customer.

     - The bankruptcy of an REP may cause a delay in or prohibition of payment to the servicer of transition charges collected by that REP.

     - Any security deposit made by an REP may not be sufficient to cover shortfalls resulting from a default by such REP.

     Please refer to "The Transition Property -- Tariff -- Billing and Collection Terms and Conditions" in this prospectus.

     REPs who do not meet specified credit rating and billing criteria will be required to provide a cash deposit to the indenture trustee. The cash deposit will equal two months maximum estimated collections of transition charges, as determined by the servicer, and will be deposited in the REP deposit subaccount of the collection account. In the event that an REP defaults in remitting transition charges, the indenture trustee may withdraw the amount of the payment default or, if less, the amount of that REP's security deposit from the REP deposit subaccount for deposit into the general subaccount of the collection account.

     In addition, the restructuring act provides for one REP in each designated geographical area to be designated the "provider of last resort." The restructuring act requires the provider of last resort to offer a standard retail service package of basic electric service to retail customers in its designated area at a fixed, nondiscountable rate approved by the Texas commission, regardless of the creditworthiness of the customer. The REP serving as the provider of last resort may face greater difficulty in bill collection than other REPs and therefore the servicer may face greater difficulty in collecting transition charges from the REP serving as the provider of last resort.

     Adjustments to transition charges and, in some cases credit enhancement, will be available to compensate for a failure by an REP to pay transition charges over to the servicer. However, the amount of credit enhancement funds may not be sufficient to protect your investment. Please refer to "Energy Deregulation and New Texas Market Structure -- Transition Property" in this prospectus.

     Retail Customer Payments May Decline or be Delayed due to Confusion. The transition charges are being introduced to retail customers for the first time. Retail customers unused to paying transition charges may be confused by the transition charges and any other changes in customer billing and payment arrangements. This confusion may cause the misdirection or delay of collections of transition charges. When retail competition begins, all generation and related services, including billing and collections, will be provided by REPs, and in the case of CPL, by an affiliated REP. Any problems arising from new and untested systems or any lack of experience on the part of the REPs with customer billing and collections could also cause delays in billing and collecting transition charges. These delays could result in shortfalls in transition charge collections and payments on the notes.

     Billing and Collection Practices May Reduce the Amount of Funds Available for Payments on the Notes. Each financing order will set the methodology for determining the amount of the transition charges we may impose on each retail customer. The servicer cannot change this methodology. However, the servicer may set its own billing and collection arrangements with REPs and with those retail customers from whom it collects the transition charges directly,
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

provided that these arrangements comply with Texas commission customer safeguards. For example, to recover part of an outstanding bill, the servicer may agree to extend an REP's or a retail customer's payment schedule or to write off the remaining portion of the bill, including transition charges. Also, the servicer may change billing and collection practices. Any change to billing and collection practices may have an adverse or unforeseen impact on the timing and amount of customer payments and may reduce the amount of transition charge collections and thereby limit our ability to make scheduled payments on the notes. Separately, the Texas commission may require changes to these practices. Any changes in billing and collection regulation might adversely affect the billing terms and the terms of remittances by REPs to the servicer or make it more difficult for the servicer to collect the transition charges. These changes may adversely affect the value of the notes and their amortization and, accordingly, their weighted average lives. Please refer to "The Seller and Servicer -- Billing and Collection" in this prospectus. The servicing agreement provides, however, that the Servicer will not take any action that will adversely impair our interest in the transition property.

     Limits on Rights to Terminate Service May Make it More Difficult to Collect Transition Charges. An important element of an electric utility's policies and procedures relating to credit and collections is the right to terminate or disconnect service on account of nonpayment. After customer choice begins and transmission and distribution utilities no longer sell electricity directly to retail customers, the servicer may have to rely on the REP's right to terminate or disconnect service. We expect the tariff authorized by each financing order to authorize the servicer to terminate service for nonpayment of transition charges pursuant to the Texas commission rules. Texas statutory requirements and the rules and regulations of the Texas commission, which may change from time to time, regulate and control the right to terminate service. CPL and the REPs may not terminate service to a retail customer on (1) a weekend day, (2) a day when the previous day's high temperature did not exceed 32 degrees Fahrenheit and is predicted to remain at or below that level for the next 24 hours or (3) a day for which the National Weather Service issues a heat advisory for any county in the service territory, or when a heat advisory has been issued for either of the two prior calendar days. As a result, CPL or an REP must continue to provide service to these retail customers under these circumstances. To the extent these retail customers do not pay for their electric service, we will not receive payment of transition charges from these retail customers. The servicer's ability to disconnect service will also be dependent on the information provided to it by the REP and the REP's policies and procedures relating to service termination. This may reduce the amount of transition charge collections available for payments on the notes, although the expected associated reduction in payments would be factored into the transition charge true-up adjustments. Please refer to "The Seller and Servicer -- Billing and Collections" in this prospectus.

     Future Adjustments to Transition Charges by Customer Class May Result in Insufficient Collections. The retail customers who will be responsible for paying transition charges are divided into customer classes. Transition charges will be allocated among customer classes and assessed in accordance with the formula required under the restructuring act and as specified in the financing order. This allocation is based in part upon the existing rate structure of each customer class. For a description of the formula, please refer to "Energy Deregulation and New Texas Market Structure" in this prospectus. Adjustments to the transition charges will also be made ratably to each customer class with the result that a shortfall in collections of transition charges in any one customer class may be corrected by making adjustments to the transition charges payable by all customer classes.

     CPL's large industrial class consists of a small number of large industrial retail customers. In addition, several of these retail customers have already notified CPL that they will cease purchasing electricity from CPL and have secured or are securing their own power resources that qualify under the restructuring act to allow them to avoid paying transition charges. The inability to impose and collect transition charges or the failure to collect transition charges from

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

the retail customers in this customer class could lead to increases in transition charges for other customers. These increases could lead to failures by retail customers to pay transition charges. In addition, transition charges cannot exceed statutory caps during the rate freeze and price to beat periods. In either case, these increases could increase the risk of a shortfall in transition charge collections to pay the notes.

     The restructuring act provides that transition charges must be collected and allocated among retail customers in the same manner as competition transition charges provided for elsewhere in the restructuring act. The final amount of stranded cost recovery and the final allocations of competition transition charges among retail customers, however, may not be known for some time. Accordingly, the Texas commission could order that the allocation of transition charges among customer classes set forth in a financing order be modified to reflect any subsequent Texas commission orders concerning the allocation of stranded cost recovery. The initial tariff filed to evidence the transition charges requires the servicer to file a true-up adjustment within 45 days of any such order by the Texas commission in accordance with the same methodology used to establish the initial transition charges but reflecting the changed class allocations. Any reductions in transition charge collections due to reallocation among customer classes would be factored into the transition charge true-up adjustments. Nonetheless, these adjustments could lead to increased transition charges for one or more classes and could therefore lead to increased risks of nonpayment as described above.

UNCERTAINTIES RELATED TO ELECTRIC INDUSTRY GENERALLY

     Technological Change May Make Alternative Energy Sources More
Attractive. The continuous process of technological development may result in the introduction for an increasing number of retail customers of economically attractive alternatives to purchasing electricity through CPL's distribution facilities. Previously, only the largest industrial and institutional users with large process steam requirements could use cogeneration or self-generation installations cost-effectively. However, manufacturers of self-generation facilities continue to develop smaller-scale, more fuel-efficient generating units which can be cost-effective options for retail customers with smaller electric energy requirements. If such facilities have rated capacities of 10 megawatts or less those customers may not have to pay transition charges under provisions of the restructuring act. Technological developments may allow greater numbers of retail customers to avoid transition charges under such provisions, which may reduce the total number of retail customers from which transition charges will be collected. A reduction in the number of payers of transition charges could result in delays in or a failure to make payments of interest on and principal of the notes.

THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS

     Bankruptcy of CPL or any Successor Seller Could Result in Losses or Delays in Payments on the Notes. The restructuring act and the financing order provide that as a matter of Texas state law:

     - the rights and interests of a selling utility under a financing order, including the right to impose, collect and receive transition charges, are contract rights of the seller;

     - the seller may make a present transfer of its rights under a financing order, including the right to impose, collect and receive future transition charges that retail customers do not yet owe;

     - upon the transfer to us, the rights will become transition property and transition property constitutes a present property right, even though the imposition and collection of transition charges depend on further acts that have not yet occurred; and

     - a transfer of the transition property from the seller, or its affiliate, to us is a true sale of the transition property, not a pledge of the transition property to secure a financing by the seller.

These four provisions are important to maintaining payments on the notes in accordance with their terms during any bankruptcy of the seller. In addition, we have structured the transaction with the objective of keeping us separate from the seller in the event of a bankruptcy of the seller.

     A bankruptcy court generally follows state property law on issues such as those addressed by the four provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a bankruptcy of the seller refused to enforce one or more of the state property law provisions described above for this reason, the effect of this decision on you as a noteholder would be similar to the treatment you would receive in a bankruptcy of the seller if the notes had been issued directly by the seller. A decision by the bankruptcy court that, despite the separateness of us and the seller, we should be consolidated with the seller, would have a similar effect on you as a noteholder. Either decision could cause material delays in payment of, or losses on, your notes and could materially reduce the value of your investment. For example:

     - the indenture trustee could not, without permission from the bankruptcy court (which could be denied):

      -- exercise any remedies against the seller on your behalf,

      -- recover funds to repay the notes,

      -- use funds in the accounts under the indenture to make payments on the notes, or

      -- replace the seller as the servicer (if the same entity is acting in both capacities);

     - the bankruptcy court could order the indenture trustee to exchange the transition property for other property, which might be of lower value;

     - tax or other government liens on the seller's property that arose after the transfer of the transition property to us might nevertheless have priority over the indenture trustee's lien and might be paid from transition charge collections before payments on the notes;

     - the indenture trustee's lien might not be properly perfected in transition property collections that were commingled with other funds of the seller collected from its retail customers as of the date of the seller's bankruptcy, or might not be properly perfected in all of the transition property, and the lien could therefore be set aside in the bankruptcy, with the result that the notes would represent only general unsecured claims against the seller;

     - the bankruptcy court might rule that neither our property interest nor the indenture trustee's lien extends to transition charges in respect of electricity consumed after the commencement of the seller's bankruptcy case, with the result that the notes would represent only general unsecured claims against the seller;

     - neither the seller nor we may be obligated to make any payments on the notes during the pendency of the bankruptcy case;

     - the seller may be able to alter the terms of the notes as part of its plan of reorganization;

     - the bankruptcy court might rule that the transition charges should be used to pay a portion of the cost of providing electric service; or

     - the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with a claim of actual damages against the seller which may be difficult to prove.

     Furthermore, if the seller enters into bankruptcy, it may be permitted to stop acting as servicer and it may be difficult to find a third-party to act as servicer. The failure of a servicer to perform its duties or the inability to find a successor servicer may cause payment delays or losses on your investment. Also, the mere fact of a servicer or REP bankruptcy proceeding could have an adverse effect on the resale market for the notes and the value of the notes. Please refer to "The Sale Agreement -- Bankruptcy and Creditors' Rights Issues" in this prospectus.

     The Servicer Will Commingle the Transition Charges with Other Revenues which May Obstruct Access to the Transition Charges in Case of Bankruptcy of the Servicer. The servicer will not segregate the transition charges from its general funds. The transition charges will be segregated only when the servicer pays them to the indenture trustee. The servicer will be permitted to remit collections on a monthly basis only if no servicer default has occurred and is continuing and if:

     - the servicer has the requisite credit ratings from the rating agencies or

     - the servicer provides credit enhancement satisfactory to the rating agencies to assure remittance by the servicer to the indenture trustee of the transition charges it collects.

Otherwise, the servicer will be required to remit estimated payments of transition charges on each business day. Despite these requirements, the servicer might fail to pay the full amount of the transition charges to the indenture trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, could materially reduce the amount of transition charge collections available to make payments on the notes.

     The restructuring act provides that our rights to the transition property are not affected by the commingling of these funds with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the restructuring act and, among other things, decline to recognize our right to collections of the transition charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the transition charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the notes. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payment or losses on your notes and could materially reduce the value of your investment.

     REPs Will Commingle the Transition Charges with Other Revenues which May Obstruct Access to Transition Charges in Case of an REP's Bankruptcy. An REP is not required to segregate the transition charges it collects from its general funds, but will be required to remit transition charge collections to the servicer within 16 days of billing by the servicer. An REP nonetheless might fail to pay the full amount of the transition charges to the servicer or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, could materially reduce the amount of transition charge collections available to make payments on the notes.

     The restructuring act provides that our rights to the transition property are not affected by the commingling of these funds with other funds. In a bankruptcy of an REP, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the restructuring act and does not recognize our right to collections of the transition charges that are commingled with other funds of an REP as of the date of bankruptcy. If so, the collections of the transition charges held by an REP as of the date of bankruptcy would not be available to pay amounts owing on the notes. In this case, we would have only a general unsecured claim against that REP for those amounts. This decision could cause material delays in payment or losses on your notes and could materially reduce the value of your investment.

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES

     Absence of a Secondary Market for Notes Could Limit Your Ability to Resell Notes. The underwriters for the notes may assist in resales of the notes but they are not required to do so. A secondary market for the notes may not develop. If a secondary market does develop, it may not continue or there may not be sufficient liquidity to allow you to resell any of your notes. We do not anticipate that any notes will be listed on any securities exchange. Please refer to "Plan of Distribution" in this prospectus.

     We May Issue Additional Series of Notes Whose Holders have Conflicting Interests. We may issue other series of notes without your prior review or approval. These series may include terms and provisions which would be unique to that particular series. We may not issue a new series of notes if the issuance would result in the credit ratings on any outstanding class of notes being reduced or withdrawn. However, we cannot assure you that a new series would not cause reductions or delays in payments on your notes. In order to issue an additional series of notes, CPL or any successor seller may need to obtain an additional financing order. An additional financing order would specify the amount of additional transition charges created for each additional series of notes. Any additional transition charges would reduce the ability of CPL or any successor seller to recover its bundled rates during the rate freeze period or for a CPL affiliated REP to recover its remaining rates during the price to beat period. In addition, all outstanding notes will have an equal lien with respect to all transition property held by us. Please refer to "Description of the Notes" and "Security for the Notes" in this prospectus. In addition, some matters relating to the notes require the vote of the holders of all series and classes of notes. Your interests in these votes may conflict with the interests of the noteholders of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

     CPL or any successor seller may sell additional transition property to one or more entities other than us in connection with the issuance of a new series of transition bonds under a separate financing order. Neither any sales nor the terms of any transition bonds issued by that entity or entities will be subject to the prior review by or consent of the noteholders of any series. Transition charge collections will be prorated among us and the other entities based on the respective amounts of transition charges billed. The sale of transition property to an entity other than us will be subject, among other things, to notification in writing by each rating agency to us and to our managers, the servicer and the indenture trustee that the sale will not result in the reduction or withdrawal of the then current rating of any outstanding class of notes. We cannot assure you, however, that the issuance of other transition bonds secured by transition property would not cause reductions or delays in payments on your notes.

     The Ratings have a Limited Function and Are No Indication of the Expected Rate of Payment of Principal on the Notes. Each series or class of notes will be rated by one or more established rating agencies. The ratings merely analyze the probability that we will repay the total principal amount of the notes at final maturity (which is later than the expected final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected amortization schedule. Thus, we may repay the principal of your notes earlier or later than you expect, which may materially reduce the value of your investment. A rating is not a recommendation to buy, sell or hold notes. The rating may change at any time. A rating agency has the authority to revise or withdraw its rating based solely upon its own judgment.

     The Obligation of the Seller of Transition Property to Indemnify Us for a Breach of a Representations or Warranty May Not Be Sufficient to Protect Your Investment. If the seller (initially CPL) breaches a representation or warranty in the sale agreement, it is obligated to indemnify us and the indenture trustee for any liabilities, obligation, claims, actions, suit or payments resulting from that breach, as well as any reasonable costs and expenses incurred.

This indemnification obligation would include principal and interest on the notes not paid when scheduled to be paid in accordance with their terms and the amounts of any deposits to the indenture accounts required to be made which are not made when so required, but in each case only as a result of a breach by the seller of a representation or warranty in the sale agreement. The seller will not be obligated to repurchase the transition property in the event of a breach of any of its representations or warranties regarding the transition property, and neither the indenture trustee nor the noteholders will have the right to accelerate payments on the notes because of a breach. The seller may not have sufficient funds available to satisfy its indemnification obligation to us; therefore, we may not be able to pay you amounts owing on your notes in full. If the seller becomes obligated to indemnify noteholders, the ratings on the notes will likely be downgraded since noteholders will be unsecured creditors of the seller with respect to any of these indemnification amounts. Please refer to "The Sale Agreement -- Seller Representations and Warranties" and
"-- Indemnification" in this prospectus. The seller has agreed to take legal or administrative action, including instituting legal action, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the restructuring act, a financing order or transition property. The seller has also agreed to resist proceedings of third parties, which, if successful, would result in a breach of its representations and warranties concerning the transition property, a financing order or the restructuring act. We cannot assure you that the seller would be able to take any action or that any action the seller is able to take would be successful.

     You May Have to Reinvest Principal of Your Notes at a Lower Rate of Return Because of an Optional Redemption of Notes. As described more fully under "Description of the Notes -- Optional Redemption," we may redeem any series of notes on any payment date if, after giving effect to payments that would otherwise be made on that payment date, the outstanding principal balance of that series of notes has been reduced to less than five percent of that series' initial principal amount. In addition, we may redeem a series of notes if and to the extent provided in the related prospectus supplement. Redemption of a series of notes will result in a shorter than expected weighted average life for that series. Redemption may also adversely affect the yield to maturity of the notes redeemed. We cannot predict whether any series of notes will be redeemed. Future market conditions may require you to reinvest the proceeds of a redemption at a lower rate than the rate you receive on the notes. Please refer to "Description of the Notes -- Optional Redemption" in this prospectus.

     Additional Risks of Floating Rate Notes. A termination event under a swap agreement may adversely affect the liquidity and the market value of any floating rate notes. As described under "Description of the Notes -- Floating Rate Notes," in the event that we issue floating rate notes, upon the occurrence of an event of default or termination event under the swap agreement, the swap agreement pursuant to which interest will be paid on any floating rate notes will terminate or may be terminated. In particular, we will terminate the swap agreement if the swap counterparty's rating by either Moody's or S&P falls below AA (or the equivalent rating) and the swap agreement is not assigned to a replacement swap counterparty satisfying that ratings criteria or a lower ratings criteria that may be permitted by the swap agreement within the time period specified in the related prospectus supplement. In no event will any successor swap counterparty be rated below A (or the equivalent rating) by either Moody's or S&P. The failure to assign the swap agreement after a downgrade of the counterparty's rating constitutes a termination of the swap agreement. Upon any swap termination, the interest rate payable with respect to the floating rate notes will convert permanently to the fixed swap rate payable to the swap counterparty, which may be substantially less than the rate otherwise payable on the floating rate notes. A conversion to a fixed interest rate may adversely affect both the liquidity and the market value of the floating rate notes.

     Risks Associated With the Use of Credit Enhancements, Hedge or Swap Transactions. We may enter into certain forms of credit enhancement, interest rate swaps or hedge arrangements with respect to a series or class of floating rate notes that entail certain kinds of risks. These risks include credit risks (the risk associated with the credit of any party providing the credit enhancement, interest rate swap or hedge). The applicable prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement, interest rate swap or hedge arrangement.

     You Might Receive Principal Payments Later, or in Limited Circumstances, Earlier, Than You Expected. The amount and the rate of collection of transition charges that the servicer will collect from each customer class will partially depend on actual electricity usage and the amount of delinquencies and write-offs for that customer class. The amount and the rate of collection of transition charges, together with the transition charge adjustments described above, will generally determine whether there is a delay in the scheduled repayments of note principal. If the servicer collects transition charges at a slower rate than expected from any customer class, it may have to request adjustments of the transition charges. If those adjustments are not timely and accurate, you may experience a delay in payments of principal and interest or a material decrease in the value of your investment. If there is an acceleration of the notes before maturity, all classes will be paid pro rata. Therefore, some classes may be paid earlier and some classes may be paid later than expected. Unless there is a redemption or acceleration of the notes before maturity, the notes will not be retired earlier than scheduled.

                             AVAILABLE INFORMATION

     We have filed a registration statement relating to the notes with the Securities and Exchange Commission. This prospectus is a part of the registration statement. This prospectus, together with the prospectus supplement, describes the material terms of each material document filed as an exhibit to the registration statement. This prospectus and the prospectus supplement do not, however, contain all of the information contained in the registration statement and related exhibits. You can inspect the registration statement and the related exhibits without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. You may obtain copies of the registration statement and related exhibits at the above locations at prescribed rates. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. You can also inspect information filed electronically with the SEC, including the registration statement at the SEC's site on the World Wide Web at http://www.sec.gov.

     We will file annual, quarterly and special reports and other information with the SEC. We are permitted and intend to stop filing periodic reports with the SEC at the beginning of any fiscal year following the issuance of the notes if there are fewer than 300 record holders of the notes.

                               REPORTS TO HOLDERS

     Pursuant to the indenture, the indenture trustee will provide to noteholders of record regular reports prepared by the servicer containing information concerning, among other things, the issuer and the collateral. Unless and until notes are no longer issued in book-entry form, the reports will be provided to the depository for the notes, or its nominee, as sole beneficial owner of the notes. The reports will be available to noteholders upon request to the indenture trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to noteholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information. Please refer to "Description of the Notes -- Reports to Noteholders" in this prospectus.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     All reports and other documents that we file with the SEC after the date of this prospectus and prior to the termination of this offering are incorporated by reference in this prospectus and considered to be part of this prospectus. Any statement in this prospectus or in any prospectus supplement, or in a document incorporated or deemed to be incorporated by reference, will be deemed to be modified or superseded if we file a document that modifies that statement. Any statement as modified or superseded shall constitute a part of this prospectus or the prospectus supplement.

     You can request a free copy of any document incorporated by reference in the registration statement (except exhibits to the documents) by writing to CPL Transition Funding LLC at 1616 Woodall Rogers Freeway, Dallas, Texas, 75202,
Attention:                       , or by calling (214) 777-     .

               ENERGY DEREGULATION AND NEW TEXAS MARKET STRUCTURE

THE RESTRUCTURING ACT'S GENERAL EFFECT ON THE ELECTRIC UTILITY INDUSTRY IN TEXAS

     An Overview of the Restructuring Act. The restructuring act, including the provisions relating to securitization, became effective on September 1, 1999. The restructuring act, among other things:

     - authorizes competition in the retail electric markets beginning January 1, 2002;

     - provides for recovery of stranded costs and regulatory assets;

     - requires a rate freeze for all retail customers until January 1, 2002, and certain rate reductions for residential and small commercial retail customers for up to five years thereafter; and

     - sets certain limits on electric generation capacity owned and controlled by power generation companies.

     Unbundling. By September 1, 2000, each electric utility must separate from its regulated activities its customer related energy services business activities that are otherwise already widely available in the competitive market. By January 1, 2002, each electric utility must separate its business into the following units:

     - a power generation company, which generates electricity that is intended to be sold at wholesale, and which may not, in general, own a transmission or distribution facility and may not have a certificated service area,

     - an REP, which sells electric energy to retail customers and which may not own or operate generation assets, and

     - a transmission and distribution utility or separate transmission and distribution companies, which own or operate facilities to transmit or distribute electricity.

     Retail Competition. On June 1, 2001, utilities are required to implement a pilot project covering 5% of the utility's load in all customer classes. Retail customers electing to participate in the pilot project will choose their own REP, but cannot choose the REP affiliated with their existing utility. Beginning on January 1, 2002, all retail customers will be able to choose their own REP. The restructuring act freezes base rates of most investor owned electric utilities until competition begins on January 1, 2002. The affiliated REP of the utility serving a retail customer on December 31, 2001 may continue service, unless the customer chooses another REP. Competition in a particular region of the state may be delayed if the Texas commission determines that the region is unable to offer fair competition and reliable service to all retail customer classes. If a delay occurs, the Texas commission may establish new rates for utilities in that region using traditional rate making principles.

     "Price to Beat" and Services. Effective January 1, 2002, until January 1, 2007, the affiliated REP of a utility must make available a "price to beat" to residential and small commercial retail customers in the electric utility's service area. The "price to beat" must be 6% less than the bundled rates of the electric utility in effect on January 1, 1999. For all residential, and most small commercial retail customers, the affiliated REP may not charge rates that are different from the "price to beat" for three years or until 40% of customers in that class have chosen new REPs. The "price to beat" is subject to adjustment only in limited circumstances.

     The Texas commission will designate an "REP of last resort" for each service area in the state. The REP of last resort will be required to offer a standard retail service package for each class of retail customers in a designated service area at a fixed rate approved by the Texas commission.

     The transmission and distribution affiliate of the utility that was serving the area before competition begins will provide metering services for residential retail customers until the later of September 1, 2005 or when 40% of those retail customers are taking service from unaffiliated REPs. For commercial and industrial retail customers, metering services will become competitive on January 1, 2004.

RECOVERY OF STRANDED COSTS FOR CPL AND OTHER TEXAS UTILITIES

     The restructuring act allows utilities an opportunity to recover their net, verifiable, nonmitigatible stranded costs. Stranded costs means the amount by which the net book value of generation-related assets exceeds the market value of the assets. Stranded costs are calculated taking into account:

     - all of a utility's generation-related assets,

     - any above-market purchased power costs, and

     - any deferred debit relating to a utility's discontinuance of the application of Statement of Financial Accounting Standards No. 71 ("Accounting for the Effects of Certain Types of Regulation") for generation-related assets if required by the provisions of the restructuring act.

     The restructuring act provides that recovery of retail stranded costs by an electric utility shall be through collection of competition transition charges imposed on all existing or future retail customers, including the facilities, premises, and loads of those retail customers within a utility's certificated service area as it existed on May 1, 1999. The restructuring act allows certain retail customers to avoid paying transition charges: (1) retail customers with on-site power production facilities with rated capabilities of 10 megawatts or less; (2) retail customers whose load has been lawfully served by qualifying facilities that are fully operational before September 1, 2001, and that made substantially complete filings for all necessary site-specific environmental permits by December 31, 1999; and (3) retail customers in dually certificated service areas that requested to switch providers on or before May 1, 1999, or were not taking service from the utility on, and do not do so after, May 1, 1999. In addition, the initial tariff provides an exception for the facilities and premises of retail customers that are not taking retail service from CPL pursuant to Texas commission orders in certain designated dockets issued prior to the issuance of the initial financing order.

CPL AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS AND REGULATORY ASSETS

     We May Issue Transition Bonds to Recover CPL's Stranded Costs and Regulatory Assets. The restructuring act authorizes the Texas commission to issue financing orders approving the issuance of transition bonds, such as the notes, to recover regulatory assets and stranded costs of an electric utility. A utility, its successors or a third-party assignee of a utility may issue transition bonds. The proceeds of the transition bonds are to be used solely for the purpose of reducing the amount of recoverable regulatory assets and stranded costs of a utility through the refinancing or retirement of debt or equity of the utility. The transition bonds are secured by and payable from transition property, which includes the right to impose, collect and receive transition charges. Transition bonds may have a maximum maturity of 15 years. The amounts of transition charges must be allocated to customer classes based in part on the methodology used to allocate the costs of the underlying assets in the utility's most recent Texas commission order addressing rate design and in part based on the energy consumption of the customer classes. Transition charges can be imposed only when and to the extent that transition bonds are issued.

     Creation of Transition Property. Under the restructuring act, transition property is created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges established in the order, are first transferred to an assignee, such as us, or pledged in connection with the issuance of transition bonds.

     A Financing Order is Irrevocable. A financing order, once effective, together with the transition charges established in the order, will be irrevocable and not subject to reduction, impairment, or adjustment by the Texas commission. The only exception is for periodic true-up adjustments pursuant to the restructuring act in order to correct overcollections or undercollections and to provide that sufficient funds are available for payments of debt service and other required amounts in connection with the transition bonds. In addition, under the restructuring act, the State of Texas has pledged, and the Texas Commission will pledge in each financing order, for the benefit and protection of transition bondholders and the electric utilities covered by the restructuring act, that it will not take or permit any action that would impair the value of the transition property, or, except for adjustments discussed in the following paragraph, reduce, alter, or impair the transition charges to be imposed, collected and remitted to the issuer of transition bonds. The State's pledge remains effective until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Please refer to "Risk Factors -- Risks Associated with Potential Judicial, Legislative or Regulatory Actions" in this prospectus.

     The Texas Commission May Adjust Transition Charges. The restructuring act requires the Texas commission to provide in all financing orders a mechanism requiring that transition charges be reviewed and adjusted at least annually, within 45 days of the anniversary of the date of the issuance of the transition bonds. The purpose of these adjustments is:

     - to correct any overcollections or undercollections during the preceding 12 months, and

     - to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

     Current Retail Customers Cannot Avoid Paying Transition Charges. The restructuring act provides that the transition charges are non-bypassable. "Non-bypassable" means that a utility collects these charges from all existing retail customers of a utility and all future retail customers located within the utility's certificated service area as it existed on May 1, 1999. There are exceptions for certain categories of existing retail customers whose load has been lawfully served by a fully operational qualifying facility before September 1, 2001 or by an on-site power production facility with a rated capacity of 10 megawatts or less, or retail customers in a dually-certificated service area that requested to switch providers on or before May 1, 1999, or were not taking service from the utility on, and do not do so after, May 1, 1999. In addition, the initial tariff provides an exception for the facilities and premises of retail customers that are not taking retail service from CPL pursuant to Texas commission orders in certain designated dockets issued prior to the issuance of the initial financing order.

     The Restructuring Act Protects the Lien on Transition Property for the Benefit of Holders of Transition Bonds. The restructuring act provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of transition bonds. The security interest automatically attaches from the time value is received by the issuer of the transition bonds and, on perfection through filing with the Secretary of State of Texas will be a continuously perfected lien and security interest in the transition property.

Upon perfection, the statutorily created lien attaches both to transition property and to all proceeds of transition property, whether the related transition charges have accrued or not. The restructuring act provides that the transfer of an interest in transition property will be perfected against all third parties, including subsequent judicial or other lien creditors, when:

     - the financing order becomes effective,

     - transfer documents have been delivered to the assignee, and

     - a notice of the transfer has been filed with the Secretary of State of Texas.

If the notice of the transfer is not filed within 10 days after the delivery of transfer documentation, the transfer is not perfected against third parties until the notice is filed. The restructuring act provides that priority of security interests in transition property will not be impaired by:

     - commingling of funds arising from transition charges with other funds, or

     - modifications to the financing order resulting from any true-up adjustment.

     The Restructuring Act Characterizes the Transfer of Transition Property as a True Sale. The restructuring act provides that an electric utility's or an assignee's transfer of transition property is a "true sale" and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please refer to "Risk Factors -- The Risks Associated With Potential Bankruptcy Proceedings" in this prospectus.

     The Restructuring act Provides a Tax Exemption. The restructuring act provides that "transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts and other taxes or similar charges."

RESTRUCTURING OF CPL

     [To Come]

                     DESCRIPTION OF THE TRANSITION PROPERTY

CREATION OF TRANSITION PROPERTY; FINANCING ORDER

     The restructuring act defines transition property as the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges established in the order. Transition property becomes property at the time that it is first transferred to an assignee or pledged in connection with the issuance of transition bonds, such as the notes. The notes will be secured by transition property, as well as the other collateral described under "Security for the Notes."

     Unless otherwise specified in the accompanying prospectus supplement, in addition to the right to impose, collect and receive transition charges, each financing order will:

     - authorize the transfer of transition property to us and the issuance of notes;

     - establish procedures for periodic true-up adjustments to transition charges in the event of overcollection or undercollection;

     - implement guidelines for REPs who collect transition charges; and

     - provide that the financing order is irrevocable and not subject to reduction, impairment, or adjustment by further act of the Texas commission (except for the periodic adjustments to the transition charges).

     A form of issuance advice letter and a form of tariff will be attached to each financing order. We will complete and file both documents with the Texas commission immediately after the pricing of the notes.

     The issuance advice letter confirms to the Texas commission the interest rate and expected amortization schedule for the notes. The issuance advice letter also establishes that the seller and we have satisfied all requirements for the issuance of the notes.

     The tariff establishes the initial transition charges. It also implements the minimum requirements for REPs which collect transition charges, the procedures for periodic adjustments to the transition charges, the procedures for REPs to remit transition charge payments and the annual procedures allowing REPs to reconcile remittances with actual charge-offs.

     The issuance advice letter and the tariff will become effective in accordance with their terms. The Texas commission's review of the issuance advice letter and the tariff will be limited to confirming the arithmetic accuracy of the calculations. Any terms of the issuance advice letter and tariff affecting the terms of the notes will be more fully described in the related prospectus supplement.

     Each financing order, along with the transition charges established under the financing order, is binding on:

     - any successor to CPL that provides transmission and distribution service in CPL's existing service area, (or, if such services are provided by different entities, the entity that provides wire service directly to customers),

     - any other entity that provides transmission and distribution or wire services to retail customers within CPL's existing service area,

     - each REP that sells electric energy to retail customers located within CPL's existing service area, and any successor to such REP,

     - any other entity responsible for billing and collecting transition charges on our behalf, and

     - any successor to the Texas commission.

TARIFF

     The following is a description of the initial tariff to be filed with the Texas commission pursuant to the initial financing order creating transition property. We expect that future tariffs will have substantially similar terms. We will describe any material differences between the initial tariff and future tariffs in the prospectus supplement relating to the classes or series of notes subject to such tariffs.

     The initial tariff applies primarily to energy consumption and demand of retail customers taking transmission and/or distribution service from CPL and its successors and assigns that provide transmission and distribution service, or if transmission and distribution services are not provided by a single entity, the successor entity providing wire service directly to retail customers taking service at facilities, premises or loads located within CPL's certificated service area as it existed on May 1, 1999. In no event will transition charges provided for in the tariff be billed for service provided after 15 years from the issuance of the related notes, or sooner if the notes are paid in full at an earlier date, and the initial tariff will remain in effect throughout the period. Delinquencies and end of period billings may be collected after the fifteen-year period.

     Transition Charges. The transition charges will be payable by all existing retail customers of CPL and all existing and future retail customers located within CPL's certificated service area as it existed on May 1, 1999. There are exceptions for certain categories of existing retail customers whose load has been lawfully served by a fully operational qualifying facility before September 1, 2001 or by an on-site power production facility with a rated capacity of 10 megawatts or less, or retail customers in a dually-certificated service area that requested to switch providers on or before May 1, 1999, or were not taking service from the utility on, and do not do so after, May 1, 1999, and the facilities and premises of customers that are not taking retail service from CPL pursuant to Texas commission orders in certain designated dockets issued prior to the issuance of the initial financing order. The defined classes of retail customers are:

     - Residential -- This service is applicable to customers consisting of individual private dwellings and individually metered apartments. In addition, security or flood lighting services provided on residential end-use customers premises will be included in this rate class.

     - Commercial and Small Industrial -- Energy -- This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 KVA and (2) whose current rate class for the purpose of transmission and distribution usage is billed without any demand charges. In addition, security or flood lighting services provided on applicable end-use customer's premises will be included in this rate class.

     - Commercial and Small Industrial -- Demand -- This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 KVA and (2) whose current rate class for the purpose of transmission and distribution usage requires a demand meter.

     - Large Industrial -- Firm -- This service is applicable to non-residential customers taking non-interruptible service with annual maximum measured demands equal to 12,500 KVA or more. In addition, firm standby and maintenance power will be included in this rate class.

     - Large Industrial -- Non-firm -- This service is applicable to non-residential customers taking interruptible service including as available standby service with annual maximum measured demands equal to 12,500 KVA or more. In addition, as available standby and maintenance power will be included in this rate class.

     - Municipal -- This service is applicable to municipalities, other utilities, and other public agencies for electric service for the operation of water supply, sewage, and/or drainage systems serving the general public supplied at one point of delivery and measured by one meter. In addition, this service is applicable to political subdivisions and eleemosynary institutions for traffic lighting, flood lighting and street lighting service on public streets and highways, in public areas, and upon the grounds of public schoolyard or educational institutions not organized for profit.

     Because of differences in the tariff rate for each class of retail customers and the provisions of the restructuring act, the transition charges payable by each class of retail customers will differ. The restructuring act requires that transition charges be allocated to each of CPL's classes of retail customers according to the same formula used to allocate competition transition charges. Under this formula:

     - The servicer will determine the allocation to the residential class by allocating 50% of all transition charges to all customer classes in accordance with the methodology used to allocate the costs of the underlying assets in CPL's most recent commission order addressing rate design (the "rate design methodology"). The servicer will allocate the remaining transition charges on the basis of energy consumption of the classes. For purposes of determining the amount of transition charges to be allocated to the residential class under this formula, allocations are made to all classes but only the result for the residential class is retained.

     - After the allocation to the residential class, the servicer will determine the allocation to the large industrial non-firm class by allocating the transition charges which have not been allocated to the residential class as described above to all classes other than the residential class in accordance with the rate design methodology and then multiplying the resulting amount for the large industrial non-firm class by 150%. For purposes of determining the amount of transition charges to be allocated to the large industrial non-firm class, allocations are made to all classes other than the residential class but only the result for the large industrial non-firm class is retained.

     After the allocation to the residential and large industrial non-firm classes, the servicer will determine the allocation of remaining transition charges to all classes other than the residential class and the large industrial non-firm class in accordance with the rate design methodology.

     In the case of Commercial and Small Industrial retail customers, demand metered rates will be applicable to customers in those transmission and distribution rate classes who are billed on a demand basis. All other retail customers will be billed on a kilowatt-hour, non-demand metered basis. Each new retail customer will be assigned to the appropriate customer class.

     Transition charges will not change the total rate levels required to be paid by retail customers through the rate freeze period, which ends January 1, 2002. During the price to beat period, generally from January 1, 2002 until January 1, 2007, bundled rates, including the transition charges, charged to residential and small commercial retail customers by the utility's affiliated REP may not exceed the price to beat.

     Each financing order will require that transition charges be reviewed and adjusted at least annually. Transition charges will be adjusted to correct any overcollections or undercollections in the preceding 12 months. These adjustments are intended to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the notes. The servicing agreement and the financing order require the servicer to calculate and implement these true-up adjustments to the transition charges by providing written notice to the Texas commission. These adjustments will be implemented annually; provided, however, that the servicer may also be required to implement adjustments to the transition charges by providing written notice to the Texas commission if, as of the end of the month prior to any payment date, the servicer determines that

     - the aggregate outstanding principal balance of any series of notes together with amounts on deposit in the reserve subaccount will vary by more than 5% from the principal balance set forth on the expected amortization schedule for such payment date, or

     - commencing after the payment date specified in the related prospectus supplement, any series of notes will not have been paid in full as of its scheduled final payment date.

The servicer will deposit in the collection account estimated payments of transition charges on each business day. However, if the servicer achieves a long-term unsecured rating of at least "A" or the equivalent by a nationally recognized rating agency that has assigned a credit rating to the notes or provides credit enhancement satisfactory to the rating agencies to assure remittance to the indenture trustee of the transition charges it collects, and no servicer default is continuing, the servicer may remit to the collection account estimated payments of transition charges on a monthly basis.

     Billing and Collection Terms and Conditions. Transition charges will be assessed by the servicer for our benefit as owner of the transition property. Transition charges will be based on a retail customer's actual consumption of electricity or electric demand from time to time. Transition charges will be collected by the servicer, either directly from retail customers until the introduction of customer choice or indirectly from an REP that collects transition charges from retail customers after the introduction of customer choice as part of its normal collection activities. Transition charges will be deposited by the servicer into the collection account under the terms of the indenture and the servicing agreement.

     After the introduction of customer choice, the REPs will be responsible for billing, collecting and paying to the servicer the retail customer's transition charges. Each REP will be responsible for paying transition charges billed to retail customers of the REP, whether or not the retail customers pay the REP, less an amount based on the servicer's systemwide charge-off percentage and except as otherwise provided in tariffs to be filed with the Texas commission, subject to limited rights of refund and credit as described in "The Servicing Agreement -- Retail Electric Providers."

     The obligation to pay transition charges is not subject to right of set-off. Transition charges are "non-bypassable" in accordance with the provisions set forth in the restructuring act and the financing order. If a retail customer or an REP pays only a portion of its bill, a pro-rata share amount of transition charge revenues will be deemed to be collected. The servicer will allocate any shortfall first, ratably based on the amount owed to transition charges and the amount owed for other fees and charges, other than late charges, owed to the servicer, and second, all late charges will be allocated to the servicer. Prior to the introduction of customer choice, the servicer may terminate electric service to any retail customer who fails to pay any transition charges in accordance with the restructuring act and Texas commission guidelines. After the introduction of customer choice, the servicer may terminate service to any such customer in accordance with the restructuring act and Texas commission guidelines and may assume or transfer billing and collection rights from any REP who fails to pay transition charges in accordance with the financing order.

     In the event that the REP defaults, the servicer will be entitled, within five business days thereafter, to assume responsibility for billing and collecting the transition charges or to the extent it does not retain such ability, to assign responsibility to a new REP that meets the deposit requirements described above. In addition, the servicer may bill and collect from retail end-use customers any accrued transition charges which were not billed by the REP or which were unpaid by the customer.

                     CPL TRANSITION FUNDING LLC, THE ISSUER

     We are a special purpose limited liability company formed on October 28, 1999 under the laws of the State of Delaware. As of the date of this prospectus, CPL is our sole member and owns all of our equity interests. The limited liability company agreement restricts us from engaging in other activities. We do not have any employees, but we will pay our member for administrative services in accordance with the limited liability company agreement. Our assets will consist of

     - the transition property,

     - the other collateral -- collections of transition charges that are allocated to us, trust accounts held by the indenture trustee and other credit enhancements acquired or held to ensure payment of the notes, and

     - any money distributed by the indenture trustee from the collection account in accordance with the indenture.

     As of the date of this prospectus, we have not carried on any business activities and have no operating history. Our limited liability company agreement will be amended and restated immediately prior to the initial issuance of notes. The form of the amended and restated limited liability company agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Our audited financial statements are included as an exhibit to this prospectus.

OUR PURPOSE

     We have been created for the sole purpose of:

     - purchasing and owning the transition property;

     - issuing from time to time one or more series of notes, each of which may be comprised of one or more classes;

     - pledging our interest in the transition property and other collateral to the indenture trustee under the indenture in order to secure the notes; and

     - performing activities that are necessary, suitable or convenient to accomplish these purposes.

OUR INTERACTION WITH CPL

     On the issuance date for each series of notes, except in the event of a series issued solely to refund outstanding notes, CPL will sell transition property to us pursuant to a sale agreement. CPL will service the transition property pursuant to a servicing agreement with us. Any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to the major part of the electric transmission and distribution business of CPL may assume the rights and obligations of CPL under the servicing agreement and the sale agreement, subject to satisfying the conditions in the servicing agreement and the sale agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides wire service directly to retail customers taking service at facilities, premises or loads located in CPL's certificated service area as it existed on May 1, 1999 may assume CPL's rights and obligations under the servicing agreement and the sale agreement, subject to satisfying the conditions in the servicing agreement and the sale agreement. So long as the conditions of any such assumption are met, CPL will automatically be released from its obligations under the servicing agreement and the sale agreement.

OUR MANAGEMENT

     Our business will be managed by five managers appointed from time to time by CPL or, in the event that CPL transfers its interest in us, by the new owner. At all times following the initial issuance of notes at least two of the five managers must be independent managers who, among other things, are not and have not been for at least three years from the date of their appointment:

     - a direct or indirect legal or beneficial owner of us, our owner or any of our respective affiliates,

     - a relative, supplier, employee, officer, director, manager, contractor or material creditor of us, our owner or any of our respective affiliates, or

     - a person who controls our owner or its affiliates.

The remaining managers will be employees or officers of CPL or any new owner. The managers will devote the time necessary to conduct our affairs. The following is a list of our managers as of the date of the initial issuance of notes:

NAME                                   AGE                     BACKGROUND
----                                   ----                    ----------
R. Russell Davis.....................    43   Mr. Davis is currently controller of CPL,
                                              Public Service Company of Oklahoma, West
                                              Texas Utilities Company, Southwestern
                                              Electric Power Company and Central and South
                                              West Services, Inc. Mr. Davis has served in
                                              these positions since 1994.
Wendy G. Hargus......................    42   Ms. Hargus is currently treasurer of Central
                                              and South West Corporation, CPL, Public
                                              Service Company of Oklahoma, Southwestern
                                              Electric Power Company, West Texas Utilities
                                              Company and Central and South West Services,
                                              Inc. Ms. Hargus has served in these positions
                                              since 1996. Prior to her current position,
                                              Ms. Hargus served as controller of Central
                                              and South West Corporation from 1993 to 1996.
J. Gonzalo Sandoval..................    51   Mr. Sandoval is currently general manager and
                                              president of CPL. Mr. Sandoval has served in
                                              this position since February 1998. Prior to
                                              his current position, Mr. Sandoval served as
                                              general manager of CPL from 1996 to 1998 and
                                              vice president, operations and engineering of
                                              CPL from 1993 to 1996.

The independent managers will begin to serve effective immediately prior to the closing of the initial issuance of the notes. None of our managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC's Regulation S-K.

THE MANAGERS' COMPENSATION AND LIMITATION ON LIABILITIES

     We have not paid any compensation to any manager since we were formed. We will not compensate the managers other than the independent managers for their services on our behalf. We will pay the independent managers annual fees from our revenues and will reimburse them for their reasonable expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent managers may employ in connection with the exercise and performance of their rights and duties under our limited liability company agreement, the indenture, the sale agreement and the servicing agreement. The limited liability company agreement provides that the managers will not be personally liable for any of our debts, obligations or liabilities. The limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. Unless ordered by a court, we will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, bad faith, fraud or a knowing violation of the law and were material to the cause of action. We will pay any indemnification amounts owed to the managers out of funds in the collection account, subject to the priority of payments described in "Security for the Notes -- Allocation; Payments."

WE ARE A SEPARATE AND DISTINCT LEGAL ENTITY

     Under our limited liability company agreement, we may not file a voluntary petition for relief under the Title 11 of the U.S. Code, the Bankruptcy Code, without a unanimous vote of our managers, including the independent managers. CPL has agreed that it will not cause us to file a voluntary petition for relief under the Bankruptcy Code. The limited liability company agreement requires us to take all reasonable steps to maintain our existence separate from CPL. This will include:

     - taking all reasonable steps to continue our identity as a separate legal entity;

     - making it apparent to third persons that we are an entity with assets and liabilities distinct from those of CPL, other affiliates of CPL, the managers or any other person; and

     - making it apparent to third persons that, except for federal and certain other tax purposes, we are not a division of CPL or any of its affiliated entities or any other person.

     Our principal place of business is 1616 Woodall Rodgers Freeway, Dallas,
Texas 75202, and our telephone number is (214) 777-          .

                            THE SELLER AND SERVICER

     CPL is an electric utility providing retail service in southern Texas. At December 31, 1998, CPL provided retail service to approximately 642,000 retail customers in a service territory covering approximately 44,000 square miles. The retail customer base includes a mix of residential, commercial and diversified industrial retail customers. In 1998, CPL sold approximately 23.1 million kilowatt hours of electricity resulting in operating revenues of $1.406 billion and operating income of $283 million.

     CPL, incorporated under the laws of the State of Texas in 1945, is an operating subsidiary of Central and South West Corporation. Central and South West Corporation is a Dallas-based public utility holding company registered under the Public Utility Holding Company Act of 1935. On December 22, 1997, Central and South West Corporation and American Electric Power Company, Inc. announced that their boards of directors had approved a definitive merger agreement. The shareholders of each company have approved the merger, which is subject to regulatory approvals and other customary conditions.

     CPL is subject to the jurisdiction of the SEC under the Public Utility Holding Company Act of 1935 with respect to the issuance of securities, acquisitions and divestitures of utility assets, certain affiliate transactions and other matters. CPL is regulated by the Texas commission and the Federal Energy Regulatory Commission. CPL is also regulated by the Nuclear Regulatory Commission because of its part ownership of the STP nuclear generating units.

CPL CUSTOMER BASE AND ELECTRIC ENERGY CONSUMPTION

     CPL's retail customer base consists of four FERC revenue reporting customer classes: residential, commercial, industrial and other. The revenue reporting customer classes are broad groups that include accounts with a wide range of load characteristics served under a variety of rate designs. In order to comply with the statutory provisions of the restructuring act which state that transition charges be allocated to each of CPL's classes of retail customers according to the same formula used to allocate competition transition charges, CPL, for purposes of allocating the transition charges required to be billed in order to recover the qualified costs that are the subject of the financing order, established the six transition charge retail customer classes listed below and their respective allocation percentages, each of which was approved in the financing order issued by the Texas commission. For additional information please refer to "Description of the Transition Property -- Tariff."

TRANSITION CHARGE RETAIL CUSTOMER CLASSES

TRANSITION CHARGE RETAIL CUSTOMER CLASS                        ALLOCATION PERCENTAGE
---------------------------------------                        ---------------------
Residential.................................................                       %
Commercial and Small Industrial: Energy.....................                       %
Commercial and Small Industrial: Demand.....................                       %
Large Industrial: Firm......................................                       %
Large Industrial: Non-Firm..................................                       %
Municipal...................................................                       %

     The restructuring act provides that transition charges must be collected and allocated among retail customers in the same manner as competition transition charges provided for elsewhere in the restructuring act. The final amount of stranded cost recovery and the final allocations of competition transition charges among retail customers, however, may not be known for some time. Accordingly, the Texas commission could order that the allocation of transition charges among customer classes set forth in a financing order be modified to reflect any subsequent Texas commission orders concerning the allocation of stranded cost recovery. The initial tariff filed to evidence the transition charges requires the servicer to file a true-up adjustment within 45 days of any such order by the Texas commission in accordance with the same methodology used to establish the initial transition charges but reflecting the changed class allocations. Please refer to "Risk Factors -- Servicing
Risks -- Future Adjustments to Transition Charges by Customer Class May Result in Insufficient Collections."

     For the initial transition charges that will be assessed to customers comprising each of the above transition charge retail customer classes as of the issuance date for any series of transition bonds, see the related prospectus supplement.

     The tables below show the retail electricity sales, retail electric revenues and number of retail customers for each of the four revenue reporting customer classes for the first nine months of 1999 and each of the five preceding years. Any updated information relating to the tables below will be set forth in a prospectus supplement. There can be no assurances that the retail electricity sales, retail electric revenues and number of retail customers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.

INFORMATION BY FERC FORM 1 CUSTOMER CLASS ALLOCATION:

RETAIL ELECTRIC SALES, RETAIL ELECTRIC REVENUES AND RETAIL CUSTOMERS

RETAIL ELECTRIC SALES (GWH):    1994        1995        1996        1997        1998      1999YTD(1)
----------------------------  ---------   ---------   ---------   ---------   ---------   ----------
Residential...............        5,954       6,223       6,680       6,771       7,167
Commercial................        4,523       4,656       4,773       4,846       5,122
Industrial................        6,910       7,250       7,610       7,999       8,350
Other.....................          457         465         499         486         553
Total.....................       17,844      18,594      19,562      20,102      21,192

---------------

(1) 1999 Year-to-date information through September 30, 1999.

RETAIL ELECTRIC REVENUES
($000S):                     1994        1995        1996        1997        1998      1999YTD(1)
------------------------   ---------   ---------   ---------   ---------   ---------   ----------
Residential..............    474,480     465,478     528,916     541,169     527,081
Commercial...............    368,405     355,238     388,008     400,412     377,492
Industrial...............    271,738     256,223     308,186     330,481     309,543
Other....................     52,579     (55,551)      3,414      33,759     125,321
Total....................  1,167,202   1,021,388   1,228,524   1,305,821   1,339,437

AVERAGE RETAIL ELECTRIC
CUSTOMERS:                   1994        1995        1996        1997        1998      1999YTD(1)
-----------------------    ---------   ---------   ---------   ---------   ---------   ----------
Residential..............    516,355     526,900     529,100     538,700     550,000
Commercial...............     76,739      77,700      78,000      79,700      82,000
Industrial...............      5,864       5,700       5,700       5,600       5,500
Other....................      3,577       3,600       3,900       3,900       4,500
Total....................    602,535     613,900     616,700     627,900     642,000

---------------

(1) 1999 Year-to-date information through September 30, 1999.

    INFORMATION BY TRANSITION CHARGE RETAIL CUSTOMER CLASS ALLOCATION:

    RETAIL ELECTRIC SALES, BILLED RETAIL ELECTRIC REVENUES AND RETAIL CUSTOMERS

   RETAIL ELECTRIC SALES (GWH):      1994      1995      1996      1997      1998     1999YTD(1)
   ----------------------------     -------   -------   -------   -------   -------   ----------
Residential.......................
Commercial and Small Industrial:
  Energy..........................
Commercial and Small Industrial:
  Demand..........................
Large Industrial: Firm............
Large Industrial: Non-Firm........
Municipal.........................
Total.............................

---------------

(1) 1999 Year-to-date information through September 30, 1999.

BILLED RETAIL ELECTRIC REVENUES ($000)(1):   1994      1995      1996      1997      1998     1999 YTD(2)
------------------------------------------  -------   -------   -------   -------   -------   -----------
Residential..........................
Commercial and Small Industrial: Energy...
Commercial and Small Industrial: Demand...
Large Industrial: Firm...............
Large Industrial: Non-Firm...........
Municipal............................
Total................................

---------------

(1) The Billed Retail Electric Revenue includes only the billed base and fuel revenue by transition charge customer class. It does not include unbilled revenue or revenue related taxes.

(2) 1999 Year-to-date information through September 30, 1999.

     AVERAGE RETAIL ELECTRIC CUSTOMERS:         1994      1995      1996      1997      1998
     ----------------------------------        -------   -------   -------   -------   -------
Residential..................................
Commercial and Small Industrial: Energy......
Commercial and Small Industrial: Demand......
Large Industrial: Firm.......................
Large Industrial: Non-Firm...................
Municipal....................................
Total........................................

FORECASTING ELECTRICITY CONSUMPTION

     CPL conducts sales forecast variance analyses on a monthly basis to monitor how well forecasts track actual consumption, by comparing forecasts to weather normalized consumption, and thus determine the accuracy of its short-term forecasting models. Using this process, CPL establishes the need for revised megawatt-hour sales projections throughout the year. Otherwise, CPL normally revises its short-term megawatt-hour sales forecasts on a quarterly basis. CPL usually adopts the forecast produced during the third quarter for the following year as its official megawatt-hour sales, usage and number of customers forecasts. These short-term projections usually extend for two years. CPL also produces longer-term forecasts of number of customers, energy consumption, usage and peak demand. These long-term forecasts are updated every year.

     CPL has opted for the use of Box-Jenkins time series methods for short-term forecasting. The advantages of these methods over econometric methods are of a statistical nature and of primary importance in the short-term horizon. CPL uses univariate ARIMA models and some variations of ARIMA to arrive at the forecast for the number of customers, and regression models with time series errors to forecast the megawatt-hours per customer. The company also uses state space models. In general, these time series methods extract the past patterns and extrapolate them into the future by using sophisticated statistical processes.

     The regression models with time series errors contain only cooling and heating-degree days as explanatory variables, as contrasted with econometric models which usually include several variables of an economic nature, such as income, employment, electricity price, and other economic variables that are thought to influence electricity sales.

     An important consideration in CPL's decision to utilize time series methods is that the short-term trends and cycles in electricity consumption are often the result of customer behavior reacting to abnormal changes in weather, changes in season, and short term contingencies such as fuel price shocks and emergency conservation measures. Using the cause and effect models containing economic drivers mainly implies or suggests long-term adjustments in the capital stock when, usually, the short-term infrastructure tends to remain fairly constant.

ANNUAL FORECAST VARIANCE FOR RETAIL ELECTRIC SALES (GWH) (1)

                                    1994      1995      1996      1997      1998     1999 YTD(2)
                                   -------   -------   -------   -------   -------   -----------
Residential
Forecast.........................
Actual...........................
Variance ($).....................
Variance (%).....................
Commercial
Forecast.........................
Actual...........................
Variance ($).....................
Variance (%).....................
Industrial
Forecast.........................
Actual...........................
Variance ($).....................
Variance (%).....................
Other Retail
Forecast.........................
Actual...........................
Variance ($).....................
Variance (%).....................
TOTAL
Forecast.........................
Actual...........................
Variance ($).....................
Variance (%).....................

---------------

(1) Variance ($) amounts may not be exact due to rounding.

(2) 1999 Year-to-date information through September 30, 1999.

     During the last five years, there has been no discernible trend in the variance between projected retail electric sales and actual retail electric sales.

BILLING AND COLLECTIONS

     Credit Policy. Under Texas law, CPL is generally required to provide electric service to all retail customers in its service area. CPL's review of the credit history of a new applicant for electric service generally consists of a review to determine if the applicant has previously received service from CPL and, if so, whether there are any delinquent billed amounts outstanding. CPL relies on information provided by the applicant, and on its customer information system, to determine whether CPL has previously served the customer and whether any delinquent billed amounts are outstanding. In accordance with the Texas commission's regulations, deposits may be required from certain applicants for service or existing customer accounts to protect CPL against losses. Accounts from which deposits are most frequently obtained are new commercial and industrial customers (i.e., applicants with limited or no credit history), and residential customers with poor payment histories (as defined in the Texas commission's regulations). The maximum allowable amount of the deposit is one-sixth of the projected annual billings to the customer. The deposit will be refunded to a residential customer after one year if the customer has not been disconnected for non-payment and has not paid a bill after the due date more than twice during the year. Under the same circumstances, the deposit will be refunded after two years for a non-residential customer. Deposits are typically credited to a customer's account automatically, but may be refunded upon request.

     CPL may change its credit policies and procedures, consistent with Texas commission guidelines, from time to time. It is expected that any change would be designed to enhance CPL's ability to make timely recovery of amounts billed to customers.

     Billing and Meter Reading. CPL bills its customers once every 26 to 34 days, with approximately an equal number of bills being distributed each business day. For the year ending December 31, 1998, CPL mailed out an average of 36,470 bills on each business day to customers in its various customer categories. Accounts with potential billing errors are held for review. This review examines accounts that have abnormally high or low bills, potential meter reading errors, safety problems as identified by the meter-reading staff and possible meter malfunctions.

     Billings for electric service, except for unmetered electric service, are based upon registration of meters furnished, installed and maintained by CPL. All billings are tariff driven and a customer must meet the availability of that tariff to be billed under it. Kilowatt demand is available to non-residential customers and is stated in the tariff.

     Customer bills are due 16 calendar days after issuance or, in the case of state agencies subject to Texas Governmental Code, Chapter 2251, 30 days from receipt. If the due date falls on a holiday or weekend, the due date for payment purposes shall be the next business day. A bill not paid on or before the due date is considered delinquent. These billing guidelines hold constant for all customer classes.

     CPL also has an alternative payment plan that allows residential and commercial customers who have satisfactory credit the opportunity for a monthly budget payment. CPL currently has 54,990 customers on this plan.

     Collection Process. CPL receives the majority of its payments via the U.S. mail and paystations; however, other payment options are also available. These options include electronic payments, electronic fund transfers, credit/debit cards and direct payment at field office locations.

     CPL's collection process begins when balances are unpaid for 17 days or more from the billing date. At that time CPL begins collection activities ranging from delinquency notice mailings and telephone calls to termination of electric service. CPL also uses collection agencies and legal collection experts as needed throughout this process.

     CPL tracks credit history based upon a customer's payment habits over the past twelve months. A customer who is considered as having a poor payment history is sent a disconnection notice 17 days after an unpaid bill is issued. In late 1999, CPL installed a new calling system that allows CPL to attempt to contact the customer via telephone in order to discuss payment options within 29 days after the date the delinquent bill was issued. If the customer cannot be reached and payment is still not made, the customer may be disconnected approximately 30 days after billing. A customer in good standing with the Company who has made payment in a timely fashion over the past twelve months will receive a reminder notice 17 days after an unpaid bill is mailed. It is not until 17 days following a second bill that such a customer would receive a disconnection notice and be subject to the disconnection time frame outlined for a customer with a poor payment history.

     If a customer requests termination of service, or if a customer does not make a payment after service is canceled, a final bill is sent. A customer has 16 days to pay a final bill after which point it becomes delinquent. When a final bill becomes delinquent, three collection letters are mailed to the customer, one every eight business days. Unpaid bills are charged-off between 90 and 120 days after the disconnection date. The charged-off account is then transferred to a collection agency and the major credit bureaus are notified.

     Under certain circumstances, customers may enter into deferred payment arrangements that allow the customer to make partial payments or to extend an arrearage. A customer's electric service would not be terminated if the customer has entered into one of these payment agreements and is abiding by the agreement. In addition, CPL may not terminate electric service under certain conditions, such as when there is a "heat advisory day" as issued by the National Weather Service. When a "heat advisory day" is announced, CPL cannot terminate service for non-payment on that day or on the two following days. There were experienced a total of 23 heat advisory days in 1999. Additionally, CPL may not disconnect power when the previous day's highest temperature did not exceed 32 degrees Fahrenheit, and the temperature is predicted to remain at that level for the next 24 hours as determined by the National Weather Service.

     CPL may change its collection policies and procedures, consistent with Texas commission guidelines, from time to time; however, it is expected that any changes would be designed to enhance CPL's ability to make timely recovery of amounts billed to customers.

     Restoration of Service. Before restoring service that has been shut-off for non-payment, CPL has the right to require the payment of all of the following charges: (i) amounts owing on an account including the amount of any past-due balance for charges for which CPL may terminate electric service if they are unpaid and legal noticing requirements were met prior to service termination,
(ii) a credit deposit, if applicable; (iii) any miscellaneous charges associated with the reconnection of service (i.e., reconnection charges, field collection charges and/or returned check charges); (iv) any charges assessed for unusual costs incidental to the termination or restoration of service which have resulted from the customer's action or negligence; and (v) any unpaid closing bills from other accounts in the name of the customer of record.

     CPL may change its restoration of service policies and procedures, consistent with Texas commission guidelines, from time to time. It is expected that any change would be designed to enhance CPL's ability to make timely recovery of amounts billed to customers.

LOSS EXPERIENCE

     CPL's policy is to charge-off a finaled account approximately 90 to 120 days after the final bill has been issued. The final bill is generally issued from 35 to 90 days from issuance of the original bill. The following table sets forth information relating to CPL's annual net charge-offs for retail customers for the years 1994 through 1999:

                                          1994     1995     1996     1997     1998    1999 YTD(1)
                                          ----     ----     ----     ----     ----    -----------
Billed Retail Electric Revenues
($000)(2)..............................
Net Charge-offs ($000).................
Percentage of Billed Revenue(%)........

---------------

(1) 1999 Year-to-date information through September 1999.

(2) Billed Retail Electric Revenues includes billed base, fuel and revenue related taxes.

     From 1994 through September 1999, the annual net charge-offs for all retail customers have trended up due to increases in revenue and the waiver of residential deposits. Prior to 1994, CPL decided to waive the deposit requirement for residential customers unless the customer owed a previous bad debt upon returning to the CPL service territory. During 1997, CPL changed its deposit requirements so that any new residential customer who did not have a proven or a good credit history would be required to make a deposit. In addition, CPL added 11 additional credit collectors. As a result, charge-offs in 1998 declined. In 1999, the charge-offs increased due to the heat moratorium in 1998 in which CPL did not terminate customers' service for non-payment. In addition, a large industrial customer of CPL went bankrupt in 1999. During this period, the annual ratios of net charge-offs to [billed] retail electric
revenues have been between [          ].

DAYS SALES OUTSTANDING

     The following table sets forth information relating to the average number of days retail customer bills remain outstanding:

                               1994      1995      1996      1997      1998     1999 YTD(1)
                               ----      ----      ----      ----      ----     -----------
Average Days Sales
Outstanding.................

---------------

(1) 1999 Year-to-date information through September 1999.

     From 1994 to through September 1999, average number of days that retail customers' bills have remained outstanding has been relatively stable, although
there has been a slight upward trend due to [     ].

DELINQUENCIES

     The tables below set forth the delinquency and net write-off experience with respect to payments to CPL by customer class.

             DELINQUENCIES AS A PERCENTAGE OF TOTAL BILLED REVENUES

                           AS OF      AS OF      AS OF      AS OF      AS OF      AS OF
                          12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   9/30/99
                          --------   --------   --------   --------   --------   --------
Residential
30-59 days..............
60-89 days..............
90+ days................
Total...................
Commercial and Small
  Industrial: Energy
30-59 days..............
60-89 days..............
90+ days................
Total...................
Commercial and Small
  Industrial: Demand
30-59 days..............
60-89 days..............
90+ days................
Total...................
Large Industrial: Firm
30-59 days..............
60-89 days..............
90+ days................
Total...................
Large Industrial: Non-
  Firm..................
30-59 days..............
60-89 days..............
90+ days................
Total...................
Municipal
30-59 days..............
60-89 days..............
90+ days................
Total...................
Grand Total.............

                               THE SALE AGREEMENT

     The following summary describes the material terms and provisions of the sale agreement pursuant to which we will purchase transition property from the seller. The form of the sale agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary is subject to the provisions of the sale agreement.

SALE AND ASSIGNMENT OF TRANSITION PROPERTY

     From time to time the seller will offer and sell transition property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. We will finance each purchase of transition property through the issuance of notes. On each date of issuance of a series of notes, the seller will sell to us, without recourse, its entire right, title and interest in and to the transition property to be transferred to us on that date. The transition property will include all of the seller's rights under the financing order related to such transition property, including the irrevocable right to receive transition charges in an amount sufficient to recover the qualified costs approved in that financing order.

     In accordance with the restructuring act, upon the receipt of value for the notes and the filing of notice with the Texas Secretary of State, the transfer of transition property will be perfected as against all third persons, including judicial lien creditors.

CONDITIONS TO THE SALE OF TRANSITION PROPERTY

     Our obligation to purchase transition property on any transfer date is subject to the satisfaction or waiver of each of the following conditions:

     - on or prior to the transfer date, the seller must deliver to us a duly executed bill of sale identifying transition property to be conveyed on that date;

     - on or prior to the transfer date, the seller must have received a financing order from the Texas commission;

     - as of the transfer date, the seller may not be insolvent and may not be made insolvent by the sale of transition property to us, and the seller may not be aware of any pending insolvency with respect to itself;

     - as of the transfer date, the representations and warranties of the seller in the sale agreement must be true and correct, the seller may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement;

     - as of the transfer date, we must have sufficient funds available to pay the purchase price for transition property to be conveyed and all conditions to the issuance of one or more series of notes intended to provide the funds to purchase that transition property must have been satisfied or waived;

     - on or prior to the transfer date, the seller must have taken all action required to transfer ownership of transition property to be conveyed to us on the transfer date, free and clear of all liens other than liens created by us pursuant to the indenture; and we or the servicer, on our behalf, must have taken any action required for us to grant the indenture trustee a first priority perfected security interest in the collateral and maintain that security interest as of the transfer date;

     - in the case of a sale of transition property after the initial issuance of notes only, on or prior to the transfer date, the seller must provide timely notice to us and to the rating agencies;

     - the seller must deliver appropriate opinions of counsel to us and to the rating agencies;

     - the seller must deliver an opinion of tax counsel or a ruling from the IRS regarding the tax treatment of the transition property and the related notes to the effect that, for federal income tax purposes, (1) the issuance of the related financing order authorizing the collection of transition charges and transfer of the transition property will not result in gross income for the seller and (2) in the case of an acquisition of transition property after the initial issuance of notes only, that the acquisition will not adversely affect the characterization of the then outstanding notes of any series as obligations of the seller;

     - on and as of the transfer date, our limited liability company agreement, the servicing agreement, the sale agreement, the indenture, the restructuring act, any issued financing order and any tariff authorizing the collection of transition charges must be in full force and effect;

     - each rating agency has notified us, the servicer and the indenture trustee that the acquisition of the transition property will not result in a reduction or withdrawal of the then-current rating of any outstanding class of notes; and

     - the seller must deliver to us and to the indenture trustee an officers' certificate confirming the satisfaction of each of these conditions.

SELLER REPRESENTATIONS AND WARRANTIES

     In the sale agreement, the seller will represent and warrant to us, as of each transfer date, among other things, that:

          (1) no portion of the transferred transition property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person other than us and immediately prior to the sale of the transition property, the seller owns the transition property free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the transition property;

          (2) on the transfer date, immediately upon the sale under the sale agreement, the transition property transferred on the transfer date will be validly transferred and sold to us, we will own the transferred transition property free and clear of all liens (except for liens created in your favor by the restructuring act and the basic documents) and all filings (including filings with the Secretary of State of Texas under the restructuring act) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us under the basic documents or the restructuring act) in the transferred transition property will have been made;

          (3) at the transfer date, all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the transition property (including the expected amortization schedule, the financing order and the issuance advice letter relating to the transition property) is true and correct in all material respects;

          (4) under the laws of the State of Texas (including the restructuring act) and the U.S. in effect on the transfer date:

           -- the financing order pursuant to which the rights and interests of the seller, including the right to impose, collect and receive the transition charges, in and to the transition property have been created has become final, is not subject to appeal and is in full force and effect;

           -- as of the issuance of the related notes, those notes are entitled to the protection provided in the restructuring act and, accordingly, the transition property and the related financing order, transition charges and issuance advice letter are not revocable by the Texas commission;

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           -- as of the issuance of the related notes, the related tariff is in full force and effect and is not subject to modification by the Texas commission except for true-up adjustments made in accordance with the restructuring act;

           -- neither the State of Texas nor the Texas commission may take or permit any action that would impair the value of the transition property, or, except for true-up adjustments made in accordance with the restructuring act, reduce, alter, or impair the transition charges relating to such transition property until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related notes have been paid and performed in full (except for temporary impairments necessary to advance a significant and legitimate public purpose);

           -- the process by which the financing order was approved and the financing order, issuance advice letter and tariff comply with all applicable laws and regulations;

           -- the issuance advice letter and the tariff have been filed in accordance with the related financing order; and

           -- no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required in connection with the creation of the transition property transferred on the transfer date, except those that have been obtained or made;

          (5) based on information available to the seller on the transfer date, the assumptions used in calculating the transition charges as of the transfer date are reasonable and are made in good faith;

          (6) upon the effectiveness of the financing order, the issuance advice letter and the tariff and the transfer of the transition property to us:

           -- the rights and interests of the seller under the financing order, including the right to impose, collect and receive the transition charges established in the financing order, become transition property;

           -- the transition property constitutes a present property right;

           -- the transition property includes the right, title and interest of the seller in the financing order and the transition charges, the right to impose, collect and obtain periodic adjustments of the transition charges, and the rates and other charges established by the financing order and all revenues, claims, payments, money or proceeds of or arising from the transition charges; and

           -- the owner of the transition property is legally entitled to collect payments in respect of the transition charges in the aggregate sufficient to pay the interest on and principal of the related notes, to pay the fees and expenses of servicing the notes, to replenish the capital subaccount to the required capital level and to fund the overcollateralization subaccount to the required overcollateralization level until the notes are paid in full or until the last date permitted for the collection of payments in respect of the transition charges under the financing order, whichever is earlier;

          (7) the seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with requisite corporate power and authority to own its properties as owned on the transfer date and to conduct its business as conducted by it on the transfer date, to obtain financing orders and own, sell and transfer transition property and to execute, deliver and perform the terms of the sale agreement;

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

          (8) the seller is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals except where a failure to qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the business, operations, assets, revenues or properties of the seller;

          (9) the execution, delivery and performance of the sale agreement have been duly authorized by all necessary corporate action on the part of the seller;

          (10) the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' or secured parties' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or law;

          (11) the consummation of the transactions contemplated by the sale agreement do not conflict with the seller's corporate charter or by-laws or any indenture, agreement or material instrument to which the seller is a party or by which it is bound, result in the creation or imposition of any lien upon the seller's properties pursuant to the terms of any such indenture, agreement or material instrument (other than any that may be granted under the basic documents or any liens created by us pursuant to the restructuring act) or violate any existing law or any existing order, rule or regulation applicable to the seller so as to adversely affect the seller, us, the noteholders or the noteholders' interest in the transferred transition property;

          (12) except as disclosed to us, no proceeding is pending and, to the seller's knowledge, no proceeding is threatened and no investigation is pending or threatened before any governmental authority:

           -- asserting the invalidity of the restructuring act, any financing order, the notes of any series and the basic documents;

           -- seeking to prevent the issuance of the notes of the relevant series or the consummation of any of the transactions contemplated by any of the basic documents;

           -- seeking a determination that might materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the restructuring act, any financing order, the notes of any series or the basic documents; or

           -- seeking to adversely affect the federal income tax or state income or franchise tax classification of the notes of any series as debt; and

          (13) no governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Uniform Commercial Code, are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future.

     The seller makes no representation or warranty that any amounts actually collected in respect of the transition charges will in fact be sufficient to meet payment obligations on the notes or that assumptions made in calculating the transition charges will in fact be realized.

     Certain of the representations and warranties that the seller makes in the sale agreement involve conclusions of law. The seller makes those representations and warranties in order to reflect the understanding of the basis on which we are issuing the notes and to reflect the
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

agreement that if this understanding proves to be incorrect, the seller will be obligated to indemnify us.

COVENANTS OF THE SELLER

     In the sale agreement, the seller makes the following covenants:

     - Subject to its right to assign its rights and obligations under the sale agreement, so long as any of the notes of any series are outstanding, the seller will keep in full force and effect its corporate existence under the laws of the jurisdiction of its organization, and obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the basic documents or to the extent necessary to perform its obligations under the basic documents.

     - Except for the conveyances under the sale agreement or any lien under the restructuring act or for the benefit of us (as issuer), the noteholders or the indenture trustee, the seller will not sell, pledge, assign or transfer, or grant, create, or incur any lien on, any of the transferred transition property and the seller will defend the right, title and interest of us and of the indenture trustee in, to and under the transferred transition property against all claims of third parties claiming through or under the seller. The seller also covenants that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the transferred transition property.

     - If the seller receives any payments in respect of the transition charges or the proceeds thereof when it is not acting as the servicer, the seller agrees to pay all those payments to the servicer and to hold such amounts in trust for us prior to such payment.

     - The seller will notify us and the indenture trustee promptly after becoming aware of any lien on any of the transferred transition property, other than the conveyances under the sale agreement, or any lien under the basic documents or under the restructuring act for our benefit or for the benefit of the noteholders.

     - The seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not adversely affect our or the indenture trustee's interests in the transferred transition property or under the basic documents to which the seller is a party or the seller's performance of its obligations under the basic documents.

     - So long as any of the notes are outstanding, the seller will treat the notes as debt for all purposes and specifically as our debt, other than for financial accounting or tax purposes or as required under the Public Utility Holding Company Act.

     - So long as any of the notes are outstanding:

      -- The seller will indicate in its financial statements that we and not the seller are the owner of the transferred transition property; and

      -- The seller will not own or purchase any notes.

     - The seller agrees that, upon the sale by the seller of transition property to us pursuant to the sale agreement

      -- to the fullest extent permitted by law, we will have all of the rights originally held by the seller with respect to the transition property, including the right (subject to the terms of the servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any retail customer or REP in respect of the transferred transition property, notwithstanding any objection or direction to the contrary by the seller, and

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

      -- any payment by any retail customer or REP to us will discharge that customer's or REP's obligations in respect of the transferred transition property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller.

     - So long as any of the notes are outstanding:

      -- the seller will not make any statement or reference in respect of the transferred transition property that is inconsistent with our ownership interest (other than for financial accounting or tax purposes or as required under the Public Utility Holding Company Act), and

      -- the seller will not take any action in respect of the transferred transition property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents.

     - The seller will execute and file the filings required by law to fully preserve, maintain and protect our ownership interest in the transferred transition property. The seller will institute any action or proceeding necessary to compel performance by the Texas commission or the State of Texas of any of their obligations or duties under the restructuring act, any financing order or any issuance advice letter. The seller also agrees to take those legal or administrative actions that may be reasonably necessary to protect us from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement. We will reimburse the seller for the costs of any actions or proceedings out of funds in the collection account as an operating expense.

     - Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.

     - So long as any of the notes are outstanding, the seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred transition property.

     - The seller agrees not to withdraw the filing of any issuance advice letter with the Texas commission.

     - The seller will make all reasonable efforts to keep each tariff in full force and effect.

     - Subject to its right to assign its rights and obligations under the sale agreement, the seller will continue to provide wire service directly to retail customers so long as the notes are outstanding.

     - Promptly after obtaining knowledge of any breach of its representations and warranties in the sale agreement, the seller will notify us and the rating agencies of the breach.

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INDEMNIFICATION

     The seller will indemnify and hold harmless us and the indenture trustee (for your benefit) and any swap counterparty and any of our respective officers, directors, employees and agents against

     - any amounts of principal and interest on the notes not paid when due,

     - any deposits required to be made by or to us under the basic documents or any financing order which are not made when required, and

     - any liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these persons as a result of

     - the seller's willful misconduct or gross negligence in the performance of its duties or observance of the covenants under the sale agreement,

     - a breach by the seller of the representations and warranties identified in items 1, 2, 4, 6, 7, 9, 10 and 11 under "-- Seller Representations and Warranties" above,

     - a breach in any material respect by the seller of any of its other representations and warranties in the sale agreement.

     The seller will also indemnify and hold harmless us and the indenture trustee (for itself and for your benefit) and any of our respective officers, directors, employees and agents against any and all taxes, except taxes imposed on you as a result of your ownership of the notes, that may be imposed on or asserted against us or the indenture trustee under existing law as of the applicable transfer date as a result of either the sale of transition property to us or the issuance by us of notes.

     In addition, the seller will indemnify and hold harmless the indenture trustee (for itself), our independent managers and any of our respective affiliates, officers, directors, employees and agents against any and all liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these parties as a result of

     - the seller's willful misconduct or gross negligence in the performance of its duties or observance of its covenants under sale agreement, or

     - the seller's breach in any material respect of any of its representations and warranties contained in the sale agreement,

except to the extent of losses either resulting from the willful misconduct, bad faith or gross negligence of any of the indemnified persons or resulting from a breach of a representation or warranty made by any of the indemnified persons in the indenture or any related documents that gives rise to the seller's breach.

     The seller will not be in breach of any representation or warranty under the sale agreement as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative.

     The indemnification provided for in the sale agreement will survive the termination of the sale agreement and will rank in priority with other general, unsecured obligations of the seller.

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AMENDMENT

     The sale agreement may be amended with ten business days' prior written notice to the ratings agencies and the consent of the indenture trustee, but without the consent of the noteholders,

     - to cure any ambiguity,

     - to correct or supplement any provision in the sale agreement,

     - for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale agreement, or

     - of modifying in any manner the rights of noteholders,

provided that the action will not, as certified in a certificate of an officer of the seller delivered to us and the indenture trustee, adversely affect in any material respect the interest of any holder of notes then outstanding. The sale agreement may also be amended by the seller and us with ten business days' prior written notice to the rating agencies and with the consent of the indenture trustee and the holders of notes evidencing at least a majority in principal amount of the then outstanding notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale agreement or of modifying in any manner the rights of noteholders.

ASSUMPTIONS OF THE OBLIGATIONS OF THE SELLER

     Any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to the major part of the electric transmission and distribution business of CPL may assume the rights and obligations of CPL under the sale agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides wire service directly to retail customers taking service at facilities, premises or loads located in CPL's certificated service area as it existed on May 1, 1999 may assume CPL's rights and obligations under the sale agreement. So long as the conditions of any such assumption are met, CPL will automatically be released from its obligations under the sale agreement. The conditions include that, immediately after giving effect to the transaction, no servicer default under the servicing agreement may have occurred or be continuing.

BANKRUPTCY AND CREDITORS' RIGHTS ISSUES

     True Sale. The seller will represent and warrant in the sale agreement that each transfer of transition property to us is a valid sale and assignment of the transition property. The seller will also represent and warrant that it will take the appropriate actions under the restructuring act to perfect each sale. The restructuring act provides that the transactions described in the sale agreement will constitute a sale of transition property to us, and both we and the seller will treat the transactions as a sale under applicable law. However, for federal income tax purposes we will not be considered a taxable entity so the transactions will be treated as occurring between two divisions of CPL, rather than between CPL and a separate entity.

     Should the transfer of any transition property to us be recharacterized as a borrowing by the seller, under the sale agreement the seller grants to us a security interest in the transferred transition property. The seller also covenants under the sale agreement that it will take appropriate actions to perfect the security interest, although the seller takes the position that it has no rights in the transition property to which a security interest could attach.

     Under the restructuring act and the financing order, once the seller transfers transition property to us, the transition property constitutes a present property right that continuously exists as property for all purposes. Nonetheless, if the seller were to become the debtor in a

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bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession, may attempt to take the position that, because the payments based on the transition charge are usage-based charges, transition property comes into existence only as retail customers use electricity. If a court were to adopt this position, we cannot assure you that either our property interest in the transition property or the statutory lien created by the restructuring act would be valid as to electricity consumed after the commencement of a bankruptcy case by or against the seller. Please refer to "Risk Factors -- The Risks Associated with Potential Bankruptcy Proceedings" in this prospectus.

     Substantive Consolidation. We have taken steps together with CPL, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of the seller or an affiliate. These steps include the fact that we are a separate, special purpose limited liability company, and our organizational documents provide that we will not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of our managers, including the managers independent of the seller. Nonetheless, these steps may not be completely effective, and thus if the seller or an affiliate of the seller were to become a debtor in a bankruptcy case, a court may order that our assets and liabilities be consolidated with those of the seller or an affiliate. This could result in delays or reductions in payments on the notes. Other factors that may tend to support consolidation include the seller's ownership of us, the designation of officers or employees of the seller as managers, other than the independent managers, and the existence of indemnities by the seller for some liabilities. Please refer to "Risk Factors -- The Risks Associated with Potential Bankruptcy Proceedings" in this prospectus.

     Estimation of Claims; Challenge to Indemnity Claims. If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we have against the seller. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If the seller were to become a debtor in a bankruptcy case and the indemnity provisions of the sale agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

     Enforcement of Rights by Indenture Trustee. Upon an event of default under the indenture, the restructuring act permits the indenture trustee to enforce the security interest in the transition property in accordance with the terms of the indenture. In this capacity, the indenture trustee is permitted to request a Travis County, Texas district court to order the sequestration and payment to noteholders of all revenues arising with respect to the transition property. There can be no assurance, however, that the Travis County, Texas district court would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the indenture trustee under the indenture would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Texas court, and an order requiring an accounting and segregation of the revenues arising from the transition property. There can be no assurance that a court would grant either order. Please refer to "Risk Factors -- The Risks Associated with Potential Bankruptcy Proceedings" in this prospectus.

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                            THE SERVICING AGREEMENT

     The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the transition property. The form of the servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary is subject to the provisions of the servicing agreement.

SERVICING PROCEDURES

     The servicer, on our behalf, will manage, service and administer, and bill and collect payments in respect of the transition property according to the terms of the servicing agreement. The servicer's duties will include: calculating, billing and collecting the transition charges; responding to inquiries of retail customers, REPs and the Texas commission regarding the transition property; calculating electricity usage; accounting for collections; furnishing periodic reports and statements to us, the rating agencies and to the indenture trustee; making all filings with the Texas commission necessary to perfect our ownership interests in and the indenture trustee's lien on the transition property; and periodically adjusting the transition charge. The servicer is required to notify us, the indenture trustee and the rating agencies in writing of any laws or Texas commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

     In addition, if we request, the servicer will provide public information about the servicer, any material information about the transition property that is reasonably available and, so long as any notes are outstanding, any information necessary to calculate the transition charges applicable to each customer class. The servicer will also prepare any reports to be filed by us with the SEC.

SERVICING STANDARDS AND COVENANTS

     The servicing agreement will require the servicer, in servicing and administering the transition property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care it customarily employs and exercises in servicing and administering bill collections for its own account and for others.

     Among other things, the servicing agreement requires the servicer to file, and the restructuring act requires the Texas commission to approve, annual true-up adjustments within 45 days of each anniversary of the initial issuance of notes. These adjustments are to be based on actual transition charge collections and updated assumptions by the servicer as to projected future billed revenue from which transition charges are allocated, projected electricity usage during the next period, expected delinquencies and write-offs and future payments and expenses relating to the transition property serviced by the servicer and the notes. The servicing agreement also requires the servicer to file interim true-up adjustment requests if as of the month-end preceding any payment date it determines that

     - the outstanding principal of any series of notes (less amounts in the reserve subaccount) would be greater than 105% or less than 95% of the anticipated outstanding principal balance of the notes as of such payment date, and

     - any series of notes which matures after the date specified in the related prospectus supplement will not have been paid in full as of its scheduled final payment date.

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     The servicer will calculate the transition charges necessary to result in

     - all accrued and unpaid interest being paid in full,

     - the outstanding principal balance of each series equaling the amount provided its the expected amortization schedule, the amount on deposit in the overcollateralization subaccount equaling the overcollateralization level,

     - the amount on deposit in the capital subaccount equaling the required capital level, and

     - all other fees and expenses under the indenture being paid,

by (1) the date for payment immediately succeeding the next scheduled true-up adjustment filing date, or (2) with respect to a true-up adjustment occurring after the last scheduled final payment date for any notes, the earlier of the payment date preceding the next date for a true-up adjustment and the final maturity date for those notes. The servicer will file true-up adjustments and, in accordance with the financing order, the Texas commission has the right to review the adjustments. The Commission's rights of review are limited to arithmetic errors. Absent the need for an interim true-up adjustment, the servicer will implement adjustments to the transition charges annually, unless more frequent adjustments are required as described above.

     If the Texas commission enters an order setting forth an allocation of transition charges and requiring transition charges to be reallocated among customer classes in the same manner, the servicer will recalculate the transition charges to give effect to the reallocation within 45 days of the commission's order becoming final.

     The servicing agreement requires the servicer to implement procedures and policies to ensure that REPs remit the transition charges collected from their retail customers to the servicer on behalf of us and the noteholders. These procedures and policies include creating and maintaining records that would permit the servicer to bill retail customers directly for the transition charges and maintaining the capability to promptly assume billing and collecting responsibilities in the event that an REP defaults. The servicer will also monitor payments from REPs and will take all permitted steps to ensure and collect payment by the REPs. The servicer will impose credit and collection policies on the REPs, as permitted under each financing order and the rules of the Texas commission, to prevent the then current rating of the related notes by the rating agencies from being withdrawn or downgraded. Please refer to "-- Retail Electric Providers" below.

     The servicer is responsible for instituting any proceeding to compel performance by the State of Texas or the Texas commission of their respective obligations under the restructuring act, any financing order, any issuance advice letter, any true-up adjustment or any tariff. The servicer is also responsible for instituting any proceeding to block or overturn any attempts to cause a repeal, modification or judicial invalidation of the restructuring act or any financing order. The servicing agreement also designates the servicer as the custodian of our records and documents. The servicing agreement requires the servicer to indemnify us, our independent managers and the indenture trustee (for itself and for your benefit) for any negligent act or omission relating to the servicer's duties as custodian.

REMITTANCES TO COLLECTION ACCOUNT

     The servicer will make periodic payments on account of transition charge collections to the indenture trustee for deposit in the collection account as follows. For a description of the allocation of the deposits, please refer to "Security for the Notes -- Allocations; Payments" in this prospectus. The servicer will remit estimated collection payments on the transition charges to the collection account each business day. The servicer may, however, remit estimated collection payments on the transition charges to the collection account each calendar month if no servicer default has occurred and is continuing, and the servicer maintains a long-term rating of at least A
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or its equivalent, or each rating agency has notified the servicer, us, as well as the indenture trustee and the managers that monthly payment will not result in a reduction or withdrawal of the then current rating of any outstanding class of notes.

     The servicer will remit to the indenture trustee transition charge collections based on its estimated system-wide charge-off percentage and the average number of days outstanding of bills. Each year, the servicer will reconcile remittances of estimated payments arising from transition charges with the indenture trustee to more accurately reflect the amount of billed transition charges that should have been remitted, based on the actual system-wide charge-off percentage. To the extent the remittances of estimated payments arising from the transition charge exceed the amounts that should have been remitted based on actual system-wide charge-offs, the servicer will be entitled to receive a payment from the indenture trustee in an amount equal to the excess remittance, or to withhold the excess amount from any subsequent remittance to the indenture trustee. To the extent the remittances of estimated payments arising from the transition charge are less than the actual payments arising from the transition charge collected, the servicer will remit the amount of the shortfall to the indenture trustee within two business days, or, if monthly remittances are permitted, on the next remittance date. Although the servicer will remit estimated payments arising from the transition charge to the indenture trustee, the servicer is not obligated to make any payments on the notes.

     In the event that the servicer makes changes to its current computerized customer information system which would allow the servicer to track actual transition charge payments and/or otherwise monitor payment and collection activity more efficiently or accurately than is being done today, the servicing agreement will allow the servicer to substitute actual remittance procedures for the estimated remittance procedures described above and otherwise modify the remittance procedures described above as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities. However, the servicer will not be allowed to make any modification or substitution that will materially adversely affect the noteholders. The servicer must also give notice to the rating agencies of any such computer system changes no later than 60 business days after the date on which all retail customer accounts are billed on the new system.

SERVICING COMPENSATION

     The servicer will be entitled to receive an annual servicing fee paid semi-annually in an amount equal to:

     - 0.05% of the initial aggregate principal amount of the notes for so long as the servicer remains CPL or an affiliate or bills the transition charge concurrently with other charges for its own account for electric services; or

     - 0.60% of the initial aggregate principal amount of the notes if CPL or an affiliate is not the servicer and the transition charge is not being concurrently billed with other charges for electric service for the servicer's own account. So long as CPL or an affiliate remains the servicer, the servicer will not cause transition charges to be billed separately to retail customers or REPs from amounts owed to the servicer on its own account.

     The servicer will also be entitled to retain any interest earnings on transition charge collections prior to remittance to the collection account, and all late payment charges collected from REPs or retail customers. The indenture trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the notes. Please refer to "Security for the Notes -- Allocations; Payments" in this prospectus.

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RETAIL ELECTRIC PROVIDERS

     As part of the restructuring of the Texas electric industry, retail customers of CPL will, as of the introduction of customer choice or in limited circumstances, sooner, purchase electricity and related services from REPs rather than CPL. CPL will no longer be permitted to sell electricity directly to retail customers. However, CPL currently expects that it will organize an affiliated REP to provide electricity and related services to retail customers. The restructuring act grants all retail customers the option to have all electric service provided on a single bill. REPs, including CPL's affiliated REP, will issue a single bill to retail customers purchasing electricity from an REP. This single bill would include all charges related to purchasing electricity from the REP, delivery services from CPL or a successor servicer and the applicable transition charges under the financing order. Therefore, we expect that retail customers will pay the transition charges to REPs who supply them with electric power. The REPs will be obligated to forward payments on the transition charges to the servicer even if they do not collect the charge from retail customers. This obligation is subject to the right to credits or refunds from the servicer for amounts written off as uncollectible as described above. The servicer will have limited rights to collect the transition charges directly from those retail customers who receive their electricity bills from a third party in the event that the REP does to pay the transition charge. Because the REPs will initially bill most retail customers for the transition charges, we will have to rely on a relatively small number of entities for the collection of the bulk of the transition charges. The servicer will not pay any shortfalls resulting from the failure of any REP to forward transition charge collections.

     REPs must provide the servicer with timely information necessary for billing and true-up adjustments. In addition, prior to billing or collecting any transition charges, the REP must provide a cash deposit equal to two months' maximum estimated collections of transition charges, which deposit will be put into the REP deposit subaccount. There will be a quarterly evaluation of the REP's estimated transition charge collections to determine the correct size of the deposit. If the REP's customer base has grown, then the REP will have to deposit additional cash. If the REP's customer base has declined or if the earnings on the REP's deposit have caused the deposit to exceed two months' maximum estimated collections of transition charges, the REP will be entitled to a refund of the excess, provided that the REP is not in default. An REP who maintains a credit rating of BBB by S&P and Baa2 by Moody's or better will be exempt from this requirement for so long as the servicer maintains an unqualified ability to assume the REP's billing and collection function and to separately bill and collect transition charges upon an REP default. The servicer will be allowed to impose other credit and collection policies as may be reasonably necessary to prevent the ratings of the notes from being withdrawn or downgraded as authorized by the financing order and the rules of the Texas commission. The servicer will also maintain the right to terminate transmission and distribution service for non-payment by end-use retail customers in accordance with the rules of the Texas commission.

     The REP must pay the transition charges billed to it by the servicer within 16 days after billing by the servicer regardless of whether the REP collects such charges from end-use retail customers. The amount of payments that an REP must remit will incorporate the same system-wide charge off percentage used by the servicer to remit payments to the indenture trustee. On an annual basis in connection with the true-up adjustment process, the REP and the servicer will reconcile the amounts held back with amounts actually written-off as uncollectible in accordance with the terms agreed to by the REP and the servicer. The REP's right to reconciliation for write-offs will be limited to retail customers whose service has been permanently terminated and whose entire accounts have been written off. The REP's recourse will be limited to a credit against future transition charge payments unless the REP and the servicer agree to alternative arrangements. The REP will not have recourse to us or our funds for such payments. The REP's rights to credits will not take effect until after adjusted transition charges which take the REP's uncollectible bills into account have been implemented.

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     Neither CPL nor any successor servicer will pay any shortfalls resulting from the failure of any REP to remit payments arising from the transition charges to the servicer. The annual true-up and interim true-up adjustment mechanisms for the transition charges, as well as the overcollateralization amount and the amounts deposited in the capital subaccount, are intended to mitigate the risk of shortfalls. Any shortfalls that occur will delay the distribution of interest on and principal of the notes.

SERVICER REPRESENTATIONS AND WARRANTIES

     In the servicing agreement, the servicer will represent and warrant to us, as of the date of each issuance of a series of notes, among other things, that:

     - the servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own its properties as owned by it on the issuance date, to conduct its business as its business is conducted by it on the issuance date and to service the transition property and hold the records related to the transition property, and to execute, deliver and carry out the terms of the servicing agreement;

     - the servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where a failure to qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the business, operations, assets, revenues or properties of the servicer;

     - the execution, delivery and carrying out of the terms of the servicing agreement have been duly authorized by all necessary corporate action on the part of the servicer;

     - the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

     - the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer's corporate charter or by-laws or any material agreement to which the servicer is a party or by which it is bound, result in the creation or imposition of any lien upon the servicer's properties pursuant to the terms of a material agreement or violate any existing law or any existing order, rule or regulation applicable to the servicer so as to adversely affect the servicer's ability to perform its obligations under the servicing agreement or the noteholders;

     - each report or certificate delivered in connection with an advice letter to the Texas commission will be true and correct, or, if based on predictions and assumptions, will be based on predictions and assumptions that are reasonably based on historical performance and facts known to the servicer on the date such report or certificate is delivered;

     - no governmental approvals, authorizations or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made or are required to be made by the servicer in the future; and

     - except as disclosed to us, no proceeding is pending and, to the servicer's knowledge, no proceeding is threatened and no investigation is pending or threatened before any governmental authority, asserting the invalidity of any of the basic documents, seeking to

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

       prevent issuance of notes or the consummation of the transactions contemplated by any of the basic documents, seeking a determination that might materially and adversely affect the performance by the servicer of its obligations under any of the basic documents or which could reasonably be expected to adversely affect the federal income tax or state income or franchise tax attributes of the notes as debt.

     The servicer is not responsible for any ruling, action or delay of the Texas commission, except those caused by the servicer's failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also is not liable for the calculation of the transition charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a grossly negligent manner.

     The servicer will indemnify, defend and hold harmless us and the indenture trustee (for itself and for your benefit) and the independent managers and each of their respective officers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising from the servicer's willful misconduct, bad faith or gross negligence in the performance of its duties, the servicer's reckless disregard of its obligations and duties or the servicer's breach in any material respect of any of its representations or warranties. The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct, bad faith or gross negligence of the party seeking indemnification.

     The servicing agreement also provides that the servicer releases us and our independent managers, the indenture trustee and each of our respective officers, directors and agents from any actions, claims and demands which the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the transition property or the servicer's activities, other than actions, claims and demands arising from the willful misconduct, bad faith or gross negligence of the parties.

EVIDENCE AS TO COMPLIANCE

     The servicing agreement will provide that a firm of independent public accountants, at our expense, will furnish to us, the indenture trustee and the
rating agencies on or before           of each year, beginning           , a
statement as to compliance by the servicer with standards relating to the servicing of the transition property during the preceding twelve months ended
          (or preceding period since the closing date of the issuance of the notes in the case of the first statement). This report will state that the accounting firm has performed agreed upon procedures in connection with the servicer's compliance with the servicing procedures of the servicing agreement, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     The servicing agreement will also provide for delivery to us and to the
indenture trustee and the rating agencies, on or before           of each year,
beginning           , of a certificate signed by an officer of the servicer
stating that the servicer has fulfilled its obligations under the servicing
agreement throughout the preceding twelve months ended           (or preceding
period since the closing date of the issuance of the notes in the case of the first certificate) or, if there has been a default in the fulfillment of any obligation under the servicing agreement, describing each default. The servicer has agreed to give us, the indenture trustee and the ratings agencies notice of servicer defaults under the servicing agreement.

     You may obtain copies of the statements and certificates by sending a written request addressed to the indenture trustee.

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     The servicer will also be required to deliver monthly reports and copies of any filings made with the Texas commission to us and to the indenture trustee and the rating agencies. In addition, the servicer is required to make certain disclosures to its retail customers and REPs, and must provide information about the REPs as is reasonably requested by the rating agencies.

MATTERS REGARDING THE SERVICER

     The servicing agreement will provide that CPL may not resign from its obligations and duties as servicer thereunder, except when either:

     - CPL determines that performance of its duties is no longer permissible under applicable law; or

     - CPL receives (1) notice from the rating agencies rating the notes that CPL's resignation will not result in a reduction or withdrawal of the then current ratings on any class of notes, and (2) consent of the Texas commission, to the extent required under the financing order.

     No resignation by CPL as servicer will become effective until a successor servicer has assumed CPL's servicing obligations and duties under the servicing agreement.

     The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to the indenture trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the indenture trustee or on any document submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at our expense.

     Under the circumstances specified in the servicing agreement, any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to the major part of the servicer's electric transmission and distribution business may assume all of the rights and obligations of the servicer under the servicing agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides wire service directly to retail customers taking service as facilities, premises located in the servicer's certificated service area as it existed on May 1, 1999 may assume all of the servicer's rights and obligations under the servicing agreement. The following are conditions to the transfer of the duties and obligations to a successor servicer:

     - immediately after the transfer, no servicer default has occurred and is continuing;

     - the servicer has delivered to us and to the indenture trustee and the rating agencies an officer's certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;

     - the servicer has delivered to us and to the indenture trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those with the Texas commission, to protect our interests in all of the transition property have been made or that no filings are required; and

     - the servicer has given prior notice to the rating agencies.

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     So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

     The servicing agreement permits the servicer to appoint any person to perform any or all of its obligations. However, unless the appointed person is an affiliate of CPL, the servicer must receive notice from the rating agencies that the appointment will not result in a reduction or withdrawal of the then current ratings on any class of notes and the servicer must remain obligated and liable under the servicing agreement.

SERVICER DEFAULTS

     Servicer defaults under the servicing agreement will include, among other things:

     - any failure by the servicer to remit payments arising from the transition charge into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from us or the indenture trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

     - any failure by the servicer or CPL to observe or perform in any material respect any of its respective other covenants or agreements in the servicing agreement or the other agreements related to the notes, which failure materially and adversely affects the rights of noteholders and which continues unremedied for 60 days after the giving of notice of a failure (1) to the servicer or CPL by us or (2) to the servicer or CPL by the indenture trustee or holders of notes evidencing not less than 25% in principal amount of the outstanding notes;

     - any representation or warranty made by the servicer in the servicing agreement will prove to have been incorrect in a material respect when made, which has a material adverse effect on us or the noteholders and which material adverse effect continues unremedied for a period of 60 days after the giving of notice to the servicer by us or the indenture trustee; and

     - events of bankruptcy, insolvency, receivership or liquidation of the servicer.

RIGHTS WHEN SERVICER DEFAULTS

     In the event of a servicer default that remains unremedied, either the indenture trustee or holders of notes evidencing not less than a majority in principal amount of then outstanding notes of all series may terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer's indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed. After the termination, the indenture trustee will appoint a successor servicer who will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. In addition, when a servicer defaults, the noteholders (subject to the provisions of the indenture) and the indenture trustee as beneficiary of any statutory lien permitted by the restructuring act will be entitled to apply to a Travis County, Texas district court for sequestration and payment of revenues arising from the transition property. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing. The indenture trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the nationally recognized statistical rating agencies rating the notes. The indenture trustee may make arrangements for compensation to be paid to the successor servicer.

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WAIVER OF PAST DEFAULTS

     Holders of notes evidencing not less than a majority in principal amount of the then outstanding notes, on behalf of all noteholders, may waive any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the collection account under the servicing agreement. The servicing agreement provides that no waiver will impair the noteholders' rights relating to subsequent defaults.

SUCCESSOR SERVICER

     If for any reason a third party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with us and with the indenture trustee and the successor servicer in terminating the servicer's rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired. The servicing agreement will provide that we will be liable for its reasonable costs and expenses incurred in transferring servicing responsibilities (which will not include any set-up costs for the successor) to the successor servicer.

AMENDMENT

     The servicing agreement may be amended with five business days' prior written notice to the rating agencies with the consent of the indenture trustee, but without the consent of the noteholders

     - to cure any ambiguity,

     - to correct or supplement any provision in the servicing agreement,

     - for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement, or

     - of modifying in any manner the rights of the noteholders,

provided that the action will not, as certified in a certificate of an officer of the servicer delivered to us and to the indenture trustee and the managers, adversely affect in any material respect the interest of any holder of notes then outstanding.

     The servicing agreement may also be amended by the servicer and us with five business days' prior written notice to the rating agencies and with the consent of the indenture trustee and the holders of notes evidencing at least a majority in principal amount of the then outstanding notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of the noteholders. However, no amendment adopted in this manner may increase or decrease, or accelerate or delay the timing of, collection of transition charges, or reduce the percentage of noteholders required to consent to amendments. No amendment of the provisions of the servicing agreement relating to the servicer's remittance and transition charge adjustment obligations will be permitted absent confirmation from the rating agencies that such amendment will not result in a reduction or withdrawal of the then existing rating of the notes by the rating agencies (except that with regard to Moody's it will be sufficient to provide ten days' prior notice of the amendment). We may also amend the servicing procedures provided in the servicing agreement solely to address changes to the servicer's method of calculating payments of transition charges received as a result of changes to the servicer's current computerized information system, if the amendment does not have a material adverse effect on the holders of notes then outstanding, with prior written notice to the indenture trustee and the rating agencies, but without the consent of the indenture trustee, any rating agency or any noteholder. These
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changes may include changes which would replace remittances calculated by estimation procedures with remittances of transition charge collections actually received.

                            DESCRIPTION OF THE NOTES

GENERAL

     We will issue the notes pursuant to the terms of an indenture between us and the indenture trustee. The particular terms of the notes of any series will be established in a supplement to the indenture or an issuance certificate and, in either case, the material terms will be described in the related prospectus supplement. Although we have disclosed the material terms of the notes and the indenture in this prospectus, this summary is subject to the terms and provisions of the indenture and related supplements or issuance certificates, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.

     We may issue the notes in one or more series, any one or more of which may be comprised of one or more classes. Classes of notes may differ as to the interest rate and the timing, sequential order and amount of payments of principal or interest, or both. Each series of notes may include one or more classes of notes that accrue interest at a variable rate based on an index described in the related prospectus supplement. A swap agreement may serve as security for any class of floating rate notes, in addition to the security provided under the indenture. Please refer to "-- Floating Rate Notes" below.

     While the prospectus supplement will describe the specific terms of only a series of notes (and the classes of that series (if any)) in respect of which this prospectus is being delivered, the terms of that series and any classes will not be subject to the prior review of or consent of the holders of outstanding notes. All notes of the same series will be identical in all respects except for the denominations, unless that series is comprised of more than one class, in which case all notes of the same class will be identical in all respects except for the denominations.

     All notes that we issue under the indenture will be payable solely from, and secured solely by, a pledge of and lien on the transition property and the other collateral as provided in the indenture. Please refer to "Security for the Notes -- Pledge of Collateral" in this prospectus. All notes that we issue under the indenture, whenever issued, on all of the collateral.

     The prospectus supplement for a series of notes will describe the following terms of that series of notes and, if applicable, the classes of that series:

     - the designation of the series and, if applicable, the classes of that series,

     - the principal amount of the series and, if applicable, the classes of that series,

     - the annual rate at which interest accrues,

     - the payment dates,

     - the scheduled final payment date and the final maturity date of the series and, if applicable, the classes of that series,

     - the issuance date of the series,

     - the place or places for the payment of principal,

     - the authorized denominations,

     - any provisions for optional redemption of the series or class,

     - the expected amortization schedule for principal of the series and, if applicable, the classes of that series,

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     - that the series will have an equal priority lien with all other outstanding series,

     - any other material terms of the class that are not inconsistent with the provisions of the indenture and that will not result in any rating agency reducing or withdrawing its rating of any outstanding class of notes,

     - the identity of the indenture trustee, and

     - solely if a series includes floating rate notes, the terms of any swap agreement executed to permit such issuance and the identity of any swap counterparty related thereto.

     The notes are not a debt, liability or other obligation of the State of Texas or of any political subdivision, agency or instrumentality of the State and do not represent an interest in or legal obligation of CPL or any of its affiliates, other than us. Neither CPL nor any of its affiliates will guarantee or insure the notes. Financing orders authorizing the issuance of the notes do not constitute a pledge of the full faith and credit of the State of Texas or of any of its political subdivisions. The issuance of the notes under the restructuring act will not directly, indirectly or contingently obligate the State of Texas or any of its political subdivisions to levy or to pledge any form of taxation for the notes or to make any appropriation for their payment.

INTEREST AND PRINCIPAL

     Interest will accrue on the principal balance of a class of notes at the annual rate either specified in or determined in the manner specified in the related prospectus supplement and will be payable on the payment dates specified in the related prospectus supplement. Collections of transition charges, including amounts available in the reserve subaccount, the overcollateralization subaccount and, if necessary, the amounts available in the capital subaccount. In the event of default by an REP, the amounts in the REP deposit subaccount (up to an amount of the lesser of the payment defaults of an REP or that REP's deposit amount) will be used to make interest payments to the noteholders of each class on each payment date for the notes. Please refer to "Security for the Notes -- Allocations; Payments."

     Principal of the notes of each class will be payable in the amounts and on the payment dates specified in the related prospectus supplement, but only to the extent that amounts in the collection account are available, and subject to the other limitations described below, under "Security for the Notes -- Allocations; Payments." Each prospectus supplement will set forth the expected amortization schedule for each series of notes and, if applicable, the classes of that series. On any payment date, unless an event of default has occurred and is continuing and the notes have been declared due and payable, the indenture trustee will make principal payments on the notes only until the outstanding principal balances of those notes have been reduced to the principal balances specified in the applicable expected amortization schedule for that payment date. The indenture trustee will retain in the reserve subaccount for payment on later payment dates any collections of transition charges in excess of amounts payable as

     - expenses of the servicer, the independent managers and the indenture trustee (including the servicing fee),

     - payments of interest on and principal of the notes,

     - allocations to the capital subaccount, and

     - allocations to the overcollateralization subaccount (all as described under "Security for the Notes -- Allocations; Payments").

If the indenture trustee receives insufficient collections of transition charges for any payment date, and amounts in the collection account (and the applicable subaccount of the collection account) are not sufficient to make up the shortfall, principal of any class of notes may be

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payable later than expected, as described in this prospectus. Please refer to
"Risk Factors -- Other Risks Associated with an Investment in the Notes." The entire unpaid principal amount of the notes of all series will be due and payable on the date on which an event of default (other than a breach by the State of Texas of its pledge) has occurred and is continuing, if the indenture trustee or the holders of not less than a majority in principal amount of the notes of all series then outstanding have declared the notes to be immediately due and payable. Please refer to "Description of the Notes -- Events of Default; Rights Upon Event of Default" in this prospectus.

     Unless the context requires otherwise, all references in this prospectus to principal of the notes of a series include any premium that might be payable if notes of that series are redeemed, as described in the related prospectus supplement.

PAYMENTS ON THE NOTES

     The indenture trustee will pay on each payment date to the holders of each class of notes to the extent of available funds in the collective account all payments of principal and interest then due. In the case of floating rate notes, in lieu of interest, the indenture trustee will make payments under any related swap agreement with respect to interest. The indenture trustee will make each payment other than the final payment with respect to any notes to the holders of record of the notes of the applicable class on the record date for that payment date. The indenture trustee will make the final payment for each class of notes, however, only upon presentation and surrender of the notes of that class at the office or agency of the indenture trustee specified in the notice given by the indenture trustee of the final payment. The indenture trustee will mail notice of the final payment to the noteholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

     If interest on the notes of any series is not paid when due, the defaulted interest will be paid (plus interest on the defaulted interest at the applicable note's interest rate to the extent lawful) to the noteholders on a special record date. The special record date will be at least fifteen business days prior to the date on which the indenture trustee is to make a special payment (a "special payment date"). We will fix any special record date and special payment date. At least 20 days before any special record date, the indenture trustee will mail to each affected noteholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

     At the time, if any, we issue the notes of any series in the form of definitive notes and not to DTC or its nominee, the indenture trustee will make payments with respect to that class on a payment date or a special payment date by check mailed to each holder of a definitive note of the class of record on the applicable record date at its address appearing on the register maintained with respect to the notes of that series. Upon application by a holder of any class of notes in the principal amount of $10,000,000 or more to the indenture trustee not later than the applicable record date, the indenture trustee will make payments by wire transfer to an account maintained by the payee in New York, New York.

     If any special payment date or other date specified for any payments to noteholders is not a business day, the indenture trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period. "Business day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Dallas, Texas are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

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FLOATING RATE NOTES

     If we offer any floating rate notes of any class, we will enter into one or more swap agreements with a swap counterparty identified and having the terms described in the related prospectus supplement. Generally, a swap agreement, on each payment date, will obligate us to pay to the swap counter party, solely from payments of transition charges received with respect to that class of notes, an amount equal to the interest due on that class of notes on the payment date. The swap agreement will obligate the swap counter party to pay to us an amount equal to the product of (1) the floating rate and (2) the principal balance of the floating rate notes as of the close of business on the preceding payment date, after giving effect to all payments of principal made to the floating rate noteholders on the preceding payment date. Please refer to "Risk Factors -- Additional Risks of Floating Rate Notes" in this prospectus.

NO THIRD-PARTY CREDIT ENHANCEMENT

     We do not currently anticipate that the notes will have the benefit of any third-party credit enhancement, such as guarantees, letters of credit, insurance or the like. If, however, we issue any series of notes with any third-party credit enhancement any credit enhancement will be described in the related prospectus supplement.

REGISTRATION AND TRANSFER OF THE NOTES

     If specified in the related prospectus supplement, we may issue one or more classes of notes in definitive form, which will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, there will be no service charge for any registration or transfer of the notes, but the indenture trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

     We will issue each class of notes in the minimum initial denominations set forth in the related prospectus supplement and, except as otherwise provided in the related prospectus supplement, in integral multiples thereof.

     The indenture trustee will make payments of interest and principal on each payment date to the noteholders in whose names the notes were registered on the record date.

BOOK-ENTRY REGISTRATION

     If specified in the related prospectus supplement, one or more classes of notes may initially be book-entry notes. Book-entry notes are initially represented by one or more notes registered in the name of Cede & Co., as nominee of DTC, or another securities depository, and are available only in the form of book-entries. We will initially register any book-entry notes in the name of Cede & Co., the nominee of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, and is a member of the federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules.
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     Noteholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, noteholders will receive all payments of principal of and interest on the notes from the indenture trustee through DTC and its participants. Under a book-entry format, noteholders will receive payments after the related payment date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on that date, DTC will forward the payments to its participants, which thereafter will be required to forward them to indirect participants or holders of beneficial interests in the notes. The indenture trustee, the servicer and any paying agent, transfer agent or registrar may treat the registered holder in whose name any note is registered (expected to be Cede & Co.) as the absolute owner thereof (whether or not the note is overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payments and for all other purposes.

     Unless and until we issue definitive notes, we anticipate that the only "holder" of notes of any series will be Cede & Co., as nominee of DTC. Noteholders will only be permitted to exercise their rights as noteholders indirectly through DTC or its participants. All references in this prospectus to actions by noteholders thus refer to actions taken by DTC upon instructions from its participants. All references in this prospectus to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to Cede & Co., as the registered holder of the notes, for distribution to the beneficial owners of the notes in accordance with DTC procedures.

     Except under the circumstances described below, while any book-entry notes of a series are outstanding under DTC's rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry notes. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry notes. Participants with whom noteholders have accounts with respect to book-entry notes are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective noteholders. Accordingly, although noteholders will not possess physical notes, DTC's rules provide a mechanism by which noteholders will receive payments and will be able to transfer their interests.

     DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks. Thus, the ability of holders of beneficial interests in the notes to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the notes, may be limited due to the lack of a definitive note for the notes.

     DTC has advised the indenture trustee that it will take any action permitted to be taken by a noteholder under the indenture and the related prospectus supplement only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the indenture trustee that it may take actions with respect to the noteholders' interest that might conflict with other of its actions with respect thereto.

DEFINITIVE NOTES

     Unless otherwise specified in the related prospectus supplement, we will issue notes of a series in registered, certificated form to noteholders, or their nominees, rather than to DTC only under the circumstances provided in the indenture, which will include: (1) our advising the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry notes of that series and that we are unable to locate a qualified successor, (2) our electing to terminate the book-entry system through DTC, with written notice to the indenture trustee, or (3) after the occurrence of an event of default under the indenture, holders' of notes representing not less than a majority of the aggregate outstanding principal amount of the notes of any series

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

maintained as book-entry notes advising us, the indenture trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those noteholders. Upon issuance of definitive notes of a series, those notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the indenture trustee with respect to transfers, notices and payments.

     Upon surrender by DTC of the definitive securities representing the notes and instructions for registration, the indenture trustee will issue the notes in the form of definitive notes, and thereafter the indenture trustee will recognize the registered holders of the definitive notes as noteholders under the indenture.

     The indenture trustee will make payment of principal of and interest on the notes directly to noteholders in accordance with the procedures set forth herein and in the indenture and the related prospectus supplement. The indenture trustee will make interest payments and principal payments to noteholders in whose names the definitive notes were registered at the close of business on the related record date. The indenture trustee will make payments by check mailed to the address of the noteholder as it appears on the register maintained by the indenture trustee or in such other manner as may be provided in the related trustee's issuance certificate or supplement to the indenture and except that certain payments will be made by wire transfer as described in the indenture. The indenture trustee will make the final payment on any note (whether definitive notes or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the note on the final payment date at the office or agency that is specified in the notice of final payment to noteholders. The indenture trustee will provide the notice to registered noteholders not later than the fifth day prior to the final payment date.

     Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the indenture trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

OPTIONAL REDEMPTION

     We may redeem a series of notes on any payment date if, after giving effect to payments that would otherwise be made on that date, the outstanding principal balance of the series of notes has been reduced to less than five percent of the initial principal balance. If specified in the prospectus supplement related to any series or class of notes, the indenture may also permit the redemption of the series or class of notes in full for cash on any payment date using proceeds received from the issuance of any additional series or class of notes. These new notes will be payable solely out of the transition property and other collateral and will have no more than an equal priority lien thereon as against all existing series of notes. In addition, a series of notes will be subject to redemption if and to the extent provided in the related prospectus supplement.

     The indenture does not permit a redemption under the indenture unless each rating agency other than Moody's, to which prior written notice will be given, has notified us and our managers, the servicer and the indenture trustee that the redemption will not result in a reduction or withdrawal of the then current rating of any outstanding class of notes. Upon any redemption of any series or class of notes, we will have no further obligations under the indenture with respect thereto. We may redeem the notes in all instances of optional redemptions permitted by the indenture upon payment of the outstanding principal amount of the notes to be redeemed and accrued but unpaid interest thereon as of the date of redemption. We will give notice of redemption to the indenture trustee and the rating agencies not less than 25 days nor more than 50 days prior to the date of redemption. We will give written notice to each holder of notes to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the applicable date of redemption.

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CONDITIONS OF ISSUANCE OF ADDITIONAL SERIES AND ACQUISITION OF ADDITIONAL
TRANSITION PROPERTY

     Our acquisition of transition property and issuance of any series of notes with respect thereto after the initial acquisition and issuance is subject to the following conditions, among others:

     - all parties required to do so by the terms of the relevant documents must have authorized, executed and delivered appropriate documentation required by the indenture and the limited liability company agreement, including trustee's certificates or supplements to the limited liability company agreement;

     - the seller must have irrevocably assigned all of its right, title and interest in the additional transition property to us and made a filing required by Section 39.309 of the restructuring act with respect to the assignment;

     - each rating agency must have notified us and our managers, the servicer and the indenture trustee that the transactions will not result in a reduction or withdrawal of the then current rating of any outstanding class of notes;

     - the seller must have delivered to us and our managers and the indenture trustee an opinion of independent tax counsel and/or a ruling from the IRS (as selected by, and in form and substance reasonably satisfactory to, the seller) to the effect that, for federal income tax purposes, (1) the issuance of the notes will not result in gross income to the seller and the notes will be obligations of the seller, and (2) in the case of the acquisition of subsequent transition property only, the issuance will not adversely affect the characterization of the then outstanding notes as obligations of the seller;

     - no event of default may have occurred and be continuing under the indenture;

     - as of the date of issuance, we must have sufficient funds available to pay the purchase price for the additional transition property, and all conditions to the issuance of a new series of notes must have been satisfied or waived; and

     - we must deliver certain certificates and opinions specified in the indenture to the indenture trustee.

     Our obligation to purchase transition property on any transfer date is also subject to the satisfaction or waiver of the conditions described in "The Sale Agreement -- Conditions to the Sale of Transition Property."

ACCESS OF NOTEHOLDERS

     Upon written request of any noteholder or group of noteholders of any series or of all outstanding series of notes evidencing not less than 10 percent of the aggregate outstanding principal amount of the notes of that series or all series, as applicable, the indenture trustee will afford the noteholder or noteholders access during business hours to the current list of noteholders of that series or of all outstanding series, as the case may be, for purposes of communicating with other noteholders with respect to their rights under the indenture.

     The indenture does not provide for any annual or other meetings of noteholders.

REPORTS TO NOTEHOLDERS

     On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any series or class of notes, the indenture trustee will deliver to the noteholders of that series or class a statement with respect to the payment to be

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

made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

     - the amount of the payment to noteholders allocable to (1) principal and
       (2) interest,

     - the aggregate outstanding principal balance of the notes, after giving effect to payments allocated to principal reported immediately above, and

     - the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected amortization schedule.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the notes, the indenture trustee will mail to each person who at any time during the calendar year has been a noteholder and received any payment thereon, a statement containing certain information for the purposes of the noteholder's preparation of U.S. federal and state income tax returns. Please refer to "Material U.S. Federal Tax Consequences."

SUPPLEMENTAL INDENTURES

     From time to time, and without the consent of the noteholders of any series (but with prior notice to the rating agencies), we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

     - to correct or amplify the description of any property subject to the indenture, or to better convey the property subject to the indenture, or to add additional property,

     - to add to the covenants for the benefit of the noteholders,

     - to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture, however, any such action will not adversely affect the interests of the noteholders,

     - to evidence the succession of another person to us or to the indenture trustee in accordance with the terms of the indenture,

     - to effect qualification under the Trust Indenture Act of 1939, or

     - to set forth the terms of any additional series or class of notes or to provide for the terms of any swap agreement.

We may also, without the consent of the noteholders, enter into one or more other agreements supplemental to the indenture so long as the supplemental agreement does not, as evidenced by an opinion of counsel, adversely affect the interests of any holders of notes then outstanding in any material respect and each rating agency has notified us and the servicer, the indenture trustee and the issuer trustee that the supplemental agreement will not result in a reduction or withdrawal of the then current rating of any outstanding class of notes.

     In addition, we may, with the consent of noteholders holding not less than a majority of the aggregate outstanding principal amount of the notes of all affected series or classes, enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the

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indenture. No supplement, however, may, without the consent of each noteholder of each series or class affected thereby, take certain actions enumerated in the indenture, including:

     - reduce in any manner the amount of, or delay the timing of, deposits or payments on any note,

     - reduce the percentage of the aggregate outstanding principal amount of the notes the holders of which are required to consent to any supplement,

     - modify the provisions in the indenture relating to amendments with the consent of noteholders to decrease any minimum percentage of noteholders required to approve amendments,

     - permit the creation of any lien on the collateral ranking prior to or on a parity with the lien of the indenture, or

     - cause any material adverse federal income tax consequences to us or to our managers or to the seller, the indenture trustee or the then existing noteholders.

     Promptly following the execution of any supplement to the indenture, the indenture trustee will furnish written notice of the substance of the supplement to each noteholder. Any supplement to the indenture or trustee's issuance certificate executed in connection with the issuance of one or more additional series of notes will not be considered an amendment to the indenture.

COVENANTS OF THE ISSUER

     We may not consolidate with or merge into any other entity, unless:

     - the entity formed by or surviving the consolidation or merger is organized under the laws of the U.S., any State or the District of Columbia;

     - the entity expressly assumes by an indenture supplemental to the indenture the performance or observance of all of our agreements and covenants under the indenture;

     - no default or event of default under the indenture has occurred and is continuing immediately after the merger or consolidation;

     - each rating agency has notified us, the servicer and the indenture trustee that the transaction will not result in a reduction or withdrawal of the then current rating of any outstanding class of notes;

     - the seller has delivered to us, the indenture trustee and the rating agencies an opinion of outside tax counsel (as selected by, and in form and substance reasonably satisfactory to, the seller, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse federal income tax consequence to us, the seller, the indenture trustee or the then existing noteholders;

     - any action as is necessary to maintain the first perfected security interest in the note collateral created by the indenture has been taken, as evidenced by an opinion of outside counsel; and

     - we have delivered to the indenture trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

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

     We may not sell, convey, exchange or transfer or otherwise dispose of any of our properties or assets to any person or entity, unless:

     - the person or entity acquiring the properties and assets

      -- is a U.S. citizen or an entity organized under the laws of the U.S., any State or the District of Columbia,

      -- expressly assumes by an indenture supplemental to the indenture the performance or observance of all of our agreements and covenants under the notes,

      -- expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of noteholders,

      -- unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us harmless against and from any loss, liability or expense arising under or related to the indenture and the notes, and

      -- expressly agrees by means of the supplemental indenture that the person
         (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the notes;

     - no default under the indenture has occurred and is continuing immediately after the transactions;

     - each rating agency has notified us, the servicer and the indenture trustee that the transactions will not result in a reduction or withdrawal of the then current rating of any outstanding class of notes;

     - the seller has delivered to us, the indenture trustee and the rating agencies an opinion of outside tax counsel (as selected by, and in form and substance reasonably satisfactory to, the seller, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal income tax consequence to us, the Seller, the indenture trustee or the then existing noteholders;

     - any action as is necessary to maintain a first perfected security interest in the note collateral created by the indenture has been taken as evidenced by an opinion of outside counsel; and

     - we have delivered to the indenture trustee an officer's certificate and an opinion of counsel, each stating that the conveyance or transfer complies with the indenture and all conditions precedent therein provided for relating to the transaction have been complied with.

     We will not, among other things, for so long as any notes are outstanding:

     - except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the indenture trustee,

     - claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes (other than amounts properly withheld under the Code) or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon any part of the transition property and the other collateral,

     - terminate our existence, or dissolve or liquidate in whole or in part,

     - permit the validity or effectiveness of the indenture to be impaired,

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     - permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the notes except as may be expressly permitted by the indenture,

     - permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due),

     - permit the lien granted under the indenture not to constitute a valid first priority security interest in the collateral, or

     - elect to be classified as an association taxable as a corporation for federal income tax purposes.

     We may not engage in any business other than financing, purchasing, owning and managing the transition property and the other collateral and the issuance of the notes in the manner contemplated by the notes, the basic documents or certain related activities incidental thereto.

     We will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the notes.

     We will not, except as contemplated by the notes and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. We will not, except as contemplated by the notes and the basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest for any calendar month unless no event of default has occurred and is continuing and any distributions do not cause the book value of our remaining equity to decline below 0.50% of the initial principal amount of all series of notes issued and outstanding pursuant to the indenture.

     We will cause the servicer to deliver to the indenture trustee the annual accountant's certificates, compliance certificates, reports regarding distributions and statements to noteholders required by the servicing agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     An "event of default" with respect to any series of notes is defined in the indenture as being:

     - a default for five business days in the payment of any interest on any note,

     - a default in the payment of the then unpaid principal of any note on the final maturity date for the series,

     - a default in the payment of the optional redemption price for any note on the optional redemption date therefor,

     - a default in the observance or performance in any material respect of any of our covenants or agreements made in the indenture (other than a default under the first three bullet points above) and the continuation of any default for a period of 30 days after written notice of the default is given to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding,
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     - any representation or warranty made by us in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice of the breach is given to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the indenture of that series then outstanding,

     - certain events of bankruptcy, insolvency, receivership or liquidation,

     - a breach by the State of Texas or any of its agencies (including the Texas commission) of the State's pledge, or

     - any other event designated as such in an issuance certificate or series supplement relating to that series as described in the related prospectus supplement.

     If an event of default (other than as specified in the seventh bullet point above) should occur and be continuing with respect to any series of notes, the indenture trustee or holders of not less than a majority in principal amount of the notes of all series then outstanding may declare the unpaid principal of the notes of all series to be immediately due and payable. The holders of a majority in principal amount of the notes of all series then outstanding may rescind that declaration under certain circumstances set forth in the indenture. If an event of default as specified in the seventh bullet above has occurred, the servicer will be obligated to institute (and the indenture trustee, for the benefit of the noteholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State's pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the indenture trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer would be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, be required to bill and collect the transition charges, perform adjustments and discharge its obligations under the servicing agreement. The servicer would be entitled to reimbursement of its expenses advanced by it in connection with the legal or administrative action as our operating expense under the indenture.

     If the notes of all series have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, either sell the transition property or elect to have us maintain possession of the transition property and continue to apply transition charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the transition property following a foreclosure, in light of the event of default, the unique nature of the transition property as an asset and other factors discussed in this prospectus. In addition, the indenture trustee is prohibited from selling the transition property following an event of default with respect to any series, other than a default in the payment of any principal or redemption price or a default for five days or more in the payment of any interest on any note of any series unless

     - the holders of all the outstanding notes of all series consent to the sale,

     - the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes of all series, or

     - the indenture trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the notes of all series as those payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes of all series.

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     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the notes at the request or direction of any of the holders of notes of any series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:

     - the holders of not less than a majority in principal amount of the outstanding notes of all series (or, if less than all series or classes are affected, the affected series, class or classes) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee and,

     - the holders of not less than a majority in principal amount of the notes of all series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding notes of all series or classes affected thereby.

     With respect to the notes, no holder of any note of any series will have the right to institute any proceeding with respect to the notes, unless:

     - the holder previously has given to the indenture trustee written notice of a continuing event of default with respect to that series,

     - the holders of not less than a majority in principal amount of the outstanding notes of all series have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

     - the holder or holders have offered the indenture trustee satisfactory indemnity,

     - the indenture trustee has for 60 days failed to institute the proceeding, and

     - no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes of all series.

     In addition, each of the indenture trustee, the noteholders and the servicer will covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a Travis county, Texas district court to order sequestration and payment of revenues arising with respect to the transition property.

     Neither any manager nor the indenture trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes of any series or for our agreements contained in the indenture.

ACTIONS BY NOTEHOLDERS

     Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the notes of all series (or, if less than all series or classes are affected, the affected series or class or classes) will have the right to direct the time, method and place of

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conducting any proceeding for any remedy available to the indenture trustee, of exercising any trust or power conferred on the indenture trustee under the indenture; provided that:

     - the direction is not in conflict with any rule of law or with the indenture and would not involve the indenture trustee in personal liability or expense;

     - the consent of 100% of the noteholders of all series is required to direct the indenture trustee to sell the collateral; and

     - the indenture trustee may take any other action deemed proper by the indenture trustee which is not inconsistent with the direction.

In circumstances under which the indenture trustee is required to seek instructions from the holders of the notes of any class with respect to any action or vote, the indenture trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding class, as applicable, of notes taking the corresponding position. Notwithstanding the foregoing, the indenture allows each noteholder to institute suit for the nonpayment of (1) the interest, if any, on its notes which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its notes on the final maturity date therefor.

ANNUAL REPORT OF INDENTURE TRUSTEE

     If required by the Trust Indenture Act of 1939, the indenture trustee will be required to mail each year to all noteholders a brief report. The report must state, among other things:

     - the indenture trustee's eligibility and qualification to continue as the indenture trustee under the indenture,

     - any amounts advanced by it under the indenture,

     - the amount, interest rate and maturity date of specific indebtedness owing by us to the indenture trustee in the indenture trustee's individual capacity,

     - the property and funds physically held by the indenture trustee,

     - any additional issue of a series of notes not previously reported, and

     - any action taken by it that materially affects the notes or any series and that has not been previously reported.

ANNUAL COMPLIANCE STATEMENT

     We will file annually with the indenture trustee and the rating agencies rating the notes a written statement as to whether we have fulfilled our obligations under the indenture.

THE INDENTURE TRUSTEE

               will be the indenture trustee under the indenture. The indenture trustee may resign at any time by so notifying us. The holders of a majority in principal amount of the notes of all series then outstanding may remove the indenture trustee by so notifying the indenture trustee and may appoint a successor indenture trustee. We will remove the indenture trustee if the indenture trustee ceases to be eligible to continue in this capacity under the indenture, the indenture trustee becomes insolvent, a receiver or other public officer takes charge of the indenture trustee or its property or the indenture trustee becomes incapable of acting. If the indenture trustee resigns or is removed or a vacancy exists in the office of indenture trustee for any reason, we will be obligated promptly to appoint a successor indenture trustee eligible under the indenture. No resignation or removal of the indenture trustee will become effective until acceptance of the appointment by a successor indenture trustee. The indenture trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 under the Investment
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Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long term debt rating of "Baa3" or better by Moody's. If the indenture trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor indenture trustee.

                             SECURITY FOR THE NOTES

GENERAL

     The notes issued under the indenture are payable solely from and secured solely by a pledge of and lien on the transition property and the other collateral as provided in the indenture. As noted under the heading, "Description of the Notes," we will issue the notes pursuant to the terms of the indenture. We will establish the particular terms of the notes of any series in a supplement to the indenture or an issuance certificate. We will describe the material terms of the notes in the prospectus supplement for the related series of notes.

PLEDGE OF COLLATERAL

     To secure the payment of principal of and interest on the notes, we will grant to the indenture trustee a security interest in all of our right, title and interest in and to:

     - all of the transition property,

     - the sale agreement and servicing agreement,

     - the collection account, all subaccounts of the collection account and all amounts of cash or investment property on deposit therein or credited thereto from time to time,

     - with respect to floating rate notes only, any swap agreement entered into with respect to the issuance of the floating rate notes,

     - all rights to compel CPL, as servicer (or any successor), to file for and obtain adjustments to the transition charges in accordance with Section
       39.307 of the restructuring act and the financing order,

     - all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under the foregoing, and

     - all proceeds in respect of any or all of the foregoing.

The security interest does not extend to:

     - amounts (including net investment earnings) on deposit in the REP deposit subaccount that have been released to the servicer or an REP,

     - amounts deposited in the overcollateralization subaccount and the capital subaccount that have been released to us or as we direct following retirement of all series of notes, and

     - amounts deposited with us on any series issuance date for payment of costs of issuance with respect to the related series of notes (together with any interest earnings thereon).

We refer to the foregoing assets to which we, as assignee of the seller, will grant the indenture trustee a security interest as the "collateral" in this prospectus.

SECURITY INTEREST IN THE COLLATERAL

     Section 39.308 of the restructuring act provides that transition property does not constitute property in which a security interest may be created under the Uniform Commercial Code.
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

Rather, Section 39.308(b) of the restructuring act provides that a valid and enforceable security interest in transition property will attach and be perfected only by the means set forth in Section 39.308. Specifically, Section 39.308(b) provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with issuance of financing instruments such as the notes. The lien and security interest attach automatically at the time when value is received for the instruments. Upon perfection by filing notice with the Texas Secretary of State under Section 39.308(d) of the restructuring act, the lien and security interest will be a continuously perfected lien and security interest in the transition property and all proceeds of the property, whether accrued or not, and will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If notice is filed within 10 days after value is received for the notes, the security interest will be perfected retroactively to the date that value was received. Otherwise, the security interest will be perfected as of the date of filing.

     The relative priority of the lien and security interest perfected under
Section 39.308(d) of the restructuring act is not impaired by later modification of the financing order or the commingling of revenues arising with respect to any transition property with other funds (subject to the tracing requirements of federal bankruptcy law).

     The servicer, pledges in the servicing agreement to file with the Texas Secretary of State on or before the date of issuance of any series of notes the filing required by Section 39.308 of the restructuring act to perfect the lien of the indenture trustee in the transition property. The seller will represent, at the time of issuance of any series of notes, that no prior filing has been made under the terms of Section 39.308 of the restructuring act with respect to the transition property securing the notes to be issued other than a filing which provides the indenture trustee with a first priority perfected security interest in the transition property on a parity basis with that securing any outstanding notes, if any.

     Certain items of the collateral may not constitute transition property and the perfection of the indenture trustee's security interest in those items of collateral would therefore be subject to the UCC or common law and not Section
39.308 of the restructuring act. These items consist of our rights in

     - the sale agreement or the servicing agreement,

     - the capital subaccount or any other funds on deposit in the collection account which do not constitute transition charge collections,

     - any interest rate exchange agreements, and

     - proceeds of the foregoing items.

Additionally, any contractual rights we have against retail customers (other than the right to impose transition charges and rights otherwise included in the definition of transition property) would be collateral to which the UCC applies.

     As a condition to the issuance of any series of notes, we will have made all filings and taken any other action required by the UCC or common law to perfect the lien of the indenture trustee in all the items included in collateral which do not constitute transition property. We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority basis. We will represent, along with the seller, at the time of issuance of any series of notes, that no prior filing has been made with respect to the party under the terms of the UCC, other than a filing which provides the indenture trustee with a first priority perfected security interest in the collateral on a parity basis with that securing any outstanding notes.

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

RIGHT OF FORECLOSURE

     Section 39.308(f) of the restructuring act provides that if an event of default occurs under the notes, the holders of the notes or their representatives, as secured parties, may foreclose or otherwise enforce the lien in the transition property securing the notes as if they were secured parties under Article 9 of the UCC. The Texas commission may order that amounts arising from transition charges be transferred to a separate account for the holders' benefit, to which their lien and security interest will apply.

DESCRIPTION OF INDENTURE ACCOUNTS

     Collection Account. Pursuant to the indenture, we will establish a segregated trust account in the name of the indenture trustee with an eligible institution, called the "collection account." The indenture trustee will hold the collection account for our benefit as well as for the benefit of the noteholders. The collection account will consist of five subaccounts: a general subaccount, a reserve subaccount, an overcollateralization subaccount for the overcollateralization amount with respect to each series of notes, an REP deposit subaccount for REP deposits and a capital subaccount. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include each of the subaccounts contained therein.

     An "eligible institution" means (1) the corporate trust department of the indenture trustee or (2) a depository institution organized under the laws of the United States of America or any State or the District of Columbia (or any domestic branch of a foreign bank) (A) which has either (i) a long-term unsecured debt rating of "AAA" by S&P and "A2" by Moody's or (ii) a certificate of deposit rating of "A-1 +" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

     Funds in the collection account may be invested in any of the following eligible investments (subject to additional restrictions in the indenture):

     - direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the U.S.,

     - demand deposits, time deposits, certificates of deposit or bankers' acceptances of eligible institutions,

     - commercial paper (other than commercial paper issued by CPL or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency from which a rating is available,

     - money market funds which have the highest rating from each rating agency from which a rating is available,

     - repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the U.S. or certain of its agencies or instrumentalities, entered into with certain depository institutions or trust companies, or

     - any other investment permitted by each rating agency, in each case which mature on or before the business day preceding the next payment date.

The indenture trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by the issuer.

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     The servicer will remit transition charge payments to the collection account in the manner described under "The Servicing Agreement -- Remittances to Collection Account."

     General Subaccount. The general subaccount will hold all funds held in the collection account that are not held in the other four subaccounts. The servicer will remit all transition charge payments to the general subaccount. On each payment date, the indenture trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the notes, and to make other payments and transfers in accordance with the terms of the indenture.

     Reserve Subaccount. The servicer will allocate to the reserve subaccount transition charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date.

     Overcollateralization Subaccount. Each financing order will provide that we, as the assignee of the transition property created by the financing order, are entitled to collect an additional amount (referred to as the "overcollateralization amount") specified in the related prospectus supplement. The overcollateralization amount is intended to enhance the likelihood that payments on the notes will be made in accordance with their expected amortization schedules. Each financing order will permit the servicer to set the transition charges at levels that it expects will produce transition charge collections in amounts that exceed the amounts expected to be required to pay interest and make scheduled payments on the notes, and to pay all related fees and expenses of the issuer, including the servicing fee, in order to collect the overcollateralization amount. The prospectus supplement will specify the overcollateralization amount established in connection with each series of notes, which will not be less than 0.50% of the initial principal balance of that series of notes. The servicer will collect the overcollateralization amount over the expected life of the notes of the series. The expected life of the notes of any series is the period from the issuance date of the series of notes through the latest scheduled final payment date for any note in the series. The overcollateralization amount for all series of notes will be held in the overcollateralization subaccount. We refer to the amount required to be on deposit in the overcollateralization subaccount as of any payment date with respect to each series, as specified in the schedule set forth in the related prospectus supplement, as the "required overcollateralization level."

     Amounts in the overcollateralization subaccount will be invested in eligible investments, and earnings thereon will be deposited into the reserve subaccount, subject to the limitations described under "-- Allocations; Payments." Amounts in the overcollateralization subaccount are intended to cover any shortfall in transition charge collections that might otherwise occur on any payment date or at the last scheduled final payment date for any series or class of notes.

     Capital Subaccount. In connection with the issuance of each series of notes, the seller will contribute capital to us in an amount, referred to as the "required capital level," which will be at least equal to 0.50% of the initial principal amount of that series of notes. This amount will be funded from the proceeds of the sale of such series of notes. The amount in the aggregate for all series of notes will be deposited into the capital subaccount.

     REP Deposit Subaccount. Deposits received from REPs as described under "Servicing Agreement -- Retail Electric Providers" will be held in the REP deposit subaccount. Amounts in the REP deposit subaccount will only be available to make payments on the notes in the event that an REP defaults in payment, in which case the indenture trustee may withdraw the amount of the payment default or, if less, the amount of that REP's security deposit.

ALLOCATIONS; PAYMENTS

     On each payment date, the indenture trustee will pay or allocate, at the direction of the servicer, all amounts on deposit in the collection account (including investment earnings

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thereon) other than, except as described above, amounts in the REP deposit subaccount, which have accumulated from the first billing date of the month in which the prior payment date occurred until the final billing date of the month immediately preceding the month of the relevant payment date, to pay the following amounts in the following priority:

     - the indenture trustee will pay all amounts owed by us to our independent managers and the indenture trustee to those persons;

     - the indenture trustee will pay the servicing fee and all unpaid servicing fees from any prior payment dates to the servicer;

     - so long as no event of default has occurred and is continuing or would be caused by their payment, the indenture trustee will pay all other operating expenses to the persons entitled thereto, provided that the amount paid on each payment date may not exceed $100,000;

     - the indenture trustee will pay any overdue interest on the notes (together with, to the extent lawful, interest on the overdue interest at the applicable notes' interest rate) and then currently due interest on each series of notes to the noteholders (including payment of any amount to a swap counterparty with respect to floating rate notes);

     - the indenture trustee will pay principal on any series of notes payable as a result of an event of default or on the final maturity date for the series of notes to the noteholders of the applicable series;

     - the indenture trustee will pay the scheduled principal payments for any series of notes based on priorities described in each prospectus supplement to the noteholders of the applicable series;

     - the indenture trustee will pay any remaining unpaid operating expenses to the persons entitled thereto;

     - the indenture trustee will allocate the amount, if any, by which the required capital level with respect to all outstanding series of notes exceeds the amount in the capital subaccount as of that payment date to the capital subaccount;

     - the indenture trustee will allocate the amount, if any, by which the required overcollateralization level exceeds the amount in the overcollateralization subaccount as of that payment date to the overcollateralization subaccount;

     - the indenture trustee will allocate the balance, if any, to the reserve subaccount for distribution on subsequent payment dates; and

     - following the payment in full of all outstanding series of notes, the indenture trustee will release the balance, if any (including amounts in the overcollateralization subaccount and the capital subaccount), to us.

     If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by the first six bullet points above, the indenture trustee will first, draw from amounts on deposit in the reserve subaccount, second, draw from amounts on deposit in the overcollateralization subaccount, and third, draw from amounts on deposit in the capital subaccount, up to the amount of the shortfall, in order to make those payments in full. If the indenture trustee uses amounts on deposit in the capital subaccount or the overcollateralization subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the transition charges will take into account, among other things, those amounts. Thereafter, on subsequent payment dates the indenture trustee will replenish the capital subaccount or the overcollateralization subaccount, as the case may be, to the extent transition charge collections exceed amounts required to pay amounts having a higher priority of payment. In addition, if on any payment date funds on deposit in the general subaccount are

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insufficient to make the transfers described in the eighth and ninth bullet points above, the indenture trustee will draw from amounts on deposit in the reserve subaccount to make the transfers notwithstanding the fact that, on that payment date, the obligation to pay unpaid operating expenses to the persons entitled thereto may not have been fully satisfied. If on any payment date when there is more than one series of notes outstanding, funds on deposit in the collection account are insufficient to make the payments of principal and interest described above, the indenture trustee will allocate the funds among the various series and classes pro rata, as specified in the related prospectus supplement.

     The indenture trustee will make payments to the noteholders of a series to the noteholders as specified in the related prospectus supplement.

STATE PLEDGE

     The restructuring act provides: "The State [of Texas] pledges [ ] for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of the transition property, or, except as permitted by Section 39.307 [relating to true-up adjustments], reduce, alter or impair the transition charges to be imposed, collected and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds."

     The noteholders and the indenture trustee, for the benefit of the noteholders, will be entitled to the benefit of the pledges and agreements of the State of Texas set forth in Section 39.310 of the restructuring act and both we and the seller are authorized to include these pledges and agreements in any contract with the noteholders, the indenture trustee or with any assignees pursuant to the restructuring act. The seller will include these pledges and agreements of the State of Texas in the sale agreement, and we, in turn, have included these pledges and agreements in the indenture and the notes for the benefit of the indenture trustee and the noteholders.

                     MATERIAL U.S. FEDERAL TAX CONSEQUENCES

     The following discussion is a summary of material U.S. federal income and estate tax consequences relevant to the purchase, ownership and disposition of the notes by U.S. noteholders and non-U.S. noteholders. The discussion is limited to original purchasers of the notes, except where specifically noted. This summary is not a complete analysis of all the potential U.S. federal income and estate tax consequences relating to the purchase, ownership and disposition of the notes. The IRS may take a different view of such consequences. Further, the discussion does not address all aspects of taxation that might be relevant to particular purchasers in light of their individual circumstances, including the effect of any state, local, non-U.S. or other tax laws, or to certain types of purchasers, including dealers in securities, insurance companies, financial institutions and tax-exempt entities, subject to special treatment under U.S. federal tax law.

     A U.S. noteholder is a beneficial owner of a note that is a U.S. person, or a beneficial owner of a note who is a former citizen or resident of the U.S. whose income and gain from the notes will be subject to U.S. federal taxation. A U.S. person is a person who or which is, for U.S. federal income tax purposes --

     - a citizen or resident of the U.S.;

     - a corporation or partnership (or entity treated as a corporation or a partnership for tax purposes) created or organized in the U.S., or under the laws of the U.S. or of any State

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       (including the District of Columbia), unless in the case of a partnership, treasury regulations are adopted that provide otherwise;

     - an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     - a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust (taking into account changes thereto and associated effective dates, elections and transition rules under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended).

     A Non-U.S. noteholder is a beneficial owner of a note that is not a U.S. noteholder.

     The discussion below is based on the code, administrative pronouncements, judicial decisions, existing, proposed and temporary U.S. treasury regulations, all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively. The discussion below assumes that the notes are held as capital assets within the meaning of Section 1221 of the code.

     IT IS RECOMMENDED THAT ALL PROSPECTIVE PURCHASERS OF THE NOTES CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES TO THEM UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

     With respect to each series of notes, the seller expects to receive a ruling from the IRS to the effect that, among other things:

     - our issuance of the notes will not result in gross income to the seller and

     - the notes will be obligations of the seller.

     CPL has received this ruling with respect to the notes to be issued in accordance with the initial financing order issued by the Texas commission. For a given series of notes, however, the seller may decide that, in lieu of obtaining a ruling from the Internal Revenue Service, the seller will rely on an opinion from its tax counsel to the effect that, among other things, the notes will be obligations of the seller. The IRS ruling or the tax opinion will be discussed in the related prospectus supplement.

     The following summary of material U.S. federal income and estate tax consequences relevant to the purchase, ownership and disposition of the notes by U.S. noteholders and non-U.S. noteholders is based on the advice of Sidley & Austin, counsel to CPL, and assumes that, based on the ruling or tax opinion discussed above, the notes will constitute indebtedness of our sole member for federal income and estate tax purposes. All parties, including each noteholder by purchasing a note, agree to treat the notes as indebtedness, including for federal income tax purposes.

TAX CONSEQUENCES TO U.S. NOTEHOLDERS

     Payments of Interest. Interest paid on a note will generally be taxable to a U.S. noteholder as ordinary interest income at the time payments are accrued or received in accordance with such U.S. noteholder's regular method of accounting for U.S. federal income tax purposes. The preceding sentence assumes that, in the case of floating rate notes, the floating rate notes will qualify as "variable rate debt instruments" as defined in treasury regulation sec. 1.1275-5(a) and that interest on such floating rate notes will be unconditionally payable, or will be constructively received under Section 451 of the code, in cash or in property at least annually at a single "qualified floating rate" or "objective rate." If such assumption is incorrect with respect to a

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floating rate note, the taxation of interest on such floating rate note will be addressed in the related prospectus supplement.

     "Original Issue Discount." Because it is expected that the stated principal amount of the notes will not exceed their issue price by more than a statutory de minimis amount (i.e., 0.25% of the principal amount of a note multiplied by its weighted average maturity), the notes should not be issued with "original issue discount." If the stated principal amount of a note exceeds its issue price by an amount that is less than or equal to such de minimis amount, the excess generally will be taken into income by a U.S. noteholder as gain from the retirement of a note (as described below under "-- Sale, Exchanges, Redemption or Retirement of the Notes"), in proportion to principal payments made on the notes. A U.S. noteholder may elect to treat all interest on a note as original issue discount. If such an election is made, the excess of a note's stated principal amount over its issue price would not be treated as de minimis, and would be taken into income on a constant yield basis under the rules applicable to accrual of original issue discount.

     Market Discount and Premium. A U.S. noteholder attempting to sell a note in the secondary market should be aware that a subsequent U.S. noteholder who purchases a note for an amount that is less than the note's principal amount might be subject to the "market discount" rules of the code. Also, a subsequent U.S. noteholder who purchases a note for an amount that exceeds the principal amount, disregarding the portion of the purchase price attributable to accrued but unpaid interest, (i.e., a purchase at a premium) may elect to amortize and deduct the premium over the remaining term of the note in accordance with rules set forth in Section 171 of the code.

     Sale, Exchanges, Redemption or Retirement of the Notes. Upon the sale, exchange, redemption or retirement of a note, a U.S. noteholder will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or retirement (not including any amount attributable to accrued but unpaid interest) and the U.S. noteholder's adjusted tax basis in the note. To the extent the amount realized is attributable to accrued but unpaid interest not previously includible in income, the amount recognized by the U.S. noteholder will be treated as a payment of interest. Please refer to "-- Payments of Interest" above. A U.S. noteholder's adjusted tax basis in a note generally will equal such U.S. noteholder's cost for the note, reduced by any principal payments received by such noteholder.

     Gain or loss recognized on the sale, exchange, redemption or retirement of a note will be capital gain or loss. For non-corporate taxpayers, capital gain recognized on the disposition of a note held for more than one year is subject to U.S. federal income tax at a maximum rate of 20%. Capital gain on the disposition of a note held for one year or less is taxed at the rates applicable to ordinary income (i.e., up to a maximum rate of 39.6%). The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

TAX CONSEQUENCES TO NON-U.S. NOTEHOLDERS

     Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

     - payments of principal and interest (including original issue discount, if any) on a note by us or any paying agent to a non-U.S. noteholder will not be subject to withholding of U.S. federal income tax, provided that, in the case of interest:

      -- the non-U.S. noteholder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of our sole member entitled to vote,

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

      -- the non-U.S. noteholder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to our sole member through stock ownership,

      -- the non-U.S. noteholder is not a bank receiving interest described in
         Section 881(c)(3)(A) of the code, and

      -- the certification requirements under Section 871(h) or Section 881(c) of the code and treasury regulations thereunder (summarized below) are met;

     - a non-U.S. noteholder will not be subject to U.S. federal income tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of such note, unless:

      -- the non-U.S. noteholder is a non-resident alien individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain conditions are met, or

      -- the gain is effectively connected with the conduct by the non-U.S.
         noteholder of a trade or business in the U.S.; and

     - a note held by an individual who is not a citizen or resident (as defined for U.S. federal estate tax purposes) of the U.S. at the time of his death will not be subject to U.S. federal estate tax as a result of such individual's death, provided that, at the time of the individual's death:

      -- the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of our sole member entitled to vote, and

      -- payments with respect to such note, if received at the time of the individual's death, would not have been effectively connected with the conduct by the individual of a trade or business in the U.S.

     Sections 871(h) and 881(c) of the code and U.S. treasury regulations thereunder require that, in order to obtain the exemption from withholding tax described above, either:

     - the beneficial owner of a note must certify, under penalties of perjury, to the issuer or paying agent, as the case may be, that the owner is a non-U.S. noteholder and must provide such owner's name and address, or

     - a securities clearing organization, bank or other financial institution that holds retail customers' securities in the ordinary course of its trade or business, referred to as a "financial institution" and holds the note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the issuer or paying agent, as the case may be, that the certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and must furnish the payor with a copy thereof.

A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying non-U.S. noteholder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under the U.S. treasury regulations, the foregoing certification may be provided by the beneficial owner of a note on IRS Form W-8 or IRS Form W-8BEN.

     While most interest payments are exempt from withholding tax under (and subject to) the rules described above, Section 871(h)(4) of the code subjects certain types of interest to a U.S. withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the code includes (subject to certain exceptions) any interest, the amount of which is determined by reference to: receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or

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

a related person, any change in the value of any property of the issuer or a related person, or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the code may include other types of contingent interest identified by the IRS in future treasury regulations. We do not currently expect to issue notes the interest on which is described in Section 871(h)(4) of the code. However, if such notes are issued, the taxation of such notes will be addressed in the related prospectus supplement.

     On October 14, 1997, the IRS published in the Federal Register final treasury regulations, referred to as the "1997 final regulations," which affect the U.S. taxation of non-U.S. noteholders. As promulgated, the 1997 final regulations will be effective for payments after December 31, 1998, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules. The IRS thereafter amended the 1997 final regulations to extend this date to December 31, 2000, subject to certain transition rules. The discussion under this heading and under "-- Backup Withholding and Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1997 final regulations or the transition rules, and it is recommended that prospective purchasers of the notes consult their tax advisors concerning the tax consequences of their acquiring, holding and disposing of the notes in light of the 1997 final regulations.

     The 1997 final regulations provide documentation procedures designed to simplify compliance by withholding agents. A withholding agent is the last U.S. person in the chain of interest payments prior to payment to a non-U.S. noteholder. The 1997 final regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. "Qualified intermediaries" include: foreign financial institutions or foreign clearing organizations (other than a U.S. branch or U.S. office of such institution or organization), or foreign branches or offices of U.S. financial institutions or foreign branches or offices of U.S. clearing organizations, in each case, which have entered into withholding agreements with the IRS. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as IRS Form W-8BEN (see below), from each beneficial owner. Under another option, an authorized foreign agent of a U.S. withholding agent will be permitted to act on behalf of the U.S. withholding agent, provided certain conditions are met.

     For purposes of the certification requirements, the 1997 final regulations generally treat, as the beneficial owners of payments on a note, those persons that, under U.S. tax principles, are the taxpayers with respect to those payments, rather than persons such as nominees or agents legally entitled to the payments. In the case of payments to an entity classified as a foreign partnership under U.S. tax principles, the partners, rather than the partnership, generally will be required to provide the required certifications to qualify for the withholding exemption described above. A payment to a U.S. partnership, however, is treated for these purposes as payment to a U.S. payee, even if the partnership has one or more foreign partners. The 1997 final regulations provide certain presumptions with respect to withholding for non-U.S. noteholders not furnishing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 final regulations replaced a number of tax certification forms (including IRS Form W-8 and IRS Form 4224, discussed below) with revised IRS Forms W-8BEN, W-8IMY, and W-8EXP (which, in certain circumstances, requires information in addition to that previously required). Under the 1997 final regulations, Form W-8s will remain valid, generally, until the last day of the third calendar year following the year in which the certificate is signed. In its announcement that it was amending the 1997 final regulations to postpone the effective date of the regulations to payments made after December 31, 2000, the IRS announced that the certification forms provided under the current treasury regulations would not be extended beyond December 31,

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

2000. In addition, the new withholding certificates will satisfy the documentation requirements of the current treasury regulations.

     If a non-U.S. noteholder is engaged in a trade or business in the U.S., and if interest on the note, or gain recognized on the sale, exchange, redemption, retirement or other disposition of a note, is effectively connected with the conduct of that trade or business, the non-U.S. noteholder, although exempt from withholding of U.S. income tax, will generally be subject to regular U.S. income tax on the interest or gain in the same manner as if it were a U.S. noteholder. Please refer to "-- Tax Consequences to U.S. Noteholders" above. In lieu of the certificate described above, such a noteholder must provide to the withholding agent a properly executed IRS Form 4224 (the old form) or a W-8ECI (the new form) in order to claim an exemption from withholding. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange, redemption, retirement or other disposition of, a note will be included in the effectively connected earnings and profits of the non-U.S. noteholder if such interest or gain is effectively connected with the conduct by the non-U.S. noteholder of a trade or business in the U.S.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under current U.S. federal income tax law, a 31% backup withholding tax and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain non-U.S. and U.S. noteholders.

     In the case of a non-corporate U.S. noteholder, backup withholding will apply only if:

     - the U.S. noteholder fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, is his or her Social Security number) to the payor in the manner required;

     - the U.S. noteholder furnishes an incorrect TIN and the payor is so notified by the IRS;

     - the payor is notified by the IRS that the noteholder has failed properly to report payments of interest or dividends; or

     - under certain circumstances, the U.S. noteholder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding does not apply with respect to payments made to certain exempt recipients, such as a corporation (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations. U.S. noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a U.S. noteholder will be allowed as a credit against such U.S. noteholder's U.S. federal income tax liability and may entitle such U.S. noteholder to a refund, provided that the required information is furnished to the IRS.

     In the case of a non-U.S. noteholder, under currently applicable U.S. treasury regulations, backup withholding and information reporting will not apply to payments of principal or interest made by the issuer or any paying agent thereof on a note (absent actual knowledge that the alleged non-U.S. noteholder is a U.S. noteholder) if the non-U.S. noteholder has provided the required certification under penalties of perjury that it is not a U.S. noteholder (as defined above) or has otherwise established an exemption. If the non-U.S. noteholder does not provide the required certification, the non-U.S. noteholder may nevertheless avoid backup withholding or information reporting in the circumstances described below, but might be subject to withholding

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

of U.S. federal income tax as described above under "-- Tax Consequences to Non-U.S. Noteholders."

     Under currently applicable U.S. treasury regulations, if payments of principal or interest are collected outside the U.S. by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a note, the custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner, and generally will not be subject to information reporting requirements. However, if the custodian, nominee or other agent is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless the custodian, nominee or other agent has in its records documentary evidence that the beneficial owner is not a U.S. noteholder (which the agent does not actually know to be false) and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

     Under currently applicable U.S. treasury regulations, payments on the sale, exchange, redemption, retirement or other disposition of a note made to or through a foreign office of a broker generally will not be subject to backup withholding, and generally will not be subject to information reporting requirements. These payments, however, will be subject to information reporting (but not backup withholding) if the broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. noteholder (which the broker does not actually know to be false) and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Payments made to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the non-U.S. noteholder certifies, under penalties of perjury, that it is not a U.S. person or otherwise establishes an exemption.

     In general, the 1997 final regulations do not significantly alter the substantive backup withholding and information reporting requirements described above. Under current law, backup withholding and information reporting will not apply to: payments to a non-U.S. noteholder of principal and interest and payments to a non-U.S. Noteholder on the sale, exchange, redemption, retirement or other disposition of a note, in each case if such non-U.S. noteholder provides the required certification to establish an exemption from the withholding of U.S. federal income tax or otherwise establishes an exemption. Similarly, even if a non-U.S. noteholder does not provide the certification or otherwise establish an exemption, unless the payor has actual knowledge that the payee is a U.S. noteholder, backup withholding will not apply to: payments of interest made outside the U.S. to certain offshore accounts, and payments on the sale, exchange, redemption, retirement or other disposition of a note effected outside the U.S. However, information reporting (but not backup withholding) will apply to: payments of interest made by a payor outside the U.S. and payments on the sale, exchange, redemption, retirement or other disposition of a note effected outside the U.S. if payment is made by a broker that is, for U.S. federal income tax purposes: a U.S. person, a controlled foreign corporation, a U.S. branch of a foreign bank or foreign insurance company, a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business, or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, in each case, unless the payor or broker has in its records documentary evidence that the beneficial owner is not a U.S. noteholder and certain other conditions are met or the beneficial owner otherwise establishes an exemption (in which case neither information reporting nor backup withholding will apply). As noted above, the IRS amended the 1997 final regulations to be effective generally for payments made after December 31, 2000, subject to certain transition rules.

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

     Non-U.S. noteholders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a non-U.S. noteholder under the backup withholding rules will be allowed as a credit against the non-U.S. noteholder's U.S. federal income tax liability and may entitle the non-U.S. noteholder to a refund, provided that the required information is furnished to the IRS.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR SITUATION. IT IS RECOMMENDED THAT PROSPECTIVE NOTEHOLDERS CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE EFFECTS OF CHANGES IN SUCH LAWS.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, known as ERISA, and
Section 4975 of the code impose certain requirements on plans subject to ERISA or Section 4975 of the code. ERISA and the code also impose certain requirements on fiduciaries of a plan in connection with the investment of the assets of the plan. "Plans" are any employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds and insurance company general or separate accounts in which the assets of those plans, accounts or arrangements are invested. A fiduciary of an investing plan is any person who in connection with the assets of the plan:

     - has discretionary authority or control over the management or disposition of assets, or

     - provides investment advice for a fee.

     Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in the notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the code, however, is subject to the prohibited transaction rules in Section 503 of the code.

     ERISA imposes certain general fiduciary requirements on fiduciaries, including:

     - investment prudence and diversification, and

     - the investment of the assets of the plan in accordance with the documents governing the plan.

     Section 406 of ERISA and Section 4975 of the code also prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as "parties in interest," unless a statutory or administrative exemption is available. Parties in interest include parties in interest under ERISA and disqualified persons under the code. The types of transactions that are prohibited include:

     - sales, exchanges or leases of property;

     - loans or other extensions of credit; and

     - the furnishing of goods or services.

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

     Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the code or a penalty imposed under
Section 501(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

REGULATION OF ASSETS INCLUDED IN A PLAN

     A fiduciary's investment of the assets of a plan in the notes may cause our assets to be deemed assets of the plan. Section 2510.3-101 of the regulations of the U.S. Department of Labor provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity only if the interest that is purchased by the plan is an equity interest and none of the exceptions contained in Section 2510.3-101 of the regulations applies. An equity interest is defined in Section 2510.3-101 of the regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point and unless otherwise stated in the prospectus supplement, it is anticipated that the notes will be treated as indebtedness under local law without any substantial equity features.

     In addition, the acquisition or holding of the notes by or on behalf of a plan could give rise to a prohibited transaction if we or the indenture trustee, CPL, any other servicer, Central and South West Corporation, American Electric Power Company, Inc. upon completion of the merger with Central and South West Corporation, any swap counterparty, any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan. Each purchaser of the notes will be deemed to have represented and warranted that its purchase and holding of the notes will not result in a prohibited transaction.

     Before purchasing any notes by or on behalf of a plan, you should consider whether the purchase and holding of notes might result in a prohibited transaction under ERISA or Section 4975 of the code and, if so, whether any prohibited transaction exemption might apply to the purchase and holding of the notes.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a fiduciary of a plan, before purchasing any notes, you should consider the availability of one of the Department of Labor's prohibited transaction exemptions, which include:

     - Prohibited transaction class exemption 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

     - Prohibited transaction class exemption 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager";

     - Prohibited transaction class exemption 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

     - Prohibited transaction class exemption 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

     - Prohibited transaction class exemption 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; and

     - Prohibited transaction class exemption 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager".

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

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment in the notes by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions were deemed to apply, notes may not be purchased with assets of any plan if we or the indenture trustee, CPL, any other servicer, Central and South West Corporation, American Electric Power Company, Inc. upon completion of the merger with Central and South West Corporation, any swap counterparty, any underwriter or any of their affiliates:

     - has investment discretion over the assets of the plan used to purchase the notes;

     - has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the notes, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

     - unless one of the class exemptions applied to the purchase and holding of the notes, is an employer maintaining or contributing to the plan.

CONSULTATION WITH COUNSEL

     If you are a fiduciary which proposes to purchase the notes on behalf of or with assets of a plan, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the notes to purchase the transition property from the seller and to pay certain costs of issuing the notes. The seller will apply the net proceeds from the sale of the transition property towards the reduction of recoverable regulatory assets and stranded costs through the retirement or refinancing of a portion of its debt and equity.

                              PLAN OF DISTRIBUTION

     We may sell the notes to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in the prospectus supplement. We may also offer or place the notes either directly or through agents. We intend that notes will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the notes may be made through a combination of these methods.

     The distribution of notes may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     In connection with the sale of the notes, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell notes to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from the issuer and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any of these
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

underwriters or agents, and describe any compensation we give them, in the prospectus supplement.

                                 LEGAL MATTERS

     Certain legal matters relating to the notes will be passed on by Sidley & Austin, Chicago, Illinois, counsel to CPL and the issuer, by Richards, Layton & Finger, P.A., Wilmington, Delaware, Delaware counsel to the issuer, Broyles & Pratt, Austin, Texas, regulatory counsel to CPL, and Vinson & Elkins, LLP, Dallas, Texas, Texas counsel to CPL and the issuer, and Milbank, Tweed, Hadley & McCloy LLP, New York, New York, counsel to the underwriters or agents. Certain matters relating to U.S. federal tax consequences of the issuance of the notes will be passed upon by Sidley & Austin, Chicago, Illinois, counsel to CPL and the issuer. Milbank, Tweed, Hadley & McCloy LLP has represented CPL and affiliates of CPL from time to time in connection with various legal matters.

                                    EXPERTS

     The financial statements of the issuer as of             , 1999 and for the
period from             , 1999 (date of inception) to             , 1999
included in this prospectus have been so included in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

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

                         INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS:
  Report of Independent Accountants.........................   F-2
  Statement of Operations for the period from             ,
     1999 (date of inception) to             , 1999.........   F-3
  Balance Sheet as of             , 1999....................   F-4
  Statement of Changes in Member's Equity for the period
     from             , 1999 (date of inception) to        ,
     1999...................................................   F-5
  Statement of Cash Flows for the period from             ,
     1999 (date of inception) to             , 1999.........   F-6
  Notes to Financial Statements.............................   F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Member of
CPL Transition Funding LLC

     We have audited the accompanying balance sheet of CPL Transition Funding LLC (a special purpose Delaware limited liability company) (Company) as of
          , and the related statements of operations, changes in member's equity
and cash flows for the period from inception (October 28, 1999) to           .
These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CPL Transition Funding LLC
as of           , and the results of its operations and its cash flows for the
period from inception (October 28, 1999) to           , in conformity with
generally accepted accounting principles.

Dallas, Texas

                           CPL TRANSITION FUNDING LLC

                            STATEMENT OF OPERATIONS
         FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 1999) TO

Revenues....................................................   $
Expenses....................................................   $
Net Income (Loss)...........................................   $

  The accompanying Notes to Financial Statements are an integral part of this statement.

                           CPL TRANSITION FUNDING LLC

                                 BALANCE SHEET

                                     Assets

Current Assets:
  Accounts Receivable from CPL..............................  $
Deferred Charges:
  Unamortized Issuance Expense of Notes.....................  $
          Total Assets......................................  $

                   Liabilities and Member's Equity

Current Liabilities:
  Accounts Payable..........................................  $
  Member's Equity...........................................  $
          Total Liabilities and Member's Equity.............  $

  The accompanying Notes to Financial Statements are an integral part of this statement.

                           CPL TRANSITION FUNDING LLC

                    STATEMENT OF CHANGES IN MEMBER'S EQUITY
         FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 1999) TO

Member's Equity at Inception................................   $
  Add: Net Loss.............................................   $
        Contributed Equity..................................   $
Member's Equity at End of Period............................   $

     The accompanying Notes to Financial Statements are an integral part of this statement.

                           CPL TRANSITION FUNDING LLC

                            STATEMENT OF CASH FLOWS
         FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 1999) TO

Cash Flows From Operating Activities........................   $
Cash Flows From Investing Activities........................   $
Cash Flows From Financing Activities........................   $
Net Increase/(Decrease) in Cash.............................   $
Cash at Inception...........................................   $
Cash at End of Period.......................................   $

     The accompanying Notes to Financial Statements are an integral part of this statement.

                           CPL TRANSITION FUNDING LLC

                         NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The financial statements include the accounts of the company, a special purpose Delaware limited liability company, whose sole member is CPL (CPL). CPL, a subsidiary of Central and South West Corporation, is engaged in the production, purchase, transmission, distribution and sale of electricity to a diverse base of customers. The company was formed on October 28, 1999, for the exclusive purpose of issuing notes and will remit the proceeds to CPL in consideration for the transferring of CPL's interest in the transition property (described below). In accordance with the restructuring law and the related financing order, the company shall be entitled to receive the transition property created by such financing order as assignee of CPL, and shall be authorized to issue notes as transitional funding bonds. The assets of the company will consist of the transition property and the other collateral, including capital transferred by CPL in an amount specified in each prospectus supplement which will be sufficient to meet certain requirements of the indenture between the company and the indenture trustee. CPL anticipates that
the notes will be issued sometime in the      quarter of 2000.

     The company was organized with the sole purpose of limited business activities as are necessary or reasonably related to the issuance of the notes. The company is structured and is to be operated in a manner such that even in the event of bankruptcy proceedings against CPL, the assets of the company will not be consolidated into the bankruptcy estate of CPL.

     The transition property is a separate property right, as created under the financing order issued by the Public Utility Commission of the State of Texas on
     , including, without limitation, the right to impose, collect and receive transition charges. Transition charges are non-bypassable, usage-based charges to be imposed on designated retail consumer of electricity.

2. SUMMARY OF ACCOUNTING POLICIES

          (a) General

     The company follows the accrual method of accounting. The account receivable from CPL was received subsequent to the balance sheet date. The issuance expenses in connection with the notes will be paid from the proceeds received for the notes.

          (b) Unamortized Issuance Expense in Connection with the Notes

     The unamortized issuance expenses in connection with the notes will be amortized over the life of the notes.

          (c) Income Taxes

     As a special purpose limited liability company, the member of the company intends for the company and CPL to be treated as a single entity of tax purposes. Income and losses are passed through to the member of the company and, accordingly, there will be no provision for income taxes.

          (d) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           CPL TRANSITION FUNDING LLC

3. SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

     Notwithstanding the non-recourse nature of the transactions, CPL (individually, as servicer or otherwise) will be required under the transaction documents (i) to make certain representations and warranties with respect to, among other things, the validity of the company's and its assignees' title to the transition property and (ii) to observe certain covenants for the benefit of the company and its assignees. CPL will also be required to indemnify the company against breaches of such representations and warranties and its failure to perform its covenants and to protect such parties against certain other losses, which result from actions or inactions of CPL.

     CPL will act as the initial servicer for the company under the transaction documents. The transaction documents will contain provisions allowing the servicer to be replaced under limited circumstances. The servicer will be paid a servicing fee in consideration for billing and collection transition charges on behalf of the company, calculating the true-up adjustments and performing related services. Such servicing fees shall be paid to the servicer for the transition charges collection.

----------------------------------------------------------
----------------------------------------------------------

  No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date of this prospectus supplement and the accompanying prospectus.

                             ----------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
            PROSPECTUS SUPPLEMENT
Description of the Notes................   S-2
Transition Property.....................   S-6
Underwriting............................   S-7
Ratings.................................   S-8
Material U.S. Federal Tax Consequences..   S-8
                  PROSPECTUS
Prospectus Summary......................     1
Risk Factors............................    12
Available Information...................    26
Reports to Holders......................    27
Incorporation of Documents by
  Reference.............................    27
Energy Deregulation and New Texas Market
  Structure.............................    28
Description of the Transition
  Property..............................    31
CPL Transition Funding LLC, the
  Issuer................................    35
The Seller and Servicer.................    38
The Sale Agreement......................    46
The Servicing Agreement.................    55
Description of the Notes................    64
Security for the Notes..................    78
Material U.S. Federal Tax Consequences..    83
ERISA Considerations....................    90
Use of Proceeds.........................    92
Plan of Distribution....................    92
Legal Matters...........................    93
Experts.................................    93
Index to Financial Statements...........   F-1

                             ----------------------

  Through and including           , (the 90th day after the date of this
prospectus supplement and the accompanying prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to a dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and when offering an unsold allotment or subscription.
----------------------------------------------------------
----------------------------------------------------------
----------------------------------------------------------
----------------------------------------------------------

                             $

                           CPL TRANSITION FUNDING LLC
                              ISSUER OF THE NOTES

                        CENTRAL POWER AND LIGHT COMPANY
                              SELLER AND SERVICER

                         Transition Notes, Series 2000

                            $              Class A-1
                            $              Class A-2
                            $              Class A-3
                            $              Class A-4
                            $              Class A-5
                             ----------------------

                             PROSPECTUS SUPPLEMENT

                             ----------------------
                            [NAMES OF UNDERWRITERS]
----------------------------------------------------------
----------------------------------------------------------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates, except the SEC registration fee.

ITEM                                                          AMOUNT
----                                                          ------
Securities and Exchange Commission Registration Fee.........   $278
Blue Sky Fees and Expenses..................................    *
Printing Expenses...........................................    *
Managers' Fees and Expenses.................................    *
Accountants' Fees and Expenses..............................    *
Legal Fees and Expenses.....................................    *
Rating Agency Fees..........................................    *
Trustee's Fees and Expenses.................................    *
Miscellaneous Fees and Expenses.............................    *
                                                               ----
          Total.............................................   $*
                                                               ====

---------------

* To be provided by amendment.

ITEM 15. INDEMNIFICATION OF MEMBERS AND MANAGERS.

     Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     The amended and restated limited liability company agreement (the "LLC Agreement") of CPL Transition Funding LLC (the "Issuer") provides that, to the fullest extent permitted by law, the Issuer shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the LLC Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the managers in connection with any of the transactions contemplated by the LLC Agreement and related agreements.

ITEM 16. EXHIBITS.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           1.1           -- Form of Underwriting Agreement.*
           3.1           -- Form of Amended and Restated Limited Liability Company
                            Agreement of Registrant.*
           3.2           -- Certificate of Formation of Registrant.
           4.1           -- Form of Indenture.*
           4.2           -- Form of Note.*
           5.1           -- Opinion of Sidley & Austin with respect to legality of
                            the Notes.*
           8.1           -- Opinion of Sidley & Austin with respect to federal tax
                            matters.*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           8.2           -- Opinion of Vinson & Elkins with respect to state tax
                            matters.*
          10.1           -- Form of Transition Property Purchase and Sale Agreement.*
          10.2           -- Form of Transition Property Servicing Agreement.*
          23.1           -- Consent of Sidley & Austin (contained in its opinion
                            filed as Exhibit 5.1).*
          23.2           -- Consent of Sidley & Austin (contained in its opinion
                            filed as Exhibit 8.1).*
          23.3           -- Consent of Vinson & Elkins (contained in its opinion
                            filed as Exhibit 8.2)*
          23.4           -- Consent of Arthur Andersen LLP*.
          25.1           -- Statement of Eligibility and Qualification of Indenture
                            Trustee on Form T-1.*
          27.1           -- Financial Data Schedule.*
          99.1           -- Financing Order.*
          99.2           -- Internal Revenue Service Private Letter Ruling Pertaining
                            to the first series of Notes.*

---------------

* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that
     (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (d) The undersigned Registrant hereby undertakes that:

             (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

             (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 19th day of November, 1999.

                                            CPL TRANSITION FUNDING LLC
                                            as Registrant

                                            By: Central Power and Light Company,
                                                sole member

                                            By: WENDY G. HARGUS
                                              ----------------------------------
                                                Name: Wendy G. Hargus
                                                Title: Treasurer

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           1.1           -- Form of Underwriting Agreement.*
           3.1           -- Form of Amended and Restated Limited Liability Company
                            Agreement of Registrant.*
           3.2           -- Certificate of Formation of Registrant.
           4.1           -- Form of Indenture.*
           4.2           -- Form of Note.*
           5.1           -- Opinion of Sidley & Austin with respect to legality of
                            the Notes.*
           8.1           -- Opinion of Sidley & Austin with respect to federal tax
                            matters.*
           8.2           -- Opinion of Vinson & Elkins with respect to state tax
                            matters.*
          10.1           -- Form of Transition Property Purchase and Sale Agreement.*
          10.2           -- Form of Transition Property Servicing Agreement.*
          23.1           -- Consent of Sidley & Austin (contained in its opinion
                            filed as Exhibit 5.1).*
          23.2           -- Consent of Sidley & Austin (contained in its opinion
                            filed as Exhibit 8.1).*
          23.3           -- Consent of Vinson & Elkins (contained in its opinion
                            filed as Exhibit 8.2)*
          23.4           -- Consent of Arthur Andersen LLP*.
          25.1           -- Statement of Eligibility and Qualification of Indenture
                            Trustee on Form T-1.*
          27.1           -- Financial Data Schedule.*
          99.1           -- Financing Order.*
          99.2           -- Internal Revenue Service Private Letter Ruling Pertaining
                            to the first series of Notes.*

---------------

* To be filed by amendment.